Exhibit 99.2





                               PURCHASE AGREEMENT

                                  BY AND AMONG



                                  KADANT INC.,



                           JOHNSON ACQUISITION CORP.,



                            THE JOHNSON CORPORATION,

              THE PRINCIPAL SHAREHOLDERS OF THE JOHNSON CORPORATION
                    IDENTIFIED ON THE SIGNATURE PAGES HERETO

                                       AND

          CERTAIN ADDITIONAL SELLING SHAREHOLDERS AND OPTION HOLDERS OF
                  THE JOHNSON CORPORATION WHO EXECUTE JOINDER
                   AGREEMENTS AFTER THE DATE OF THIS AGREEMENT


                                  April 7, 2005









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                                TABLE OF CONTENTS
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

                                                                                                               Page

ARTICLE I THE PURCHASE............................................................................................1
                  1.1  Purchase of the Company Shares from the Selling Shareholders...............................1
                  1.2  Termination of Options.....................................................................1
                  1.3  Alternative Merger Provisions..............................................................2
                  1.4  Conversion of Shares in a Merger Transaction...............................................2
                  1.5  Treatment of Options in a Merger Transaction...............................................2
                  1.6  Preliminary Allocation of Transaction Consideration and Option Consideration...............3
                  1.7  The Closing................................................................................3
                  1.8  Actions at the Closing.....................................................................3
                  1.9  Further Assurances.........................................................................4
                  1.10  Adjustments Before and After the Closing..................................................5
                  1.11  Payments on Account of Adjustments........................................................7
                  1.12  Representatives...........................................................................7
                  1.13  Escrow...................................................................................10
                  1.14  Additional Consideration.................................................................10
                  1.15  Withholding Obligations..................................................................12
                  1.16  Articles of Incorporation and By-laws....................................................13
                  1.17  No Further Rights........................................................................13
                  1.18  Closing of Transfer Books................................................................13
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS.........................................13
                  2.1  Organization, Qualification and Corporate Power...........................................14
                  2.2  Capitalization............................................................................14
                  2.3  Authorization.............................................................................15
                  2.4  Noncontravention..........................................................................15
                  2.5  Subsidiaries..............................................................................16
                  2.6  Financial Statements......................................................................17
                  2.7  Absence of Certain Changes................................................................17
                  2.8  Undisclosed Liabilities...................................................................17
                  2.9  Tax Matters...............................................................................18
                  2.10  Assets...................................................................................19
                  2.11  Owned Real Property......................................................................20
                  2.12  Real Property Leases.....................................................................22
                  2.13  Intellectual Property....................................................................23
                  2.14  Inventory................................................................................25
                  2.15  Contracts................................................................................26
                  2.16  Accounts Receivable......................................................................28
                  2.17  Powers of Attorney.......................................................................28
                  2.18  Insurance................................................................................29
                  2.19  Litigation...............................................................................29
                  2.20  Warranties...............................................................................29
                  2.21  Employees................................................................................29

                  2.22  Employee Benefits........................................................................31
                  2.23  Environmental Matters....................................................................35
                  2.24  Legal Compliance.........................................................................35
                  2.25  Customers and Suppliers..................................................................36
                  2.26  Permits..................................................................................36
                  2.27  Certain Business Relationships With Affiliates...........................................36
                  2.28  Brokers' Fees............................................................................36
                  2.29  Books and Records........................................................................36
                  2.30  Prepayments, Prebilled Invoices and Deposits.............................................37
                  2.31  Controls and Procedures..................................................................37
                  2.32  Certain Payments; Export Law Compliance..................................................38
                  2.33  Disclosure...............................................................................38
ARTICLE III REPRESENTATIONS OF THE SELLERS.......................................................................38
                  3.1  Title.....................................................................................38
                  3.2  Authority.................................................................................38
                  3.3  Regulatory Approvals......................................................................39
                  3.4  Brokers...................................................................................39
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY.............................39
                  4.1  Organization and Corporate Power..........................................................39
                  4.2  Authorization of Transaction..............................................................39
                  4.3  Noncontravention..........................................................................39
                  4.4  Broker's Fees.............................................................................40
                  4.5  Investment Representation.................................................................40
                  4.6  Disclosure................................................................................40
ARTICLE V COVENANTS..............................................................................................40
                  5.1  Closing Efforts...........................................................................40
                  5.2  Governmental and Third-Party Notices and Consents.........................................40
                  5.3  Shareholder and Option Holder Approval....................................................41
                  5.4  Operation of Business.....................................................................42
                  5.5  Access to Information.....................................................................45
                  5.6  Notice of Breaches........................................................................45
                  5.7  Exclusivity...............................................................................45
                  5.8  Expenses..................................................................................46
                  5.9  280G Covenant.............................................................................46
                  5.10  Environmental Remediation................................................................46
                  5.11  FIRPTA Notice............................................................................47
                  5.12  S-X Financial Statements.................................................................47
                  5.13  Title Insurance..........................................................................48
                  5.14  Forensic Accountant Report...............................................................48
ARTICLE VI CONDITIONS TO CONSUMMATION OF STOCK TRANSACTION AND MERGER TRANSACTION................................48
                  6.1  Conditions to Obligations of the Buyer and the Transitory Subsidiary......................48
                  6.2  Conditions to Obligations of the Sellers..................................................50

ARTICLE VII INDEMNIFICATION......................................................................................52
                  7.1  Indemnification by the Sellers............................................................52
                  7.2  Indemnification by the Buyer..............................................................53
                  7.3  Indemnification Claims For Third Party Actions............................................53
                  7.4  Indemnification Claims For Other Matters..................................................58
                  7.5  Survival of Representations, Warranties and Indemnification Obligations...................60
                  7.6  Limitations...............................................................................61
ARTICLE VIII TAX MATTERS.........................................................................................65
                  8.1  Preparation and Filing of Tax Returns; Payment of Taxes...................................65
                  8.2  Tax Indemnification by the Sellers........................................................66
                  8.3  Allocation of Certain Taxes...............................................................67
                  8.4  Cooperation on Tax Matters................................................................67
                  8.5  Scope of Article VIII.....................................................................68
                  8.6  Extensions................................................................................68
                  8.7  Amendment of Prior Returns................................................................69
ARTICLE IX POST-CLOSING AGREEMENTS...............................................................................69
                  9.1  Proprietary Information...................................................................69
                  9.2  No Solicitation or Hiring of Former Employees.............................................69
                  9.3  Non Competition Agreement.................................................................69
                  9.4  Grant Thornton Consents...................................................................70
                  9.5  Brazil Matters............................................................................70
ARTICLE X TERMINATION............................................................................................70
                  10.1  Termination of Agreement.................................................................71
                  10.2  Effect of Termination....................................................................71
ARTICLE XI DEFINITIONS...........................................................................................71
ARTICLE XII MISCELLANEOUS........................................................................................87
                  12.1  Press Releases and Announcements.........................................................87
                  12.2  No Third Party Beneficiaries.............................................................87
                  12.3  Entire Agreement.........................................................................87
                  12.4  Succession and Assignment................................................................87
                  12.5  Counterparts and Facsimile Signature.....................................................88
                  12.6  Headings.................................................................................88
                  12.7  Notices..................................................................................88
                  12.8  Governing Law............................................................................89
                  12.9  Amendments and Waivers...................................................................89
                  12.10  Severability............................................................................90
                  12.11  Submission to Jurisdiction..............................................................90
                  12.12  Construction............................................................................90


Exhibit A -                Form of Escrow Agreement
Exhibit B -                Form of Joinder Agreement
Exhibit C -                Form of Opinion of Counsel to the Company and the Representatives
Exhibit D -                Form of Letter of Credit
Exhibit E -                Form of Option Holder Note

Schedule I                 Company Shareholders and Option Holders
Schedule II                Consideration Payable to Sellers

Schedule III               Customer Offerings
Schedule 1.10(a)           Balance Sheet Requirements
Schedule 1.10(a)(i)        Calculation of Target Amount
Schedule 1.10(a)(ii)       August 2004 Balance Sheet
Schedule 5.10              Remediation Activities
Schedule 5.13              Title Insurance Amounts
Schedule 6.1(a)(ix)        Required Resignations



Disclosure Schedule
Seller Disclosure Schedule

                               PURCHASE AGREEMENT

         This Purchase Agreement (the "Agreement") is entered into as of April
                                       ---------
7, 2005, by and among Kadant Inc., a Delaware corporation (the "Buyer"), Johnson
                                                                -----
Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), The Johnson Corporation, a Michigan
            ---------------------
corporation (the "Company"), and the shareholders of the Company identified on
                  -------
the signature pages hereto (each, a "Principal Shareholder" and, collectively,
                                     ---------------------
the "Principal Shareholders"). The Buyer, the Transitory Subsidiary, the Company
     ----------------------
and the Principal Shareholders are sometimes referred to herein individually as a "Party" and collectively as the "Parties."
                                   -------
         This Agreement contemplates the acquisition by the Buyer of all of the Company Shares and the termination of all of the Options of the Company (the "Stock Transaction"). In the event the conditions precedent to the Stock Transaction set forth in Sections 6.1(a) and 6.2(a) of this Agreement have not been satisfied and the Stock Transaction has not been consummated on or before May 6, 2005, this Agreement provides, in the alternative, for the merger of the Transitory Subsidiary into the Company (the "Merger Transaction"). In the case of a Merger Transaction, this Agreement shall constitute a Plan of Merger under the Michigan Business Corporation Act. In either the Stock Transaction or the Merger Transaction, the shareholders of the Company and the Option Holders of the Company will receive cash in exchange for their Company Shares and Options. If the Stock Transaction is consummated, the provisions of this Agreement pertaining exclusively to a Merger Transaction shall be void and of no further force or effect.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows.


                                    ARTICLE I
                                  THE PURCHASE

         1.1  Purchase of the Company Shares from the Selling Shareholders.
              ------------------------------------------------------------
Subject to and upon the terms and conditions of this Agreement, at the Closing each Selling Shareholder shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from each Selling Shareholder, for the Transaction Consideration, all of the Company Shares owned by such Selling Shareholder, as set forth opposite such Selling Shareholder's name on Schedule I, which has been Delivered to the Buyer in Writing.

         1.2  Termination of Options. Subject to and upon the terms and
              ----------------------
conditions of this Agreement, at the Closing each Option held by each Option Holder shall be terminated in consideration of a cash payment equal to the Option Consideration. As a result of such termination of the Options, no Option Holder shall have any right, title or interest in or to the Company or any securities of the Company or the Buyer. The Company shall take all actions necessary or appropriate so that, as of the Closing, (a) no options, warrants or other rights to acquire any Company Shares or any securities, debt or other rights convertible into or exchangeable or exercisable for shares of the Company's capital stock are outstanding, (b) no person other than the holders of the Company Shares and/or Options, prior to the Closing, shall have any right, title or interest in or to the ownership of the Company or any securities issued by the Company, (c) the Selling Shareholders and Options Holders shall, on and after the Closing,
<

>have no right, title or interest in or to the Company or any securities of the Company, other than the right to payments of cash or other consideration in the manner described herein, and (d) no person holding Company Shares and/or Options or rights to acquire Company Shares and/or Options shall by virtue of any such securities have any right to acquire any securities of the Buyer.

         1.3  Alternative Merger Provisions. In the event the conditions
              -----------------------------
precedent to the Stock Transaction set forth in Sections 6.1(a) and 6.2(a) of this Agreement have not been satisfied and the Stock Transaction has not been consummated on or before May 6, 2005, then, upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects setforth in Section 724 of the Michigan Business Corporation Act.

         1.4  Conversion of Shares in a Merger Transaction. In the event of a
              --------------------------------------------
Merger Transaction, the following provisions shall apply:

              (a) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                  (i) Each Company Share issued and outstanding immediately prior to the Effective Time and held by the Company Shareholders shall be converted into the right to receive the Transaction Consideration; and

                  (ii) Each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

         (b) Each share of common stock, $0.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $0.01 par value per share, of the Surviving Corporation.

         1.5  Treatment of Options in a Merger Transaction. In the event of a
              --------------------------------------------
Merger Transaction, the Company shall cause each Option outstanding immediately prior to the Effective Time and not previously exercised to be (a) terminated upon the Effective Time; or (b) deemed cancelled and converted into the right to receive the Option Consideration. The Company shall take all actions necessary or appropriate so that, as of the Effective Time and as a result of the Merger,
(i) no options, warrants or other rights to acquire any Company Shares or any securities, debt or other rights convertible into or exchangeable or exercisable for shares of the Company's capital stock are outstanding, (ii) no person other than the holders of the Company Shares and/or Options, prior to the Closing, shall have any right, title or interest in or to the ownership of the Company or the Surviving Corporation or any securities issued by the Company or the Surviving Corporation, (iii) the holders of the Company Shares and holders of Options shall, on and after the Closing, have no right, title or interest in or to the Company or the Surviving Corporation or any securities of the Company or the Surviving Corporation, other than the right to payments of cash or other consideration in the manner described herein, and (iv) no person holding Company Shares and/or Options or rights to acquire Company Shares and/or Options shall by virtue of any such securities have any right to acquire any securities of the Buyer.

         1.6  Preliminary Allocation of Transaction Consideration and Option
              --------------------------------------------------------------
Consideration. The Company has prepared and Delivered to the Buyer in Writing a
-------------
Schedule II which is a preliminary summary of the allocation of the Transaction Consideration to holders of Company Shares and the allocation of the Option Consideration to the Option Holders in the event of a Merger Transaction. The Parties acknowledge and agree that the Company and the Buyer will jointly amend
Schedule II as of the Closing to reflect (a) whether the Parties have proceeded
-----------
with a Stock Transaction or a Merger Transaction, (b) the exercise of any Options prior to Closing and (c) the allocation of proceeds to both holders of Company Shares and holders of Options, in each case based on the total number of Company Shares and Options outstanding at such time.

         1.7  The Closing. The Closing shall take place at the offices of
              -----------
Warrick & Boyn, LLP, Suite 400, 121 West Franklin Street, Elkhart, Indiana at 10:00 a.m. local time on the Closing Date.

         1.8  Actions at the Closing.
              ----------------------
              (a) In the event of a Stock Transaction, at the Closing:

                  (i) the Company and the Sellers shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 6.1(a);

                  (ii) the Buyer shall deliver to the Representatives the various certificates, instruments and documents referred to in Section 6.2(a);

                  (iii) each Selling Shareholder shall deliver to the Buyer certificates evidencing the Company Shares owned by such Selling Shareholder duly endorsed in blank or with stock powers duly executed by such Selling Shareholder;

                  (iv) each Option Holder shall deliver to the Buyer for termination the option agreements and other documentation evidencing the Options held by such Option Holder;

                  (v) the Buyer shall deliver to the Representatives, for distribution to the Selling Shareholders, an amount equal to the Transaction Consideration multiplied by the number of Company Shares held by such Selling Shareholders by wire transfer of immediately available funds to an account designated by the Representatives;

                  (vi) the Buyer shall deliver to the Representatives, for distribution to the Option Holders, the Aggregate Option Consideration payable in accordance with Section 1.2 of this Agreement by wire transfer of immediately available funds to an account designated by the Representatives; and

                 (vii) the Buyer, the Representatives and J.P. Morgan Trust Company, National Association (the "Escrow Agent") shall execute and deliver an Escrow Agreement in the form attached hereto as Exhibit A (the "Escrow
                                                ---------       ------

Agreement"), and the Buyer shall deposit with the Escrow Agent in accordance
---------
with Section 1.13 hereof the Original Escrow Deposit (the Original Escrow Deposit, together with all amounts added thereto by the Buyer pursuant to Sections 1.11, 1.14 and 7.6(g) of this Agreement and all accrued interest thereon (the "Escrow Fund") and the Letter of Credit.

              (b) In the event of a Merger Transaction, at the Closing:

                  (i) the Company and the Sellers shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 6.1(b);

                  (ii) the Buyer and the Transitory Subsidiary shall deliver to the Representatives the various certificates, instruments and documents referred to in Section 6.2(b);

                  (iii) the Surviving Corporation shall file with the Secretary of State of the State of Michigan the Certificate of Merger;

                  (iv) each Company Shareholder shall deliver to the Buyer for cancellation the certificate(s) representing his, her or its Company Shares;

                  (v) the Buyer or the Surviving Corporation shall deliver to the Representatives, for distribution to the Company Shareholders, an amount equal to the Transaction Consideration multiplied by the number of Company Shares held by such Company Shareholders by wire transfer of immediately available funds to an account designated by the Representatives;

                  (vi) the Buyer or the Surviving Corporation shall deliver to the Representatives, for distribution to the Option Holders, the Aggregate Option Consideration payable in accordance with Section 1.5 of this Agreement by wire transfer of immediately available funds to an account designated by the Representatives; and

                  (vii) the Buyer, the Representatives and the Escrow Agent shall execute and deliver the Escrow Agreement, and the Buyer shall (or shall cause the Transitory Subsidiary to) deposit the Original Escrow Deposit and the Letter of Credit with the Escrow Agent in accordance with Section 1.13 hereof.

         1.9  Further Assurances. At any time and from time to time after the
              ------------------
Closing, at the Buyer's request and without further consideration, each of the Sellers shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyer may reasonably request, to (a) transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Company Shares owned by the Selling Shareholders, (b) confirm the termination of all of the Options owned by the Option Holders, (c) put the Buyer in actual possession and operating control of the assets, properties and business of the Company and the Subsidiaries and
(d) assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement. In the event of a Merger Transaction the Surviving Corporation may, at any time from and after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate and give effect to the Merger.

         1.10 Adjustments Before and After the Closing. In either a Stock
              ----------------------------------------
Transaction or a Merger Transaction, the Base Purchase Price shall be subject to adjustment as follows:

              (a) Not later than ten (10) business days prior to the Closing Date, the Company shall prepare and deliver to the Buyer (i) if the Closing Date is on or before May 12, 2005, an audited balance sheet of the Company as of December 31, 2004, or (ii) if the Closing Date is after May 12, 2005, an unaudited balance sheet of the Company as of March 31, 2005 (as applicable, the "Preliminary Closing Balance Sheet"). The Preliminary Closing Balance Sheet and the calculation of the Net Asset Value shall be prepared in accordance with the provisions relating to the preparation of the Closing Balance Sheet set forth in this Section 1.10 and in accordance with the requirements set forth on Schedule
                                                                       --------
1.10(a) attached hereto (the "Balance Sheet Requirements"). The Preliminary
-------                       --------------------------
Closing Balance Sheet shall be accompanied by (i) all relevant backup materials and schedules, in detail reasonably acceptable to the Buyer, (ii) a statement setting forth the amount, if any, by which the estimated Net Asset Value (the "Preliminary Net Asset Value") is greater than, or less than, the Target Amount and (iii) a statement setting forth the calculations showing the basis for the determination of such sums in calculating the Preliminary Net Asset Value. In calculating the Preliminary Net Asset Value, the Preliminary Balance Sheet shall include as liabilities the full amount of the transaction fees and expenses, other than Public Company Fees, payable by the Company in connection with the transactions contemplated by this Agreement, including legal and accounting fees, to the extent such transaction fees and expenses have not been paid prior to the date of the Preliminary Closing Balance Sheet. If the Preliminary Net Asset Value on the Preliminary Closing Balance Sheet is (A) greater than the Target Amount, then the difference shall be added to the Base Purchase Price, or
(B) less than the Target Amount, then the difference shall be deducted from the Base Purchase Price (the Base Purchase Price, as so adjusted, is referred to as the "Preliminary Base Purchase Price").
     -------------------------------

              (b) Not later than 90 calendar days after the Closing Date, the Buyer shall deliver to the Representatives the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with (i) the Balance Sheet Requirements and (ii) GAAP applied consistently with the Company's past practices (to the extent such past practices are consistent with GAAP), except that the Closing Balance Sheet may exclude all footnotes, shall be subject to the adjustments set forth in this Section 1.10 (which shall be in addition to and not in lieu of those required by GAAP) and shall be certified as such by the Buyer. The Closing Balance Sheet delivered pursuant to this paragraph (b) shall be accompanied by (A) all relevant backup materials and schedules, in detail reasonably acceptable to the Representatives, (B) a statement setting forth the amount, if any, by which the Net Asset Value is greater than, or less than, the Preliminary Net Asset Value and (C) a statement setting forth the calculations showing the basis for the determination of such sums in calculating the Net Asset Value. The Buyer shall make such information, personnel and resources available to the Representatives as may be reasonably necessary to enable the Representatives to review the Closing Balance Sheet; provided that the Buyer shall only be obligated to provide such information, personnel and resources with reasonable prior notice and in such a manner so as not to interfere unreasonably with the conduct of the Company's business.

              (c) In calculating the Net Asset Value, the Closing Balance Sheet shall include as liabilities the full amount of the transaction fees and expenses payable by the Company in connection with the transactions contemplated by this Agreement, including legal and accounting fees, but excluding the Public Company Fees, to the extent such transaction fees and expenses were not paid prior to the Closing.

              (d) In the event that the Representatives dispute the Closing Balance Sheet or the calculation of the Closing Net Asset Value Adjustment, the Representatives shall notify the Buyer in writing (the "Representatives
                                                            ---------------
Dispute Notice") of the amount, nature and basis of such dispute, within 30
--------------
calendar days after delivery of the Closing Balance Sheet. In the event of such a dispute, the Buyer and the Representatives shall first use their diligent good faith efforts to resolve such dispute among themselves. If the Buyer and the Representatives are unable to resolve the dispute within 30 calendar days after delivery of the Representatives Dispute Notice then any remaining items in dispute (the "Unresolved Objections") shall be submitted to the Detroit,
              ---------------------
Michigan office of KPMG LLP or, if such firm is unwilling or unable to serve in such capacity, an independent nationally recognized accounting firm selected in writing by the Representatives and the Buyer or, if the Representatives and the Buyer fail or refuse to select such a firm within 10 calendar days after written request therefor by the Representatives or the Buyer, such an independent nationally recognized accounting firm shall be selected in accordance with the rules of the Detroit, Michigan office of the AAA (the "Neutral Accountant").
                                                      ------------------

              (e) The Buyer and the Representatives shall submit to the Neutral Accountant, within 10 days after the date of the engagement of the Neutral Accountant (as evidenced by the date of the engagement agreement), (i) copies of the Preliminary Closing Balance Sheet, the Closing Balance Sheet, the Balance Sheet Requirements and the Representatives Dispute Notice and (ii) a list of the Unresolved Objections. Each of the Buyer and the Representatives shall submit to the Neutral Accountant (with a copy delivered to the other Party on the same day), within 30 days after the date of the engagement of the Neutral Accountant, a memorandum (which may include supporting exhibits) setting forth their respective positions on the Unresolved Objections. Each of the Buyer and the Representatives may (but shall not be required to) submit to the Neutral Accountant (with a copy delivered to the other Party on the same day), within 60 days after the date of the engagement of the Neutral Accountant, a memorandum responding to the initial memorandum submitted to the Neutral Accountant by the other Party. Unless requested by the Neutral Accountant in writing, neither the Buyer nor the Representatives may present any additional information or arguments to the Neutral Accountant, either orally or in writing; provided, however, that each party shall have the right to respond to the Neutral Accountant's requests directed to the other party.

              (f) The Buyer and the Representatives shall instruct the Neutral Accountant that (i) the scope of its review and authority shall be limited to resolving the Unresolved Objections, (ii) in resolving the Unresolved Objections, the Neutral Accountant shall accept each of the values set forth on the Closing Balance Sheet unless the Representatives demonstrate that such value is contrary to the requirements of the Closing Balance Sheet set forth in
Section 1.10(b) (in which case its resolution of each Unresolved Objection shall consist of the determination of an appropriate value for each Closing Balance Sheet item that is the subject of an Unresolved Objection, which value shall be equal to one of, or between, the values proposed by the Buyer in the Closing

Balance Sheet and by the Representatives in the Representatives Dispute Notice), and (iii) issue a ruling which sets forth the resolution of each Unresolved Objection and includes a statement setting forth the Net Asset Value, reflecting the Neutral Accountant's resolution of the Unresolved Objections. All determinations pursuant to this paragraph (f) shall be in writing and shall be delivered to the Buyer and the Representatives. The determination of the Neutral Accountant as to the resolution of any dispute shall be binding and conclusive upon all Parties. A judgment on the determination made by the Neutral Accountant pursuant to this Section 1.10 may be entered in and enforced by any court having jurisdiction thereover.

              (g) The fees and expenses of the Neutral Accountant in connection with the resolution of disputes pursuant to paragraphs (e) and (f) above shall be shared equally by the Sellers, on the one hand, and the Buyer, on the other hand; provided that if the Neutral Accountant determines that one such party has adopted a position or positions with respect to the Closing Balance Sheet or the calculation of the Closing Net Asset Value Adjustment that is frivolous or clearly without merit, the Neutral Accountant may, in its discretion, assign a greater portion of any such fees and expenses to such party.

              (h) Immediately upon the expiration of the 30-day period for giving the Representatives Dispute Notice if no such notice is given, or upon notification by the Representatives to the Buyer that no such notice will be given, or immediately upon the resolution of disputes, if any, pursuant to this
Section 1.10, the Preliminary Base Purchase Price shall be adjusted as follows (as so adjusted, the "Adjusted Base Purchase Price"):
                      ----------------------------

                  (i) If the Closing Net Asset Value Adjustment is negative, such deficiency shall be deducted from the Preliminary Base Purchase Price to obtain the Adjusted Base Purchase Price;

                  (ii) If the Closing Net Asset Value Adjustment is zero, the Adjusted Base Purchase Price shall be equal to the Preliminary Base Purchase Price; and

                  (iii) If the Closing Net Asset Value Adjustment is positive, such additional amount shall be added to the Preliminary Base Purchase Price to obtain the Adjusted Base Purchase Price.

         1.11 Payments on Account of Adjustments. The difference, if any,
              ----------------------------------
between the Adjusted Base Purchase Price and the Preliminary Base Purchase Price shall be paid by (a) a payment from the Escrow Fund to the Buyer, in the case of a deficiency pursuant to Section 1.10(h)(i) hereof, and (b) the payment by the Buyer of (i) 12.5% of the amount of such surplus to the Escrow Fund and (ii) 87.5% of the amount of such surplus to the Representatives, for distribution to the Selling Shareholders and the Option Holders, in the case of a surplus pursuant to Section 1.10(h)(iii) hereof. Any such payment shall be made immediately upon the expiration of the 30-day period for giving the Representatives Dispute Notice, if no Representatives Dispute Notice is given, or upon notification by the Representatives that no Representatives Dispute Notice will be given, or immediately upon final resolution of any dispute in connection with the determination of the Adjusted Base Purchase Price.

         1.12 Representatives.
              ---------------

              (a) In order to efficiently administer the transactions contemplated hereby, including (i) the determination of the Net Asset Value and Adjusted Base Purchase Price, (ii) the determination of the Revenue of the Business Unit during the Earn-Out Period and the amount of Earn-Out Consideration payable to the Sellers, (iii) the waiver of any condition to the obligations of the Sellers to consummate the Stock Transaction contemplated hereby, (iv) the waiver of any condition to the obligations of the Company Shareholders to consummate the alternative Merger Transaction contemplated hereby and (v) the defense and/or settlement of any claims for which any of the Sellers may be required to indemnify the Buyer pursuant to Article VII or
Article VIII hereof, the Selling Shareholders, by their execution of or joinder to this Agreement, the Option Holders, by their joinder to this Agreement or acceptance of the Option Consideration, and, in the case of a Merger Transaction, the Company Shareholders, by their approval of the Merger and the adoption of this Agreement, hereby designate the Representatives as their representatives. The Representatives from time to time hereunder shall make any and all decisions in such capacity, and take or decline to take any action in such capacity, by (and only by) majority consent of such persons.

              (b) The Selling Shareholders, by their execution of or joinder to this Agreement, the Option Holders, by their joinder to this Agreement or acceptance of the Option Consideration, and, in the case of a Merger Transaction, the Company Shareholders, by their approval of the Merger and the adoption of this Agreement, hereby authorize the Representatives (i) to make all decisions relating to the determination of the Net Asset Value and the Adjusted Base Purchase Price, (ii) to make all decisions relating to the determination of the Revenue of the Business Unit during the Earn-Out Period and the amount of Earn-Out Consideration payable to the Sellers, (iii) to take all action necessary in connection with the waiver of any condition to the obligations of the Company or any of the Sellers to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which any of the Sellers may be required to indemnify the Buyer pursuant to Article VII or
Article VIII hereof, (iv) to give and receive all notices required to be given under the Agreement, (v) to disburse any funds received hereunder to the applicable Sellers, (vi) to execute and deliver on behalf of the Sellers any amendment or waiver hereto, (vii) to execute, deliver and perform the Escrow Agreement in connection with the transactions contemplated hereby, (viii) to withhold funds to pay Company or Seller related expenses and obligations, (ix) to do each and every act and exercise any and all rights which any of the Sellers are permitted or required to do or exercise under this Agreement, (x) to resolve claims under the Escrow Agreement on behalf of the Sellers, and (xi) to take any and all additional action as is contemplated to be taken by or on behalf of any of the Sellers by the terms of this Agreement.

              (c) In the event that a Representative becomes unable to perform his responsibilities hereunder or resigns from such position, the remaining Representatives shall appoint a replacement. In the event the remaining Representatives fail to appoint a replacement within ten (10) days of the vacancy or more than one of the Representatives become unable to perform his responsibilities hereunder or resigns from such position, the Selling Stockholders (acting by the vote of the Selling Stockholders who immediately prior to the Closing held at least a majority of the outstanding voting Company Shares) shall select the other representative(s) to fill the vacancies of the Representatives and such substituted representatives shall be deemed to be Representatives for all purposes of this Agreement and the documents delivered pursuant hereto. The Representatives shall have the power to appoint up to two
(2) additional persons to serve as Representatives at any time, which appointment shall be effective only after notice thereof has been provided to the Selling Shareholders and the Buyer.

              (d) All decisions and actions by majority action of the Representatives, including without limitation any agreement between the Representatives and the Buyer relating to (i) the determination of the Net Asset Value and the Adjusted Base Purchase Price, (ii) the determination of the Revenue of the Business Unit during the Earn-Out Period and the amount of Earn-Out Consideration payable to the Sellers, or (iii) the defense or settlement of any claims for which any of the Sellers may be required to indemnify the Buyer pursuant to Article VII or Article VIII hereof, shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

              (e) The Selling Shareholders, by their execution of or joinder to this Agreement, the Option Holders, by their joinder to this Agreement or acceptance of the Option Consideration, and, in the case of a Merger Transaction, the Company Shareholders, by their approval of the Merger and the adoption of this Agreement, agree that:

                  (i) the Buyer shall be able to rely conclusively on the instructions and decisions of a majority of the Representatives as to (A) the determination of the Net Asset Value and the Adjusted Base Purchase Price, (B) the determination of the Revenue of the Business Unit during the Earn-Out Period and the amount of Earn-Out Consideration payable to the Sellers, (C) the settlement of any claims for indemnification by or against the Buyer pursuant to
Article VII or Article VIII hereof or (D) any other actions required or permitted to be taken by the Representatives hereunder, and no party shall have any cause of action against the Buyer for any action taken by the Buyer in reliance upon the instructions or decisions of the Representatives;

                  (ii) all actions, decisions and instructions of the Representatives shall be conclusive and binding upon all of the Sellers and no Seller shall have any cause of action against the Representatives for any action taken, decision made or instruction given by the Representatives under this Agreement, except for fraud or willful breach of this Agreement by the Representatives;

                  (iii) the provisions of this Section 1.12 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Seller may have in connection with the transactions contemplated by this Agreement;

                  (iv) remedies available at law for any breach of the provisions of this Section 1.12 may be inadequate; therefore, the Buyer shall be entitled to seek temporary and permanent injunctive relief without the necessity of proving damages if the Buyer brings an action to enforce the provisions of this Section 1.12; and

                  (v) the provisions of this Section 1.12 shall be binding upon the executors, heirs, legal representatives, personal representatives, successors and permitted assigns of each Seller, and any references in this Agreement to a Seller shall mean and include the successors to the Seller's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

         1.13 Escrow.
              ------

              (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a wire transfer in the amount of the Original Escrow Deposit, which amount shall be deemed withheld from the Transaction Consideration and the Aggregate Option Consideration and shall be deposited with the Escrow Agent for the purpose of securing the indemnification obligations of the Sellers set forth in this Agreement and satisfying the adjustments to the Base Purchase Price set forth in Sections 1.10 and 1.11 hereof. The Escrow Fund shall be deemed to have been withheld from each Seller pro rata in the same proportion as the total amount of Transaction Consideration and Option Consideration payable to such Seller under this Agreement bears to the total amount of Transaction Consideration and Option Consideration payable to all Sellers pursuant to this Agreement. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

              (b) On the Closing Date, the Buyer shall deliver to the Escrow Agent the Letter of Credit. The Letter of Credit shall be increased or decreased, as the case may be, in accordance with the provisions of the Escrow Agreement. The Transaction Consideration and the Aggregate Option Consideration otherwise payable at the Closing, and any adjustment thereto payable pursuant to
Section 1.11, shall be reduced by the amount of the Letter of Credit, as such Letter of Credit may be amended in accordance with the provisions of this
Section 1.13(b) and the Escrow Agreement, and shall be deemed to have been withheld from each Seller pro rata in the same proportion as the total amount of Transaction Consideration and Option Consideration payable to such Seller under this Agreement bears to the total amount of Transaction Consideration and Option Consideration payable to all Sellers pursuant to this Agreement. The Letter of Credit shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Letter of Credit shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and drawn upon solely for the purposes and in accordance with the terms of the Escrow Agreement.

         1.14 Additional Consideration.
              ------------------------

              (a) If, during the Earn-Out Period, the Buyer achieves Revenue from the Business Unit equal to or exceeding the Earn-Out Threshold, then, subject to the provisions of this Section 1.14, the Sellers shall be entitled to receive Earn-Out Consideration in accordance with the provisions of this Section
1.14. No Seller shall be permitted to assign such Seller's right to receive the Earn-Out Consideration to any third party, except: (i) by operation of law, (ii) to a trust in which the Seller is the grantor, the trustee and the primary intervivos beneficiary, or (iii) upon the death of a Seller, pursuant to the terms of such Seller's will, in each case to the extent permitted by applicable securities laws.

              (b) No later than the date that is 90 days after the end of the Earn-Out Period, the Buyer shall prepare (or cause to be prepared) and deliver to the Representatives a calculation of the Revenue for the Earn-Out Period and a statement of the amount, if any, of the Earn-Out Consideration payable based on such Revenue, together with such documentation, if any, as may be reasonably necessary to enable the Representatives to assess such calculation. After receipt from the Buyer of the calculation of the Revenue for the Earn-Out Period, the Representatives shall have the right, at the expense of the Sellers and upon not less than ten (10) days' prior notice to the Buyer, to meet with the Buyer to discuss the Buyer's calculation and have reasonable access during normal business hours to inspect the records and working papers relating to the calculation of such Revenue, solely for the purpose of verifying the calculation of the Revenue hereunder. Unless the Representatives challenge the Buyer's determination of the Revenue by the delivery of an Earn-Out Dispute Notice within 60 days after the Buyer's delivery of the calculation of the Revenue for the Earn-Out Period, the Buyer's determination shall be conclusive and binding for all purposes of this Agreement.

              (c) In the event that the Representatives dispute the Buyer's determination of the Revenue for the Earn-Out Period, the Representatives shall so notify the Buyer by delivering an Earn-Out Dispute Notice to the Buyer within the period provided in paragraph (b) above. In the event of such a dispute, the Buyer and the Representatives shall first use diligent good faith efforts to resolve such dispute among themselves. If they are unable to resolve the dispute within thirty (30) days after the delivery of the Earn-Out Dispute Notice, then the dispute shall be submitted to the Neutral Accountant for determination in accordance with the following provisions:

                  (i) The Buyer and the Representatives shall submit to the Neutral Accountant, within 10 days after the date of the engagement of the Neutral Accountant (as evidenced by the date of the engagement letter), copies of (A) the Buyer's calculation of the Revenue for the Earn-Out Period, (B) the Earn-Out Dispute Notice and (C) a list of all unresolved objections raised by the Representatives with respect to the calculation of the Revenue for the Earn-Out Period (the "Unresolved Earn-Out Objections"). Each of the Buyer and the Representatives shall submit to the Neutral Accountant (with a copy delivered to the other Party on the same day), within 30 days after the date of the engagement of the Neutral Accountant, a memorandum (which may include supporting exhibits) setting forth their respective positions on the Unresolved Earn-Out Objections. Each of the Buyer and the Representatives may (but shall not be required to) submit to the Neutral Accountant (with a copy delivered to the other Party on the same day), within 60 days after the date of the engagement of the Neutral Accountant, a memorandum responding to the initial memorandum submitted to the Neutral Accountant by the other Party. Unless requested by the Neutral Accountant in writing, neither the Buyer nor the Representatives may present any additional information or arguments to the Neutral Accountant, either orally or in writing; provided, however, that each party shall have the right to respond to the Neutral Accountant's requests directed to the other party.

                  (ii) The Neutral Accountant shall prepare and distribute to the parties a writing setting forth the Neutral Accountant's determination of the Revenue for the Earn-Out Period and the Neutral Accountant's reasons therefor. Any decision rendered by the Neutral Accountant shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction.

                  (iii) The Neutral Accountant shall have no power or authority to (A) modify or disregard any provision of this Agreement, including the provisions of this Section 1.14(c), or (B) address or resolve any issues other than the Unresolved Earn-Out Objections.

                  (iv) The fees and expenses of the Neutral Accountant in connection with the resolution of disputes pursuant to this paragraph (c) shall be shared equally by the Sellers on the one hand and the Buyer on the other hand, provided that, if the Neutral Accountant determines that one party has adopted a position or positions that is frivolous or clearly without merit, the Neutral Accountant may, in its discretion, assign a greater portion of such fees and expenses to such party.

              (d) The Earn-Out Consideration, if any, payable pursuant to this
Section 1.14 shall be paid by the payment by the Buyer of (i) 12.5% of the Earn-Out Consideration to the Escrow Fund and (ii) 87.5% of the Earn-Out Consideration to the Representatives, for distribution to the Sellers. Any such payment shall be made immediately upon the expiration of the 30-day period for giving the Earn-Out Dispute Notice, if no Earn-Out Dispute Notice is given, or upon notification by the Representatives that no Earn-Out Dispute Notice will be given, or immediately upon final resolution of any dispute in connection with the determination of the Earn-Out Consideration. Any and all Earn-Out Consideration shall be distributed by the Representatives to each Seller pro rata in the same proportion as the total amount of Transaction Consideration and Option Consideration payable to such Seller under this Agreement bears to the total amount of Transaction Consideration and Option Consideration payable to all Sellers pursuant to this Agreement.

              (e) The Sellers agree and acknowledge that the Buyer may make from time to time such business decisions as it deems appropriate in the conduct of the Business Unit's business, including actions that may have an impact on Revenue, and the Sellers will have no right to claim any lost earn-out or other damages as a result of such decisions so long as the actions were not taken by the Buyer outside of the Ordinary Course of Business (except for any Permitted Actions) or for the principal purpose of decreasing Revenue, in bad faith or for the principal purpose of frustrating the provisions of this Section. If the Buyer (i) takes any action outside of the Ordinary Course of Business (except for any Permitted Actions), for the principal purpose of decreasing Revenue, in bad faith or for the principal purpose of frustrating the provisions of this Section, (ii) does not continue to offer turn-key projects (specifically including any or all of installation work, engineering and ancillary products) in the Ordinary Course of Business or (iii) implements any purchase accounting measures as a result of the acquisition of the Company resulting in a reduction of Revenue, then the Revenue during the Earn-out Period shall be calculated as if such action had not been taken. If at any time prior to the Closing the Sellers, the Company or any Subsidiary shall take any Prohibited Action, then the Revenue during the Earn-out Period shall be calculated as if such Prohibited Action had not been taken.

         1.15 Withholding Obligations.
              -----------------------

              (a) The Buyer, the Company (in the case of a Stock Transaction) and the Surviving Corporation (in the case of a Merger Transaction) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to any provision of this Agreement to any Seller such amounts as the Buyer, the Company (in the case of a Stock Transaction) or the Surviving Corporation (in the case of a Merger Transaction) is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable U.S., state or foreign law, rule or regulation. The Buyer shall identify the type and nature of the required withholding and the Company, with the Buyer's and the Representatives' reasonable approval, shall calculate the amount to be withheld. To the extent that amounts are so withheld by the Buyer, the Company or the Surviving Corporation, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Sellers in respect of which such deduction and withholding was made by the Buyer, the Company or the Surviving Corporation, as the case may be The Buyer shall also have the right to collect Forms W-8 or W-9, or such other forms relating to United States federal withholding obligations as may be applicable, from the Sellers.

              (b) Without limiting the foregoing, the Buyer, the Company (in the case of a Stock Transaction) and the Surviving Corporation (in the case of a Merger Transaction) shall be entitled to deduct and withhold (i) from any payments to Option Holders, any withholding tax (on such payments or any deemed payments under Section 409A of the Code) under Section 3402 or 3102 of the Code or any corresponding state, or foreign law, rule or regulation and (ii) from any payments to be made pursuant to this Agreement, any withholding tax under
Section 1445 of the Code if the Buyer does not receive the FIRPTA notice provided for in Section 5.11.

         1.16 Articles of Incorporation and By-laws.  In the event of a Merger
              -------------------------------------

Transaction:

              (a) The Articles of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Articles of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (i) the name of the corporation set forth therein shall be changed to the name of the Company and (ii) the identity of the incorporator shall be deleted.

              (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         1.17 No Further Rights. In the event of a Merger Transaction, from and
              -----------------
after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of certificates formerly representing Company Shares shall cease to have any rights with respect thereto except as provided herein or by law.

         1.18 Closing of Transfer Books. In the event of a Merger Transaction,
              -------------------------
 at the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, certificates formerly representing Company Shares are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for the applicable Transaction Consideration in accordance with Section 1.4, subject to Sections 1.10 and 1.11.


                                   ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

         The Company and the Sellers jointly and severally represent and warrant to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Sellers shall use their best efforts to arrange the Disclosure Schedule in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article II; provided that the disclosures in any section or paragraph of the Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article II and (b) other sections or paragraphs in this
Article II to the extent that it would be reasonably inferred from a reading of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

         2.1  Organization, Qualification and Corporate Power. The Company is a
              -----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule. No other jurisdiction has claimed, in writing or otherwise, that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The Company has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its articles of incorporation and by-laws, each as amended to date. The Company is not in default under or in violation of any provision of its articles of incorporation or by-laws.

         2.2  Capitalization.
              --------------

              (a) The authorized capital stock of the Company consists of (i) One Hundred Thousand (100,000) shares of voting common stock, Ten Dollars ($10.00) par value per share, Thirty-six Thousand Four Hundred Sixty (36,460) shares of which are issued and outstanding on the date of this Agreement, and
(ii) One Million Five Hundred Thousand (1,500,000) shares of Class B, non-voting common stock, Ten Dollars ($10.00) par value per share, Five Hundred Forty-Three Thousand Seventy (543,070) shares of which are issued and outstanding on the date of this Agreement.

              (b) The Company has Delivered to the Buyer in Writing a complete and accurate list, as of the date of the Agreement, of the holders of Company Shares, showing the number and class of shares held by each shareholder, indicating all outstanding Company Shares that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable shareholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding Company Shares have been and on the Closing Date will be duly authorized, validly issued, fully paid, nonassessable and, except as disclosed pursuant to a schedule Delivered to the Buyer in Writing, free of all preemptive rights.

              (c) There are no Company Stock Plans with respect to which there are outstanding Options. The Company has Delivered to the Buyer in Writing a complete and accurate list, as of the date of this Agreement, of all holders of outstanding Options, indicating with respect to each Option the agreement under which it was granted, the number of Company Shares subject to such Option, the exercise price, the date of grant, and the vesting schedule (including any acceleration provisions with respect thereto). The Company has provided to the Buyer complete and accurate copies of all forms of stock option agreements evidencing Options.

All of the Options will terminate and be of no further force or effect at or immediately prior to the Closing, and none of the Company, the Buyer, or, in the case of a Merger Transaction, the Transitory Subsidiary or the Surviving Corporation shall, thereafter, have any liability or obligation to pay any Transaction Consideration, Option Consideration or other amounts with respect thereto other than as provided in Sections 1.2 or 1.5 hereof. All of the Company Shares subject to Options will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

              (d) No subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding. The Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any Company Shares or any interest therein or to pay any dividend or to make any other distribution in respect thereof. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

              (e) There is no agreement, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act, or voting, of the capital stock of the Company.

         2.3  Authorization. The Company has all requisite power and authority
              -------------
(corporate and other) to execute and deliver this Agreement and to perform the Company's obligations hereunder. The execution and delivery by the Company of this Agreement and the agreements provided for herein, and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and other action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (a) adopted this Agreement in accordance with the provisions of the Michigan Business Corporation Act, and (b) directed that this Agreement be submitted to the shareholders of the Company for their approval and resolved to recommend that the shareholders of the Company vote in favor of the approval of this Agreement. This Agreement and each other agreement provided for herein have been or will be as of the Closing Date duly and validly executed and delivered by the Company and constitutes or will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         2.4  Noncontravention. Subject to compliance with applicable foreign
              ----------------
antitrust or trade regulation laws and, in the case of a Merger Transaction, the filing of the Certificate of Merger as required by the Michigan Business Corporation Act, neither the execution and delivery by the Company or any Seller of this Agreement or any other agreement provided for herein, nor the consummation by the Company or any Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Incorporation or By-laws of the Company or the charter, by-laws or other organizational document of any Subsidiary, (b) require on the part of the

Company, any Subsidiary or any Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their respective properties or assets. Except for consents approvals, filings and notices required pursuant to any foreign antitrust or trade regulation laws, Section 2.4 of the Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of third parties and Governmental Entities, and all filings and notices, that are required in connection with the consummation by the Company and the Sellers of the transactions contemplated by this Agreement.

         2.5  Subsidiaries.
              ------------

              (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name and entity type of each Subsidiary; (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

              (b) Each Subsidiary is a corporation or limited liability company duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be. Each Subsidiary is duly qualified to conduct business and, where applicable, is in good standing in each jurisdiction listed in Section 2.5(b) of the Disclosure Schedule. No other jurisdiction has claimed, in writing or otherwise, that the Subsidiary is required to qualify or otherwise be authorized to do business as a foreign corporation therein. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer complete and accurate copies of the articles of incorporation, by-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its articles of incorporation, by-laws or other organizational documents. All of the issued and outstanding shares of capital stock or membership units, as the case may be, of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares or membership units of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock or membership units of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock or membership units of any Subsidiary.

              (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other domestic or foreign business association, organization or entity which is not a Subsidiary.

         2.6  Financial Statements.
              --------------------

              (a) The Company has provided to the Buyer the Financial
Statements.

              (b) The Draft 2003 Financial Statements, the Draft 2004 Financial Statements and the 2002 Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries.

              (c) The S-X Financial Statements will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, will fairly present the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and will be consistent with the books and records of the Company and the Subsidiaries.

              (d) Section 2.6(d) of the Disclosure Schedule lists, and the Company has delivered to the Buyer copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303 (a)(4) of Regulation S-K of the Securities and Exchange Commission) effected by the Company since January 1, 1998. Section 2.6(d) of the Disclosure Schedule lists all non-audit services (excluding footnote detail) performed by the Company's auditors for the Company since January 1, 2003.

         2.7  Absence of Certain Changes. Since the Most Recent Balance Sheet
              --------------------------
Date, (a) there has occurred no event or development which, individually or in the aggregate, has had, or, to the Knowledge of the Company, would reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (q) of Section 5.4; provided, however, that the Company has adopted, for all goods on LIFO, the Inventory Price Index Computation method permitted by Section 472(f) of the Code and Treas. Reg. ss.1.472-8(e)(3).

         2.8  Undisclosed Liabilities. None of the Company and its Subsidiaries
              -----------------------
has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for
(a) liabilities shown on the Most Recent Balance Sheet, a copy of which is attached to Section 2.8 of the Disclosure Schedule, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and that are not in the aggregate material.

         2.9  Tax Matters.
              -----------

              (a) Each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file. Neither the Company nor any Subsidiary is or ever has been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined, unitary or similar Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable as shown on any Tax Return. All unpaid Taxes of the Company and the Subsidiaries attributable to periods commencing after the Most Recent Balance Sheet Date arose in the Ordinary Course of Business and are similar in nature and amount to Taxes which arose during the comparable period of time in the immediate preceding fiscal year. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries.

              (b) The Company has delivered or made available to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary with respect to all taxable periods commencing on or after January 1, 1998 (or such earlier taxable periods with respect to which the applicable statute of limitations does not preclude the assessment of additional
Tax). The federal income Tax Returns of the Company and each domestic Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(b) of the Disclosure Schedule. The Company has delivered or made available to the Buyer complete and accurate copies of all other Tax Returns of the Company and the Subsidiaries together with all related examination reports and statements of deficiency for all periods for which the applicable period for the assessment of the Tax has not been closed by any applicable statute of limitations. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the Knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or any Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

              (c) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under
Section 341(f) of the Code; (ii) has ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an

"excess parachute payment" under Section 280G of the Code (determined without regard to Section 280G(b)(4) of the Code); (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has ever been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b) which is not reflected in the books and records of the Company or such Subsidiary.

              (d) None of the assets of the Company or any Subsidiary: (i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(ii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

              (e) Neither the Company nor any Subsidiary is a party to a lease that is treated as a "Section 467 rental agreement" within the meaning of
Section 467(d) of the Code.

              (f) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by the Company or any Subsidiary in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date.

              (g) There is no limitation on the utilization by the Company or any Subsidiary of their net operating losses, built-in losses, Tax credits or similar items under Sections 382, 383 or 384 of the Code or comparable provisions of state, local or foreign law (other than any such limitation arising as a result of the consummation of the transactions contemplated by this Agreement).

              (h) Neither the Company nor any Subsidiary has ever participated in an international boycott as defined in Section 999 of the Code.

              (i) Neither the Company nor any Subsidiary has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

              (j) Section 2.9(j) of the Disclosure Schedule sets forth the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company and its Subsidiaries as of the most recent practicable date.

         2.10  Assets.
               ------

              (a) The Company or the applicable Subsidiary is the true and lawful owner, and has good title to, all of the assets (tangible or intangible) purported to be owned by the Company or the Subsidiaries, free and clear of all Security Interests. Each of the Company and the Subsidiaries owns or leases all tangible personal property necessary for the conduct of its businesses as presently conducted, which tangible personal property is reflected in the Financial Statements (other than to the extent fully depreciated or disposed of in the Ordinary Course of Business). The tangible personal property material to the operation of the businesses of the Company and each Subsidiary is in good condition and working order, has been maintained in accordance with normal industry practice (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Neither the whole nor any portion of the assets of the Company or any Subsidiary has been condemned, requisitioned or otherwise taken by any public authority or pursuant to any power of eminent domain, and no such condemnation, requisition or taking is, to the Knowledge of the Company, threatened or contemplated.

              (b) The information with respect to the fixed assets (within the meaning of GAAP) and the other assets of a tangible nature of the Company and the Subsidiaries set forth in Section 2.10(b) of the Disclosure Schedule is true and correct.

              (c) Each item of equipment, motor vehicle and other asset that the Company or a Subsidiary has possession of pursuant to a lease agreement or other similar contractual arrangement is in such condition that, upon its return to its lessor or owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable lease or contract, the obligations of the Company or such Subsidiary to such lessor or owner will have been discharged in full.

         2.11 Owned Real Property. Section 2.11 of the Disclosure Schedule
              -------------------
lists the property address, legal description and, where applicable, property identification number, of all Owned Real Property. With respect to each piece of Owned Real Property:

              (a) the Company or a Subsidiary has good and clear record and marketable title to such Owned Real Property, insurable, where applicable, by a recognized national title insurance company at standard rates, free and clear of any Security Interest, easement, encumbrance, environmental lien, environmental use restrictions recorded in the real estate records of the county where such Owned Real Property is located (but only as to the Owned Real Property in the United States), covenant or other restriction, except for recorded easements, covenants and other non-environmental restrictions which do not impair the uses, occupancy or value of such Owned Real Property as currently used by the Company or such Subsidiary;

              (b) there are no pending or, to the Knowledge of the Company, threatened (i) condemnation proceedings relating to such Owned Real Property,
(ii) litigation or administrative actions relating to such Owned Real Property, or (iii) other matters which adversely affect the current use, occupancy or value of such Owned Real Property, other than applicable laws, ordinances, rules and regulations;

              (c) to the Knowledge of the Company, with respect to each parcel of Owned Real Property located in the United States: (i) the legal description for such Owned Real Property contained in the deed thereof describes such Owned Real Property fully and adequately, (ii) the buildings and improvements may be used as of right under applicable zoning and land use laws for the current uses, and such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of current setback requirements, zoning laws and ordinances and do not encroach on any easement which may burden the land, (iii) the land does not serve any adjoining property for any purpose inconsistent with the use of the land, (iv) such Owned Real Property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained and (v) consummation of the transactions contemplated by this Agreement will not result in the termination of any variance or permit now existing with respect to any Owned Real Property;

              (d) with respect to each parcel of Owned Real Property located outside the United States: (i) the legal description for such Owned Real Property contained in the deed thereof describes such Owned Real Property fully and adequately, (ii) the buildings and improvements may be used as of right under applicable zoning and land use laws for the current uses, and such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of current setback requirements, zoning laws and ordinances and do not encroach on any easement which may burden the land, (iii) the land does not serve any adjoining property for any purpose inconsistent with the use of the land, (iv) such Owned Real Property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained and (v) consummation of the transactions contemplated by this Agreement will not result in the termination of any variance or permit now existing with respect to any Owned Real Property;

              (e) there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than the Company or a Subsidiary) the right of use or occupancy of any portion of such Owned Real Property;

              (f) there are no outstanding options or rights of first refusal to purchase such Owned Real Property, or any portion thereof or interest therein;

              (g) all facilities located on such Owned Real Property are supplied with utilities and other services necessary for the operation of such facilities as currently operated, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the current uses of such Owned Real Property and in accordance with all applicable laws, ordinances, rules and regulations and, to the Knowledge of the Company, are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such Owned Real Property;

              (h) such Owned Real Property abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such property;

              (i) neither the Company nor any Subsidiary has received notice of, and to the Knowledge of the Company, there is no proposed or pending proceeding to change or redefine the zoning classification of all or any portion of such Owned Real Property;

              (j) to the Knowledge of the Company, there are no physical or mechanical defects in any of the improvements on such Owned Real Property which would impair the current use or value of the Owned Real Property, and all such improvements are in good operating condition and repair, subject to ordinary wear and tear; and

              (k) such Owned Real Property is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property not owned by the Company or a Subsidiary (i) to fulfill any zoning, building code or other municipal or governmental requirement, (ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or
(iii) to fulfill the requirements of any lease. No building or other improvement not included in such Owned Real Property relies on any part of such Owned Real Property to fulfill any zoning, building code or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities. Such Owned Real Property is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels owned by any party other than the Company or any Subsidiary.

         2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule
              --------------------
lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the Leases. With respect to each Lease:

              (a) such Lease is legal, valid, binding, enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto and, to the Knowledge of the Company, against each other party thereto;

              (b) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto and, to the Knowledge of the Company, against each other party thereto, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

              (c) neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any other party to the Lease is in breach or violation of, or default under, any such Lease, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the Knowledge of the Company, any other party under such Lease;

              (d) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

              (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

              (f) all facilities leased or subleased thereunder are supplied with utilities adequate for the operation of said facilities as conducted during the period covered by the Financial Statements;

              (g) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto;

              (h) no construction, alteration or other leasehold improvement work with respect to the Lease remains to be paid for or performed by the Company or any Subsidiary;

              (i) neither the Company nor any Subsidiary is obligated to pay any leasing or brokerage commission relating to such Lease and will not have any obligation to pay any leasing or brokerage commission upon the renewal of the Lease; and

              (j) neither the Company nor any Subsidiary has any obligation under any Lease to restore any property subject to any Lease at the end of the respective Lease term.

         2.13 Intellectual Property.
              ---------------------

              (a) Company Owned Intellectual Property. The Company or a
                  -----------------------------------
Subsidiary is the sole and exclusive owner of all Company Owned Intellectual Property, free and clear of any Security Interests. The Company and each Subsidiary has taken reasonable measures to protect the proprietary nature of each item of Company Owned Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. No other person or business entity has any joint ownership interest, royalty interest, or license right to any of the Company Owned Intellectual Property, and, to the Knowledge of the Company, no other person or business entity is infringing, violating or misappropriating any of the Company Owned Intellectual Property. Neither the Company nor any Subsidiary has acquired from third parties (other than employees) any ownership interest in or to any Company Owned Intellectual Property since January 1, 1995.

              (b) Company Intellectual Property. The Company Intellectual
                  -----------------------------
Property constitutes all Intellectual Property (i) used in the operation of the business of the Company or any Subsidiary or necessary for the operation of such business as presently conducted by the Company and its Subsidiaries, (ii) necessary to develop, test, modify, make, use, sell, have made, used and sold, import, reproduce, market and distribute the Customer Offerings in the manner currently done by the Company and its Subsidiaries, and (iii) necessary to operate and use the Internal Systems as they are currently used by the Company and its Subsidiaries. Each item of Company Intellectual Property will be owned or available for use by the Company or the relevant Subsidiary immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing.

              (c) Customer Offerings. Schedule 2.13(c) of the Disclosure
                  ------------------
Schedule sets forth a true and complete list of all Customer Offerings. To the Knowledge of the Company, none of the Customer Offerings, or the development, manufacture, importation, marketing, sale, distribution, provision or use thereof by the Company or any Subsidiary or any reseller, distributor, customer or user thereof, or any other activity of the Company or any Subsidiary, infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or business entity. Neither the Company nor any Subsidiary has received any complaint, claim or notice alleging any such infringement, violation or misappropriation (including any notification that a license under any patent is or may be required), and, to the Knowledge of the Company, there is no basis for any such complaint, claim or notice. Neither the Company nor any Subsidiary has agreed to indemnify any person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Offerings, other than as required by customers in the Ordinary Course of Business pursuant to (i) the Company's standard terms and conditions of sale, a copy of which has previously been delivered to the Buyer and (ii) such customers' standard terms and conditions of sale, where the aggregate liability of the Company and the Subsidiaries under all such standard terms and conditions of sale does not exceed $250,000.

              (d) Intellectual Property Registrations. Section 2.13(d) of the
                  -----------------------------------
Disclosure Schedule identifies each Intellectual Property Registration that is registered or filed in the name of the Company or any Subsidiary, alone or jointly with others, in each case enumerating specifically the applicable filing or registration number, title, subject matter, jurisdiction in which the filing was made or from which registration issued, date of filing or issuance, names of current registered owners, and status of any required issuance, renewal, maintenance or other payments. All assignments of Intellectual Property Registrations have been properly executed and recorded. To the Knowledge of the Company, all Intellectual Property Registrations are valid and enforceable and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of the Company and each Subsidiary.

              (e) Grant of Rights With Respect to Company Intellectual Property.
                  -------------------------------------------------------------
Section 2.13(e) of the Disclosure Schedule identifies each license, covenant or other agreement in effect as of, or entered into on or after, January 1, 2000 pursuant to which the Company or any Subsidiary has assigned, transferred, licensed, distributed or otherwise granted any right or access to any other person or business entity, or covenanted not to assert any right, with respect to any Company Intellectual Property other than (i) non-exclusive licenses entered into with customers of the Company or any Subsidiary in the Ordinary Course of Business and (ii) any agency, distributor, sales representative, or similar agreements entered into in the Ordinary Course of Business which do not transfer or license the right to manufacture any Company products.

              (f) Company Licensed Intellectual Property. Section 2.13(f) of the
                  --------------------------------------
Disclosure Schedule identifies each item of Company Licensed Intellectual Property that the Company or any Subsidiary currently licenses that is owned by a party other than the Company or a Subsidiary, and the license agreement pursuant to which the Company or any Subsidiary licenses such Intellectual Property (other than commercially available, off-the-shelf software programs that are part of the Internal Systems and are licensed by the Company pursuant to standard "shrink-wrap" licenses which are not listed in Section 2.13(f) of the Disclosure Schedule but with respect to which the representations set forth in this Section 2.13(f) are true). Each license agreement referenced in clause
(f) and in Section 2.13(a) above is legal, valid, binding and enforceable against the Company or the applicable Subsidiary, as the case may be, and, to the Knowledge of the Company, against each other party thereto, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses, and is in full force and effect. Each such license agreement will continue to be legal, valid, binding and enforceable against the Company or such Subsidiary and, to the Knowledge of the Company, each other party thereto, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses, and will continue to be in full force and effect, immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing. Neither the Company, any Subsidiary, nor, to the Knowledge of the Company, any other party to such license agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder.

              (g) DMS. The only Customer Offering that incorporates
                  ---
the use of any Software is the DMS. None of the Software included in the DMS includes "shareware", "freeware" or other code that was developed by or obtained by the Company from third parties. Neither the Company nor any Subsidiary has incorporated Open Source Materials into, or combined Open Source Materials with, the DMS. "Open Source Materials" means all software or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD Licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License
(SISL) and the Apache License.

              (h) Company Source Code. Neither the Company nor any Subsidiary
                  -------------------
has licensed, distributed or disclosed, and knows of no distribution or disclosure by others (including its employees and contractors) of, the source code for any Software included in the DMS ("Company Source Code") to any other person or business entity, other than an implied license to any customer purchasing such Customer Offering to use any Company Source Code in the operation of such Customer Offering (subject to all use restrictions set forth in the Company's standard terms and conditions of sale with respect to such Customer Offering), and the Company and the Subsidiaries have taken reasonable physical and electronic security measures to prevent disclosure of such Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the transactions contemplated hereby, result in the disclosure or release of such Company Source Code by the Company, any of its Subsidiaries or any escrow agent(s) or any other person to any third party.

              (i) Software. The Software included in the DMS and, to the
                  --------
Knowledge of the Company, the Internal Systems are free from significant defects or programming errors and the Software included in the DMS conforms in all material respects to the Documentation and specifications therefor. The Software included in the DMS and, to the Knowledge of the Company, the Internal Systems do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that impairs their intended performance or otherwise permit unauthorized access to, hampers, deletes or damages any computer system, software, network or data.

         2.14 Inventory. All inventory of the Company and the Subsidiaries
              ---------
reflected on the Most Recent Balance Sheet is of a quality that is usable and saleable in the Ordinary Course of Business (without reference to time) and has been priced and reflected on the Most Recent Balance Sheet in accordance with the inventory policies set forth in Section 2.14 of the Disclosure Schedule. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, have been maintained at levels consistent with the past practices of the Company and the Subsidiaries.

         2.15 Contracts.
              ---------

              (a) Section 2.15(a) of the Disclosure Schedule lists the following written agreements to which the Company or any Subsidiary is a party and which by its terms provides for any remaining or continuing right or obligation of the Company or any Subsidiary:

                  (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties involving aggregate payments in excess of $50,000;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, other than (I) agreements to maintain the pricing of spare parts beyond the Company's stated pricing period where the aggregate pricing differential with respect to all such agreements will not exceed $250,000, and (II) other agreements arising in the Ordinary Course of Business where the remaining performance obligations, individually or in the aggregate, are less than $250,000, (B) which involves more than the sum of $250,000, or (C) in which the Company or any Subsidiary (I) has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any services, products or territory, (II) has agreed to purchase a minimum quantity of goods or services, other than agreements entered into in the Ordinary Course of Business involving, individually or in the aggregate, less than $250,000 or (III) has agreed to purchase goods or services exclusively from a certain party;

                  (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v) except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, any agreement for the disposition of any significant portion of the assets or business of the Company or any Subsidiary (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

                  (vi) any agreement concerning confidentiality, noncompetition or non-solicitation (other than confidentiality agreements with customers, suppliers or employees of the Company or any Subsidiary set forth in the Company's or any such Subsidiary's standard terms and conditions of sale or standard form of employment agreement, copies of which have previously been delivered to the Buyer);

                  (vii) except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, any employment or consulting agreement with any individual who is an employee or consultant of the Company or any Subsidiary other than (A) employment agreements in the form of the Company's or any such Subsidiary's standard form employment agreements, copies of which have been provided to the Buyer, and (B) standard terms of employment in foreign jurisdictions reflecting solely terms required by applicable law;

                  (viii) except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, any agreement not otherwise set forth in Section 2.15(a) of the Disclosure Schedule involving any current or former officer, director or shareholder of the Company or any Affiliate thereof, excluding employee benefit plans and stock option agreements, true and complete copies of which have been provided to the Buyer;

                  (ix) any agreement not otherwise set forth in Section 2.15(a) of the Disclosure Schedule, excluding employee benefit plans and stock option agreements, true and complete copies of which have been provided to the Buyer, under which the consequences of a default or termination could have a Company Material Adverse Effect;

                  (x) any agency, distributor, sales representative, franchise or similar agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound other than agency, distributor, sales representative, franchise or similar agreements on the Company's or any such Subsidiary's standard form, copies of which have been provided to the Buyer and a list of which agreements, setting forth the parties thereto and the jurisdictions covered thereby, is set forth in Section 2.15(a)(x) of the Disclosure Schedule;

                  (xi) any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products or services entered into in the Ordinary Course of Business); and

                  (xii) any other agreement (or group of related agreements) not otherwise set forth in Section 2.15(a) of the Disclosure Schedule either involving more than $250,000 or not entered into in the Ordinary Course of Business.

              (b) The Company has delivered to the Buyer (in hard copy or compact disk format) a complete and accurate copy of each agreement listed in
Section 2.13 or Section 2.15 of the Disclosure Schedule (as amended to date). With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto and, to the Knowledge of the Company, against each other party thereto, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect against the Company or the Subsidiary that is the party thereto and, to the Knowledge of the Company, against each other party thereto, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses; and (iii) neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the Knowledge of the Company, any other party under such agreement.

              (c) Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which is enforceable against the Company or any Subsidiary and, if reduced to written form, would be required to be listed in Section 2.15(a) of the Disclosure Schedule under the terms of
Section 2.15(a). Neither the Company nor any Subsidiary is a party to any written or oral arrangement (i) to perform services or sell products which is expected to be performed at, or to result in, a negative Gross Margin, other than those orders which have been accepted by the Company in the Ordinary Course of Business for strategic reasons, which, alone or in the aggregate, do not involve a negative Gross Margin in excess of $50,000, or (ii) for which the customer has already been billed or paid that have not been fully accounted for on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary is restricted by any agreement from carrying on business anywhere in the world.

         2.16 Accounts Receivable.
              -------------------

              (a) All accounts receivable of the Company and the Subsidiaries reflected on the December 31, 2004 consolidated balance sheet to be included in the S-X Financial Statements (the "December 31, 2004 Balance Sheet") (other than those paid since such date) will be valid receivables subject to no setoffs or counterclaims and will be current and collectible (within the applicable Collection Period). A complete and accurate list of the accounts receivable of the Company and its Subsidiaries as of the Most Recent Balance Sheet Date, showing the aging thereof, is included in Section 2.16 of the Disclosure Schedule. All accounts receivable of the Company and the Subsidiaries that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within the applicable Collection Period). Neither the Company nor any Subsidiary has received any written notice from an account debtor stating that any account receivable in an amount in excess of $50,000 is subject to any contest, claim or setoff by such account debtor.

              (b) IPMT has not transferred or otherwise disposed of any account receivable or other assets of IPMT to any party other than the Company or any Subsidiary.

         2.17 Powers of Attorney. There are no outstanding powers of attorney
              ------------------
executed on behalf of the Company or any Subsidiary, other than powers of attorney delivered to the Company's or a Subsidiary's foreign counsel in the Ordinary Course of Business and which are terminable at any time at the election of the Company or such Subsidiary.

         2.18 Insurance. Section 2.18 of the Disclosure Schedule lists each
              ---------
insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party, a named insured or otherwise the beneficiary of coverage, all of which are in full force and effect. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and the Subsidiaries. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary will be liable for retroactive premiums or similar payments, and the Company and each Subsidiary is otherwise in compliance with the terms of such policies. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 2.18 of the Disclosure
Schedule identifies all claims asserted by the Company or any Subsidiary pursuant to any insurance policy since January 1, 2001 and describes the nature and status of each such claim.

         2.19 Litigation. Section 2.19 of the Disclosure Schedule identifies and
              ----------
contains a brief description of (i) any unsatisfied judgment, order, decree, stipulation or injunction, and (ii) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or by a private party or before any arbitrator to which the Company or any Subsidiary is a party or, to the Knowledge of the Company, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings and investigations set forth in Section 2.19(a) of the Disclosure Schedule, individually or collectively, could have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is in default with respect to any judgment, order, decree, stipulation or injunction applicable to the Company or any Subsidiary.

         2.20 Warranties. No service or product provided, manufactured, sold,
              ----------
leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) warranties arising by operation of law, (ii) warranties for the sale of products for a price of less than $10,000 on the customer's standard form purchase order, (iii) the Company's or the applicable Subsidiary's standard express written warranty and standard terms and conditions of sale or lease, all of which are set forth in Section 2.20 of the Disclosure Schedule, (iv) manufacturers' warranties for which neither the Company nor any Subsidiary has any liability and (v) other warranties required by customers in the Ordinary Course of Business which, individually or in the aggregate, are not material.
Section 2.20 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

         2.21 Employees.
              ---------
              (a) The Company has provided the Buyer with a complete and accurate list of all employees, officers and directors of the Company and each Subsidiary whose annual rate of compensation (salary and bonus) exceeds

$150,000 per year, along with the position and the annual rate of compensation of each such person. Section 2.21(a) of the Disclosure Schedule (I) lists (i) each current employee of the Company or any Subsidiary and (ii) each former employee of the Company or any Subsidiary employed during the past three (3) years and (II) indicates for each such employee listed in clauses (i) and (ii)
(A) such employee's job description, (B) whether such employee has entered into one of the Company's standard forms of confidentiality, non-competition and assignment of inventions or similar type agreement with the Company or such Subsidiary, copies of the forms of which have previously been delivered to the Buyer, and (C) if such employee has entered into any such standard form agreement, which of such standard form agreements has been entered into by such employee. All of the agreements referenced in the preceding sentence will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. The Company has provided the Buyer with a complete and accurate list of all employees of the Company or any Subsidiary employed in the United States who are not citizens of the United States. To the Knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.

              (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement with any labor organization and neither the Company nor any Subsidiary is responsible or liable for any claim, demand, grievance or arbitration award arising out of or alleging the Company's or any such Subsidiary's noncompliance with any collective bargaining agreement.

              (c) Neither the Company nor any Subsidiary is liable for any claim of unfair labor practices, including, but not limited to, any claim that the
Company or any Subsidiary failed to fulfill any bargaining obligation it may have with regard to any aspect of the transactions contemplated by this Agreement or their effects upon the Company's or such Subsidiary's employees.

              (d) The Company and each relevant Subsidiary has fulfilled all of its employee consultation rights and obligations under applicable law in all relevant jurisdictions in connection with the transactions contemplated by this Agreement, including but not limited to any obligations under the Netherlands Works Council Act.

              (e) Neither the Company nor any Subsidiary is liable for any plant closing or mass layoff law such as the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et seq.

              (f) Neither the Company nor any Subsidiary has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary who are not currently represented by a labor union.

              (g) None of the Company, any Subsidiary, any of the Principal Shareholders, any director, officer or other key employee of the Company, or any Affiliate of any of the foregoing, has any existing undisclosed contractual relationship with the Company or any Subsidiary or owns, directly or, to the Knowledge of the Company, indirectly, individually or collectively, any interest in any entity which is in a business similar or competitive to the business of the Company or any Subsidiary.

              (h) Each employee of the Company or any Subsidiary who is providing services in the United States is a citizen, permanent resident of the United States or holds a temporary work authorization ("Work Permit"), including H-1B, TN, E-1, E-2, L-1, F-1 or J-1 visa status or Employment Authorization Document ("EAD") work authorizations. With respect to each Work Permit, all of the information that the Company or any Subsidiary provided to the Department of Labor ("DOL") and the United States Citizenship and Immigration Service ("USCIS") in the applications for such Work Permit was, to the Knowledge of the Company, true and complete at the time of filing such applications. The Company or the applicable Subsidiary received the appropriate notice of approval or other evidence of authorized employment from the INS, the DOL, the Department of State or other relevant Governmental Entity with respect to each such Work Permit. Neither the Company nor any Subsidiary has received any notice from the INS or any other Governmental Entity that any Work Permit has been revoked. There is no action pending or, to the Knowledge of the Company, threatened to revoke or adversely modify the terms of any of the Work Permits.

              (i) The Company and each applicable Subsidiary has obtained the necessary prevailing wage documentation for each H-1B worker and has paid and continues to pay each H-1B worker the prevailing wage according to the regulations of the DOL. The Company and each applicable Subsidiary has complied with all terms of the Labor Condition Applications for all H-1B workers and has maintained all documentation required by the DOL regulations. The Company has provided the Buyer with a written statement which summarizes the compliance of the Company and each such Subsidiary with the DOL regulations governing labor condition applications.

         2.22 Employee Benefits.
              -----------------

              (a) Section 2.22(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans other than Mandatory Plans. Complete and accurate copies of (i) all Company Plans, other than Mandatory Plans, which have been reduced to writing, together with all amendments thereto, (ii) written summaries of all unwritten Company Plans, other than Mandatory Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions,
(iv) all employee handbooks, employment manuals and policies, and (v) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Company Plan, other than Mandatory Plans, have been delivered to the Buyer. None of the Company or any Subsidiary has or has ever had any ERISA Affiliate other than the Company or another Subsidiary.

              (b) Each Company Plan has been administered in accordance with its terms and the Company and each of the Subsidiaries has met its obligations with respect to each Company Plan and has timely made all required contributions thereto. The Company, each Subsidiary and each Company Plan, other than Mandatory Plans, are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and
Section 701 et seq. of ERISA). All filings and reports as to each Company Plan, other than Mandatory Plans, required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been timely submitted.

              (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any liability. No Company Plan is or within the last three calendar years has been the subject of, or has received notice that it is the subject of, examination by a government agency or a participant in a government sponsored amnesty, voluntary compliance or similar program.

              (d) All the Company Plans that are intended to be qualified under
Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, to the Knowledge of the Company, revocation has not been threatened, and no such Company Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or increase its cost. There has been no termination or partial termination of such a Company Plan. Each Company Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date. Each Company Plan that provides for compliance with Section 404(c) of ERISA or is intended to comply with such provision, so complies.

              (e) Neither the Company nor any Subsidiary has ever maintained or contributed to an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA. At no time has the Company or any Subsidiary been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

              (f) No Company Plan has assets that include securities issued by the Company.

              (g) With respect to the Company Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the Financial Statements. The assets of each Company Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan. There are no unfunded obligations under any Company Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law, but only to the extent that such continuation of coverage is provided solely at the participant's or beneficiary's expense.

              (h) No act or omission has occurred and no condition exists with respect to any Company Plan that would subject the Buyer, the Company, any Subsidiary, or any plan participant to (i) any fine, penalty, Tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Plan, nor will the transactions contemplated by this Agreement give rise to any such liability.

              (i) No Company Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

              (j) Each Company Plan, other than any Mandatory Plan, is amendable and terminable unilaterally by the Company or a Subsidiary at any time without liability or expense to the Company, any such Subsidiary or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related to such termination or amendment) and, except for Mandatory Plans, no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company or any Subsidiary from amending or terminating any such Company Plan, or in any way limit such action.

              (k) Except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, Section 2.22(k) of the Disclosure Schedule discloses each: (i) agreement with any shareholder, director, executive officer or other key employee of the Company or any Subsidiary (but excluding, in the case of clauses
(A) and (B), employment agreements in the form of the Company's or any Subsidiary's standard form employment agreements, copies of which have been provided to the Buyer and the agreements set forth in Section 2.15(a)(vii) of the Disclosure Schedule) (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee (excluding such benefits as are required by law); (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (l) Each individual who has received compensation for the performance of services on behalf of the Company or any Subsidiary has been properly classified as an employee or independent contractor in accordance with applicable law.

                  (m) Section 2.22(m) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of the Most Recent Balance Sheet Date will be accurately reflected on the December 31, 2004 Balance Sheet.

                  (n) Except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, Section 2.22(n) of the Disclosure Schedule sets forth all Company Plans that establish an obligation for the payment of bonuses to employees of the Company or any Subsidiary. Except as set forth in Section 2.22(n) of the Disclosure Schedule, the Company and its Subsidiaries have no other bonus obligations to any such employees. The amount of all bonus obligations earned by such employees with respect to periods through the Closing Date shall be fully accrued for on the Closing Balance Sheet.

                  (o) Except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, there are no loans or extensions of credit from the Company or any Subsidiary to any current employee of or independent contractor to the Company or any Subsidiary, other than (i) those loans and extensions of credit which have previously been disclosed in a schedule Delivered to the Buyer in Writing and (ii) de minimus advances to employees for travel expenses incurred in the Ordinary Course of Business.

                  (p) There are no loans or extensions of credit from the Company or any Subsidiary to any former employee of or independent contractor to the Company or any Subsidiary.

                  (q) Except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, there is no plan or commitment, whether legally binding or not, to create any additional Company Plans or to modify any existing Company Plans with respect to employees of the Company or any Subsidiary.

                  (r) Except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, there is no corporate-owned life insurance (COLI), split-dollar life insurance policy or any other life insurance policy on the life of any employee of the Company or any Subsidiary or on any Company Shareholder.

                  (s) All premiums that have fallen due in respect of the Company's or any Subsidiary's foreign pension schemes have been paid or are adequately provided for on the Most Recent Balance Sheet. Neither the Company nor any of the Subsidiaries have any obligation with respect to such pensions, whether or not conditional or contingent, including but not limited to back-service obligations, which are not fully funded or adequately provided for on the Most Recent Balance Sheet.

                 (t) Any "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) to which the Company or any Subsidiary is a party complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) of the Code by its terms and has been operated in accordance with such requirements. No event has occurred that would be treated by Section 409A(b) of the Code as a transfer of property for purposes of Section 83 of the Code.

         2.23  Environmental Matters.
               ---------------------

              (a) Each of the Company and the Subsidiaries has complied and is in compliance with all applicable Environmental Laws.

              (b) Neither the Company nor any Subsidiary has any liabilities or obligations arising from the release or threat of release by the Company or any Subsidiary of any Materials of Environmental Concern into the environment, and there has been no release or threat of release of any Materials of Environmental Concern at any parcel of real property or any facility formerly or currently owned, leased, operated or controlled by the Company or any Subsidiary in violation of any Environmental Law in effect as of the Closing Date that would result in the imposition, or would permit the imposition, of any fine, penalty, enforcement action or remediation obligation on the Company or any Subsidiary or, following the Closing, the Buyer or (in the event of a Merger Transaction) the Surviving Corporation.

              (c) There is no pending or, to the Knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary, any Owned Real Property or any real property formerly or currently leased by the Company or any Subsidiary.

              (d) Neither the Company nor any Subsidiary is a party to or bound by any court order, administrative order, consent order or other agreement between the Company or any Subsidiary and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

              (e) Set forth in Section 2.23 of the Disclosure Schedule is a list of all: (i) final Phase I or Phase II environmental site assessment reports, limited environmental compliance reviews and environmental regulatory compliance summaries with respect to premises currently owned, leased or operated by the Company or a Subsidiary, and (ii) documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits with respect to properties formerly owned, operated, or leased by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company or any Subsidiary has possession of or access to. A complete and accurate copy of each such document or report listed in Section 2.23 of the Disclosure Schedule has been provided to the Buyer.

              (f) The Company is not aware of any environmental liability on the part of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

         2.24  Legal Compliance. The Company and each Subsidiary is currently
                ----------------
conducting, and has at all times since January 1, 2001 conducted, its business in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity. Since January 1, 1999, neither the Company nor any Subsidiary has received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation which has not been resolved to the satisfaction of such Governmental Entity.

         2.25 Customers and Suppliers. Section 2.25 of the Disclosure Schedule
              -----------------------
sets forth a list of (a) each customer of the Company or any Subsidiary that accounted for more than 5% of the Company's consolidated revenues during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or service to the Company or a Subsidiary. No significant customer or supplier of the Company or any Subsidiary has notified the Company or any Subsidiary within the past year that it will stop, or decrease the rate of, buying materials, products or services or supplying materials, products or services, as applicable, to the Company or any Subsidiary. No purchase order or commitment of the Company or any Subsidiary of $50,000 or more is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

         2.26 Permits. The Company and each Subsidiary holds all Permits that
              -------
are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted. Each such Permit is in full force and effect; the Company or the applicable Subsidiary is in compliance with the terms of each such Permit; and, to the Knowledge of the Company (a) no suspension or cancellation of such Permit is threatened and (b) there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

         2.27 Certain Business Relationships With Affiliates. No Principal
              ----------------------------------------------
Shareholder or Affiliate of the Company, any Subsidiary or any Principal Shareholder (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, (c) except as otherwise disclosed in a schedule Delivered to the Buyer in Writing, owes any money to, or is owed any money by, the Company or any Subsidiary other than for salary and benefits obligations arising in the Ordinary Course of Business, or (d) is a party to any contract or other arrangement (written or oral) with the Company or any Subsidiary other than any contract listed in Sections 2.15(a)(vii) or
(viii), Section 2.21 or Section 2.22 of the Disclosure Schedule. Section 2.27 of the Disclosure Schedule describes any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which occurred or have existed since January 1, 2001.

         2.28 Brokers' Fees. Neither the Company, any Subsidiary nor any of the
              -------------
Sellers has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.29 Books and Records. The minute books and other similar records of
              -----------------
the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The accounting and financial books and records of the Company and each Subsidiary accurately reflect the assets, liabilities and business of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices. Section 2.29 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the Subsidiaries and the names of persons having signature authority with respect thereto or access thereto.

         2.30 Prepayments, Prebilled Invoices and Deposits.
              --------------------------------------------

              (a) Section 2.30(a) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits in excess of $100,000 each that have been received by the Company or any Subsidiary as of the date of this Agreement from customers for products to be shipped, or services to be performed, after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party and contract credited,
(B) the date received or invoiced, (C) the products and/or services to be delivered and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet, and will be properly accrued for on the Closing Balance Sheet, in accordance with GAAP applied on a consistent basis with the past practice of the Company and its Subsidiaries.

              (b) Section 2.30(b) of the Disclosure Schedule sets forth (i) all prepayments, prebilled invoices and deposits in excess of $100,000 each that have been made or paid by the Company or any Subsidiary as of the date of this Agreement for products to be purchased, services to be performed or other benefits to be received after the Closing Date, and (ii) with respect to each such prepayment, prebilled invoice or deposit, (A) the party to whom such prepayment, prebilled invoice or deposit was made or paid, (B) the date made or paid, (C) the products and/or services to be delivered and (D) the conditions for the return of such prepayment, prebilled invoice or deposit. All such prepayments, prebilled invoices and deposits are properly accrued for on the Most Recent Balance Sheet, and will be properly accrued for on the Closing Balance Sheet, in accordance with GAAP applied on a consistent basis with the past practice of the Company and its Subsidiaries.

         2.31 Controls and Procedures.
              -----------------------

              (a) The Company and its Subsidiaries maintain accurate books and records reflecting their respective assets and liabilities and maintain reasonable and adequate internal accounting controls for a privately held company which provide assurance that (i) transactions are executed with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries and to maintain accountability for the Company's and the Subsidiaries' assets, (iii) access to assets of the Company and its Subsidiaries is permitted only in accordance with management's authorization, and (iv) accounts, notes and other receivables and inventory were recorded accurately, and reasonable and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

              (b) The Company has delivered to the Buyer true and complete copies of all written policies, manuals and other documents promulgating disclosure controls and procedures concerning the Company or any of its Subsidiaries.

         2.32 Certain Payments; Export Law Compliance. Neither the Company nor
              ---------------------------------------
any Subsidiary nor any of their respective directors, officers, agents or employees or any other person acting for or on behalf of the Company or any Subsidiary has, directly or indirectly, at any time used funds, in connection with the business of the Company or any Subsidiary, for any illegal purpose or in violation of any law, including, without limitation, the making of any unlawful payment, contribution, bribe or kickback to any person affiliated with any political party or government. Neither the Company nor any Subsidiary has violated any law concerning the export or re-export of any products or services or the prohibited boycott of any country.

         2.33 Disclosure. No representation or warranty by the Company contained
              ----------
in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company or any Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. To the Knowledge of the Company, the Company and the Sellers have disclosed to the Buyer all material information relating to the business of the Company and its Subsidiaries or the transactions contemplated by this Agreement.


                                   ARTICLE III
                         REPRESENTATIONS OF THE SELLERS

         Each of the Sellers severally represents and warrants to the Buyer that, except as set forth in the Seller Disclosure Schedule, the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing. The Sellers shall use their best efforts to arrange the Seller Disclosure Schedule in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III; provided that the disclosures in any section or paragraph of the Seller Disclosure Schedule shall qualify only (a) the corresponding section or paragraph in this Article III and (b) other sections or paragraphs in this Article III to the extent that it would be reasonably inferred from a reading of the disclosure that such disclosure also qualifies or applies to such other section or paragraph.

         3.1  Title. Such Seller has good and marketable title to (a) the
              -----
Company Shares which are to be transferred to the Buyer by such Seller pursuant hereto and (b) the Options held by such Seller which are to be terminated hereunder, as the case may be, in each case, free and clear of any and all Security Interests, covenants, conditions, restrictions, voting trust arrangements, options and adverse claims or rights whatsoever. Each Seller has Delivered to the Buyer in Writing or in a Joinder Agreement a true and correct description of all Company Shares owned by such Seller and all Options held by such Seller.

         3.2  Authority. Such Seller has all requisite power and authority
              ---------
(corporate, trust, limited liability company, partnership and other) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Seller of this Agreement and the agreements provided for herein, and the consummation and performance by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, trust, limited liability company, partnership and other action on the part of such Seller. This Agreement and all other agreements provided for herein have been or will be as of the Closing Date duly and validly executed and delivered by such Seller and constitutes or will constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

         3.3  Regulatory Approvals. Such Seller is not a party to, subject to or
              --------------------
 bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by such Seller, the transfer, conveyance and sale of the Company Shares to be sold by such Seller to the Buyer pursuant to the terms hereof or the termination of any Options held by such Seller.

         3.4  Brokers. Such Seller has no liability or obligation to pay any
              -------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

         Each of the Buyer and the Transitory Subsidiary (in the case of a Merger Transaction) represents and warrants to the Company and the Sellers that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing.

         4.1  Organization and Corporate Power. Each of the Buyer and the
              --------------------------------
Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer has all requisite power and authority (corporate and other) to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         4.2  Authorization of Transaction. Each of the Buyer and the Transitory
              ----------------------------
Subsidiary has all requisite power and authority (corporate and other) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

         4.3  Noncontravention. Subject to compliance with applicable foreign
              ----------------
antitrust or trade regulation laws and, in the case of a Merger Transaction, the filing of the Certificate of Merger as required by the Michigan Business Corporation Act, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or any other agreement provided for herein, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter, articles of incorporation or By-laws of the Buyer or the Transitory Subsidiary, as the case may be, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

         4.4  Broker's Fees. The Buyer has no liability or obligation to pay an
              -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         4.5  Investment Representation. In the case of a Stock Transaction, the
              -------------------------
Buyer is acquiring the Company Shares held by the Selling Shareholders for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the agreements contemplated herein, the Buyer has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Buyer has sufficient knowledge and experience in business and financial matters to enable the Buyer to understand the risks and merits associated with participation in transactions of the type contemplated by this Agreement.

         4.6  Disclosure. No representation or warranty by the Buyer contained
              ----------
in this Agreement, and no statement contained in any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                    ARTICLE V
                                    COVENANTS

         5.1  Closing Efforts. Each of the Parties shall use its Reasonable Best
              ---------------
Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its or his Reasonable Best Efforts to ensure that (a) its or his representations and warranties remain true and correct through the Closing Date and (b) the conditions to the obligations of the other Parties to consummate the transactions contemplated by this Agreement are satisfied.

         5.2  Governmental and Third-Party Notices and Consents.
              -------------------------------------------------

              (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any applications it may be required to file under any applicable foreign antitrust or trade regulation law, shall use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that notwithstanding anything to the contrary in this Agreement, the Buyer shall not be obligated to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates. The Parties will work together to identify all waivers, permits, consents, approvals or other authorizations from Governmental Entities that are required under any applicable foreign antitrust or trade regulation law by either Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable foreign antitrust or trade regulation laws and regulations in connection therewith.

              (b) The Company, the Selling Shareholders and the Option Holders party hereto shall use their Reasonable Best Efforts to obtain, at their expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are listed or required to be listed in the Disclosure Schedule.

         5.3  Shareholder and Option Holder Approval.
              --------------------------------------

             (a) The Company and the Principal Shareholders shall use their Reasonable Best Efforts to cause all of the other Company Shareholders and all of the Option Holders to execute a Joinder Agreement in the form attached hereto as Exhibit B (a "Joinder Agreement") pursuant to which (i) each such Company Shareholder agrees to become a Selling Shareholder for purposes of this Agreement (whereupon such Company Shareholder shall be deemed to be (A) a "Selling Shareholder" hereunder and (B) a "Party" to and "Seller" under this Agreement) and (ii) each such Option Holder agrees to the termination of the Options held by such Option Holder in accordance with this Agreement (whereupon such Option Holder shall deemed to be a "Party" to and "Seller" under this Agreement). The Company and the Principal Shareholders shall also use their Reasonable Best Efforts to cause the Company to obtain, as promptly as practicable, the Requisite Shareholder Approval, either at a special meeting of shareholders or pursuant to a written shareholder consent, all in accordance with the applicable requirements of the Michigan Business Corporation Act.

              (b) In connection with obtaining Joinder Agreements and the Requisite Shareholder Approval, on March 23, 2005, the Company sent to the Option Holders a notice of the termination of all unexercised Options in the form previously Delivered to the Buyer in Writing (the "Option Notice"). The Company shall also provide (i) to the Buyer, no later than April 10, 2005, a draft of the Notice and the Disclosure Statement, which shall include a summary and a complete copy of this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Sellers, the escrow arrangements, the authority of the Representatives, the tax consequences of the transactions contemplated by this Agreement and a statement that the execution of a Joinder Agreement and the approval of this Agreement by the shareholders of the Company and the Option Holders shall constitute approval of such terms), (ii) to its shareholders, no later than April 19, 2005, the final version of the Notice, if applicable, and the Disclosure Statement and (iii) to the Option Holders, no later than April 19, 2005, the Disclosure Statement. The Buyer agrees to cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment thereon and the
 Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld, conditioned or delayed). If the Requisite Shareholder Approval is obtained by means of a written consent, the Company shall send (or include in the Disclosure Statement), pursuant to Section 407 of the Michigan Business Corporation Act, a written notice to all shareholders of the Company that did not execute such written consent informing them that this Agreement was approved by the shareholders of the Company, and shall promptly inform the Buyer of the date on which such notice was sent.

              (c) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the shareholders of the Company and the Option Holders enter into the Joinder Agreement and that the shareholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

              (d) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information concerning the Buyer or the Transitory Subsidiary furnished by the Buyer in writing for inclusion in the Disclosure Statement).

              (e) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

              (f) Each of the Principal Shareholders agrees (i) to vote (or to provide written consent with respect to) all Company Shares that are beneficially owned by him, her or it in favor of the adoption of this Agreement and the approval of the Merger and (ii) not to vote (or provide written consent with respect to) any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase, asset purchase or otherwise) of all or a majority of the outstanding capital stock or assets of the Company.

         5.4 Operation of Business. Except as expressly contemplated by this
             ---------------------
Agreement, during the period from the date of this Agreement to the Closing or the earlier termination of this Agreement in accordance with Article X hereof (the "Pre-Closing Period"), the Company shall (and shall cause each Subsidiary to) conduct its operations only in the Ordinary Course of Business and in compliance with all applicable U.S. federal, foreign, regional, state, provincial, county and local laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the Buyer:

              (a) issue or sell any stock or other securities of the Company or any Subsidiary or any options, warrants or rights to acquire any such stock or other securities (except pursuant to the exercise of Options outstanding on the date hereof), or amend any of the terms of (including the vesting of) any Options or restricted stock agreements, or repurchase or redeem any stock or other securities of the Company (except from former employees, directors or onsultants in accordance with agreements in place as of the date of this Agreement and providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to the Company or any Subsidiary);

              (b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than payment of a cash dividend on the Company Shares at such times and in such amounts as are consistent with the past practice of the Company;

              (c) create, incur, assume, cancel or compromise any indebtedness (including obligations in respect of capital leases) owed to or by the Company or any Subsidiary other than the creation, incurrence, assumption, cancellation or compromise of trade indebtedness in the Ordinary Course of Business; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; make any loans, advances or capital contributions to, or investments in, any other person or entity; or waive or release any right material to the Company or any Subsidiary; provided, however, that the Company shall be permitted to make loans to Option Holders to allow such Option Holders to exercise their Options, which loans shall be (i) evidenced by a promissory note from such Option Holder in the form attached hereto as Exhibit E and (ii) due and payable in full from the proceeds of the Closing otherwise payable to such Option Holder;

              (d) enter into, adopt or (except as required by applicable law) amend any Employee Benefit Plan, or enter into, adopt or amend any employment or severance agreement or arrangement of the type described in Section 2.22(k) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section 2.22(k) or (n) of the Disclosure Schedule) or hire any new officers or (except in the Ordinary Course of Business) any new employees or consultants;

              (e) acquire, sell, lease, license, transfer or dispose of any assets or property (including any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

              (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

              (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

              (h) amend its charter, articles of incorporation, by-laws or other organizational documents;

              (i) sell, assign, transfer, license or sublicense any Intellectual Property, other than pursuant to licenses with customers or suppliers entered into in the Ordinary Course of Business;

              (j) change the nature or scope of its business being carried on as of the date of this Agreement or commence any new business not being ancillary or incidental to such business or take any action to alter its organizational or management structure;

              (k) change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make any new elections, or changes to any current elections, with respect to Taxes;

              (l) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature required to be listed in Section 2.12, Section 2.13 or Section 2.15 of the Disclosure Schedule;

              (m) make or commit to make any capital expenditure in excess of $50,000 per item or $250,000 in the aggregate;

              (n) institute or settle any Legal Proceeding;

              (o) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Stock Transaction or the Merger Transaction set forth in Article VI not being satisfied;

              (p) fail to take any action necessary to preserve the validity of any Intellectual Property or Permit; or

              (q) agree in writing or otherwise to take any of the foregoing actions.

         In addition, during the Pre-Closing Period, the Company shall (i) accept customer orders in the Ordinary Course of Business, (ii) not take any action outside of the Ordinary Course of Business designed to increase Revenue during the Earn-Out Period ("Prohibited Actions") such as, by way of example and not limitation, delaying shipments of any Customer Offerings that would normally be shipped prior to the commencement of the Earn-Out Period or booking any Customer Offerings outside of the Ordinary Course of Business and (iii) cooperate with the Buyer in communicating with suppliers and customers to the extent reasonably required to effectuate the transactions contemplated by this Agreement.

         5.5  Access to Information. During the Pre-Closing Period, the Company
              ---------------------
and the Principal Shareholders shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours to all personnel, offices, properties, books and records of the Company and its Subsidiaries, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of the Company and the Subsidiaries, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Principal Shareholders and the Company shall furnish to the Buyer such financial and operating data and other information as to the business of the Company and the Subsidiaries as the Buyer shall reasonably request.

         5.6  Notice of Breaches. During the Pre-Closing Period, the Company,
              ------------------
the Selling Shareholders and the Option Holders shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement of the Company, the Selling Shareholders or the Option Holders in this Agreement or the Disclosure Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule; provided that if (a) such supplemental information relates to an event or circumstance occurring subsequent to the date hereof (without breach of Section 5.4 or Section 5.7), (b) such supplemental information is accompanied by a written statement from the Representatives, on behalf of the Sellers, informing the Buyer of their belief that the Buyer is entitled to terminate this Agreement in accordance with the provisions of Section 10.1(b) as a result of such supplemental information (which statement shall be binding on the Sellers) and (c) the Buyer would, in fact, have the right to terminate this Agreement pursuant to Section 10.1(b) as a result of the information so disclosed and it does not exercise such right prior to the Closing, then such supplemental information shall constitute an amendment of the representation, warranty or statement to which it relates for purpose of Article VII of this Agreement such that the Buyer shall not be entitled to indemnification with respect to such matter to the extent of the information so disclosed; provided, further, that if such supplemental information is provided to the Buyer less than two (2) full business days prior to the scheduled Closing Date, then the Closing Date shall be deferred by two (2) business days to provide the Buyer with sufficient time to evaluate such information.

         5.7  Exclusivity.
              -----------

              (a) During the Pre-Closing Period, neither the Company nor any of the Selling Shareholders shall, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company, (ii) furnish any information concerning the business, properties or assets of the Company, any Subsidiary, any division of the Company or the Company Shares to any party (other than the Buyer) or (iii) engage in negotiations or enter into any agreement with any party (other than the Buyer) concerning any such transaction.

              (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company and the Shareholders are terminating such discussions or negotiations. If the Company or any of the Selling Shareholders receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

         5.8  Expenses. Except as otherwise expressly provided herein, the Buyer
              --------
will pay all fees and expenses (including legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby and the Company will pay all fees and expenses incurred by the Company in connection with the transactions contemplated hereby, which fees and expenses shall be reserved and provided for on the Closing Balance Sheet, with any amounts in excess thereof being paid for by the Sellers; provided, however, that any Public Company Expenses for which an invoice or bill has been received prior to the Closing and which has been recorded or paid by the Company shall be reserved or provided for as a receivable from the Buyer on the Closing Balance Sheet. Expenses incurred by the Company after the Closing associated with bringing the Company into compliance with the record keeping and documentation requirements of the Sarbanes-Oxley Act of 2002 will be paid for by the Company, the Buyer or the Surviving Corporation; provided that nothing set forth in this
Section 5.8 shall relieve the Sellers from any indemnification obligation pursuant to Section 7.1 of this Agreement. Each Seller shall be responsible for payment of all sales or transfer Taxes (including real property transfer Taxes) arising out of the conveyance of the Company Shares owned by such Seller.

         5.9  280G Covenant. Prior to the Closing Date, the Company shall submit
              -------------
to a shareholder vote the right of any "disqualified individual" (as defined in Section 280G(c) of the Code) to receive an amount of payments contingent on the consummation of the transactions contemplated by this Agreement (within the meaning of Section 280G(b)(2)(i) of the Code) to the extent necessary so that no payment received by such "disqualified individual" would be a "parachute payment" under Section 280G(b) of the Code (determined without regard to Section 280G(b)(4) of the Code), in a manner that satisfies the shareholder approval requirements for the small business corporation exemption of Section 280G(b)(5) of the Code and regulations promulgated thereunder. Such vote shall establish the "disqualified individual's" right to the payment or other compensation. In addition, before the vote is submitted to shareholders, the Company shall provide adequate disclosure to Company Shareholders that hold voting Company Shares of all material facts concerning all payments that, but for such vote, could be deemed "parachute payments" to a "disqualified individual" under
Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and regulations promulgated thereunder.

         5.10 Environmental Remediation.
              -------------------------

              (a) Prior to the Closing Date, the Company shall commence and diligently prosecute the environmental remediation activities set forth on
Schedule 5.10 attached hereto (the "Remediation Activities"). After the Closing Date, the Buyer shall cause the Company (in the case of a Stock Transaction) or the Surviving Corporation (in the case of a Merger Transaction) to complete the Remediation Activities. The Remediation Activities shall be undertaken in a good and workmanlike manner in compliance with all applicable laws.

              (b) If the actual cost of completing the Remediation Activities exceeds the sum of (i) the reserve therefor set forth on the Closing Balance Sheet and (ii) any fines or penalties assessed by any Governmental Entity with respect to any violation of any Environmental Law associated with the matters giving rise to the Remediation Activities, the total amount of such excess shall be paid to the Buyer from the Escrow Fund.

              (c) If the actual cost of completing the Remediation Activities is less than the sum of (i) the reserve therefor set forth on the Closing Balance Sheet and (ii) any fines or penalties assessed by any Governmental Entity with respect to any violation of any Environmental Law associated with the matters giving rise to the Remediation Activities, the amount of such savings shall be paid by the Buyer to the Representatives for distribution to the Selling Shareholders and Option Holders.

              (d) On the first anniversary of the Closing Date, the Buyer and the Representatives shall make a good faith determination of the actual costs incurred for those Remediation Activities that have been completed on or prior to such date. In the event the aggregate net costs incurred with respect thereto are less than the aggregate budgeted amounts therefor set forth on Schedule 5.10, then the Buyer shall promptly pay the Representatives, for distribution to the Selling Shareholders and Option Holders, the amount of such savings for such completed items. Notwithstanding the foregoing, the Buyer shall be permitted to reduce such payment by the amount, if any, by which the average of (i) the Buyer's reasonable estimate of the costs of completing the remaining Remediation Activities not completed by the first anniversary of the Closing Date obtained from an independent, reliable third party, and (Y) the Representative's reasonable estimate of the costs of completing such remaining Remediation Activities obtained from an independent, reliable third party, exceeds the remaining budget therefor set forth on Schedule 5.10. The Representatives and the Buyer shall each have the right to dispute the other party's estimate of such cost of completing the remaining Remediation Activities in accordance with the procedures set forth in Section 7.4(e) of this Agreement.

         5.11 FIRPTA Notice. Prior to the Closing, the Company shall deliver to
              -------------
the Buyer and to the Internal Revenue Service a notice that the Company Shares are not "U.S. real property interests" in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code. If the Buyer does not receive the notice described above on or before the Closing Date, the Buyer, the Company (in the case of a Stock Transaction) or the Surviving Corporation (in the case of a Merger Transaction) shall be permitted to withhold from the payments to be made pursuant to this Agreement any required withholding tax under Section 1445 of the Code.

         5.12 S-X Financial Statements. The Company shall deliver to the Buyer,
              ------------------------
not later than three (3) business days prior to the Closing, (a) financial statements for the Company and its Subsidiaries which satisfy the Buyer's financial statement reporting obligations with respect to the acquisition of the Company and its Subsidiaries under Regulation S-X of the SEC (the "S-X Financial Statements"), including without limitation (i) audited consolidated balance sheets and statements of income, changes in shareholders' equity and cash flows of the Company as of and for the fiscal years ended December 31, 2003 and December 31, 2004, as certified without qualification by Grant Thornton LLP ("Grant Thornton"), the Company's independent public accountants, and (ii) if required by Regulation S-X, the unaudited consolidated balance sheet and statements of income, changes in shareholders' equity and cash flows of the Company as of and for the fiscal quarter ended March 31, 2005, reviewed by Grant Thornton in accordance with Statement of Accounting Standards No. 100, and (b) a consent of Grant Thornton to the inclusion of its reports regarding the S-X Financial Statements in the Buyer's 8-K filing with the SEC with respect to the transactions contemplated by this Agreement. The Sellers shall also provide to the Buyer the footnote detail for all non-audit services listed in Section 2.6(d) of the Disclosure Schedule (the "Footnote Detail").

         5.13 Title Insurance. Prior to the Closing, the Company shall, at the
              ---------------
Company's cost and expense, procure with respect to each parcel of Owned Real Property located in the United States an ALTA Owner's policy of Title Insurance Form B-1987 (or equivalent policy reasonably acceptable to the Buyer if the real property is located in a state in which an ALTA Owner's policy of Title Insurance Form B-1987 is not available) issued by a title insurer reasonably satisfactory to the Buyer, in the amounts set forth on Schedule 5.13 hereto, insuring title to such real property to be in the Company or the applicable Subsidiary as of the Closing (subject only to the title exceptions described in Section 2.11 of the Disclosure Schedule). Each such title insurance policy shall
(a) insure title to the real property and all recorded easements benefiting such real property and (b) contain a "non-imputation" endorsement to the effect that title defects known to the officers, directors, and stockholders of the owner prior to the Closing shall not be deemed "facts known to the insured" for purposes of the policy.

         5.14 Forensic Accountant Report. The Company has engaged SBV Forensics,
              --------------------------
BV of Rotterdam, Netherlands to investigate and prepare a report (the "Forensic Accountant Report") with respect to the matters disclosed in Section 2.31 of the Disclosure Schedule and any matters related thereto or arising therefrom. The Company shall fully cooperate with such forensic accountant in connection with such investigation and shall deliver a copy of the Forensic Accountant Report to the Buyer promptly after receipt thereof.


                                   ARTICLE VI
     CONDITIONS TO CONSUMMATION OF STOCK TRANSACTION AND MERGER TRANSACTION

         6.1  Conditions to Obligations of the Buyer and the Transitory
             ----------------------------------------------------------
Subsidiary.
----------
              (a) The obligation of the Buyer to consummate the Stock Transaction is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the
Buyer:

                  (i) all applicable pre-closing waiting periods (and any extensions thereof) under applicable foreign antitrust or trade regulation laws shall have expired or otherwise been terminated;

                  (ii) in the reasonable determination of the Buyer, since the date of this Agreement (A) there shall have occurred no change, event, circumstance or development that, individually or in the aggregate with any other such change, event, circumstance or development, has had, or is reasonably likely to have, a Company Material Adverse Effect and (B) there shall have occurred no material disruption in the public or private debt financing markets;

                  (iii) all of the Company Shareholders other than the Principal Shareholders and all of the Option Holders shall have executed and delivered Joinder Agreements to the Buyer, which Joinder Agreements shall be in full force and effect as of the Closing Date;

                  (iv) the Company, the Subsidiaries and the Sellers shall have obtained at their own expense (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, which are (A) necessary for the consummation of the transactions contemplated by the Agreement or (B) material to the conduct of the Company's and the Subsidiaries' respective businesses;

                  (v) the representations and warranties of the Company and the Sellers set forth in this Agreement shall be true and correct in all material respects when made as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct in all material respects as of such date);

                  (vi) the Company and the Sellers shall have performed or complied with its or his agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (vii) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would
(A) prevent consummation of the transactions contemplated by this Agreement,
(B) cause the transactions contemplated by this Agreement to be rescinded following consummation or (C) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (viii) the Company and the Representatives shall have delivered to the Buyer the Company Certificate;

                  (ix) the Buyer shall have received copies of the resignations, effective as of the Closing, of each director and officer of the Company and the Subsidiaries listed on Schedule 6.1(a)(ix);

                  (x) the Buyer shall have received a counterpart of the Escrow Agreement executed by the Escrow Agent and the Representatives;

                  (xi) the Buyer shall have received (A) from Warrick & Boyn, LLP, counsel to the Company and the Representatives, an opinion in the form attached hereto as Exhibit C, addressed to the Buyer and dated as of the
                   ---------

Closing Date and (B) with respect to any Subsidiary not organized under the laws of Michigan, an opinion in form and substance reasonably acceptable to the Buyer of other counsel to the Company and the Representatives reasonably acceptable to the Buyer, which opinion shall be addressed to the Buyer, dated as of the Closing Date and address the matters indicated in Exhibit C as being applicable to such Subsidiary;

                  (xii) the Buyer shall have received the Forensic Accountant Report and shall be satisfied with the results of the investigation of the matters reported therein;

                  (xiii) the Buyer shall have received the S-X Financial Statements and the Footnote Detail;

                  (xiv) the Buyer shall have received bank financing of not less than $55,000,000 on terms and conditions satisfactory to the Buyer in its reasonable discretion and shall have provided the Representatives with a copy of a firm commitment for said bank financing by no later than 30 business days after the Buyer's receipt of the Company's audited consolidated balance sheet and statements of income, changes in shareholders' equity and cash flows as of and for the fiscal year ended December 31, 2003; and

                  (xv) the Buyer shall have received such other customary certificates and instruments (including certificates of good standing of the Company and the Subsidiaries in their respective jurisdictions of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

              (b) The Parties intend to consummate the Merger Transaction only if the conditions precedent to the consummation of the Stock Transaction have not been satisfied and the Stock Transaction has not been consummated on or before May 6, 2005. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger Transaction is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

                  (i) the conditions set forth in Sections 6.1(a)(i) and (ii) and (iv) through (xv) shall have been satisfied; and

                  (ii) the Buyer shall have received evidence that this Agreement and the Merger have received the Requisite Shareholder Approval.

         6.2  Conditions to Obligations of the Sellers.
              ----------------------------------------

              (a) The obligation of the Company and the Sellers to consummate the Stock Transaction is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Company and the Representatives:

                  (i) all applicable pre-closing waiting periods (and any extensions thereof) under applicable foreign antitrust or trade regulation laws shall have expired or otherwise been terminated;

                  (ii) all of the Company Shareholders, other than the Principal Shareholders, and all of the Option Holders shall have executed and delivered Joinder Agreements to the Buyer, which Joinder Agreements shall be in full force and effect as of the Closing Date;

                  (iii) the representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects when made as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct in all material respects as of such date);

                  (iv) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (v) the Buyer shall have delivered to the Representatives the Buyer Certificate;

                  (vi) the Representatives shall have received a counterpart of the Escrow Agreement executed by the Buyer and the Escrow Agent;

                  (vii) the Representatives shall have received evidence of delivery of the Original Escrow Deposit and the Letter of Credit to the Escrow Agent; and

                  (viii) the Representatives shall have received such other customary certificates and instruments (including certificates of good standing of the Buyer in its jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as they shall reasonably request in connection with the Closing.

              (b) The obligation of the Company and the Sellers to consummate the Merger Transaction is subject to the satisfaction of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Company and the Representatives:

                  (i) the conditions set forth in Sections 6.2(a)(i) and (iii) through (viii) shall have been satisfied;

                  (ii) the representations and warranties of the Transitory Subsidiary set forth in this Agreement shall be true and correct in all material respects when made as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct in all material respects as of such date);

                  (iii) the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing; and
<

>                  (iv) the Representatives shall have received such other
certificates and instruments (including certificates of good standing of the Transitory Subsidiary in its jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as they shall reasonably request in connection with the Closing.


                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1  Indemnification by the Sellers.
              ------------------------------
              (a) The Sellers, jointly and severally, shall indemnify the Buyer in respect of, and hold it harmless against, any and all Damages and claims for Damages incurred or suffered by the Company, the Surviving Corporation (in the case of a Merger Transaction), the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (i) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company or any Seller contained in (A) Article II of this Agreement (Representations and Warranties of the Company), (B) any Joinder Agreement or (C) the Company Certificate;

                  (ii) except as provided in Section 7.1(b)(iii) below, any failure to perform any covenant or agreement of the Company or any Seller contained in this Agreement or any agreement or instrument furnished by the Company or any Seller to the Buyer pursuant to this Agreement;

                  (iii) any claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a shareholder (other than the right to receive the Transaction Consideration pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; (C) any rights under the articles of incorporation, by-laws or comparable organizational documents of the Company;
(D) any claim that his, her or its shares were wrongfully repurchased by the Company; or (E) any rescission or similar rights arising out of acts or omissions of the Sellers or the Company prior to Closing under applicable federal, state or foreign securities or other law with regard to any of the Company Shares;

                  (iv) any Asbestos Claim;

                  (v) the Netherlands Product Liability Claim;

                  (vi) any Brazil Matters Claim;

                  (vii) any claim by a shareholder or former shareholder of the Company, or any option holder or former option holder of the Company, seeking to assert, or based upon, any written shareholder agreement with the Company in effect on or prior to the Closing Date, or alleging a breach of fiduciary duty or any similar claim arising out of acts or omissions of the Company or any member of the Company's board of directors on or prior to the Closing Date;

                  (viii) any failure, for any period ending on or prior to the Closing Date, by the Company or any Subsidiary to be qualified or otherwise authorized to conduct business under the laws of any jurisdiction where such qualification or authorization was required;

                  (ix) any Company Warranty Obligations with respect to products or goods sold or manufactured (but excluding, in the case of manufactured products, any components manufactured by the Company or any Subsidiary prior to Closing that are assembled by the Buyer, the Company or any Subsidiary following the Closing into a larger assembly) by the Company or any Subsidiary prior to the Closing Date in excess of the reserve established by the Company on the Closing Balance Sheet;

                  (x) any Product Liability Claim (other than any Asbestos Claim or the Netherlands Product Liability Claim, which shall be the subject of indemnification pursuant to the provisions of Sections 7.1(a)(iv) and (v) above)) or

                  (xi) any Swiss Sale Claim.

              (b) Each Seller, severally and not jointly, shall indemnify the Buyer in respect of, and hold it harmless against, any and all Damages and claims for Damages incurred or suffered by the Company, the Surviving Corporation (in the case of a Merger Transaction), the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (i) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of such Seller contained in
Article III of this Agreement (Representations of the Sellers);

                  (ii) any failure of such Seller to have good, valid and marketable title to the issued and outstanding Company Shares or Options issued in the name of such Seller, free and clear of all Security Interests; and

                  (iii) any failure by such Seller to perform any covenant set forth in Sections 9.2 or 9.3 of this Agreement.

         7.2  Indemnification by the Buyer. The Buyer shall indemnify the
              ----------------------------
Sellers in respect of, and hold them harmless against, any and all Damages and claims for Damages incurred or suffered by the Sellers resulting from, relating to or constituting:

              (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Buyer or, in the case of a Merger Transaction, the Transitory Subsidiary contained in this Agreement or the Buyer Certificate; or

              (b) any failure to perform any covenant or agreement of the Buyer or, in the case of a Merger Transaction, the Transitory Subsidiary contained in this Agreement or any agreement or instrument furnished by the Buyer or, in the case of a Merger Transaction, the Transitory Subsidiary to the Company pursuant to this Agreement.

         7.3  Indemnification Claims For Third Party Actions.
              ----------------------------------------------

              (a) An Indemnified Party seeking indemnification for any Third Party Action shall give written notification to the Indemnifying Party of the commencement of such Third Party Action and shall provide a Claim Notice to the Indemnifying Party within the applicable survival period identified in Section
7.5. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent then known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages. No delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure. The Indemnified Party shall provide the Indemnifying Party with a copy of the complaint or other written notice of the claim from the third party claimant to the Indemnified Party, along with reasonable access to such additional information that is in the control or possession of the Indemnified Party relating to the Third Party Action as the Indemnifying Party may reasonably request for the purpose of assisting the Indemnifying Party in determining whether to assume control of the defense of such Third Party Action in accordance with the provisions of Section 7.3(c) below.

              (b) In the case of any Third Party Action commenced prior to the Closing Date for which a notice and a claim for coverage has previously been provided to the applicable insurer (an "Existing Insured Claim"), the Indemnified Party shall not withdraw such notice or claim without the prior written consent of the Indemnifying Party. In the case of any Third Party Action
(i) relating to any Product Liability Claim or Asbestos Claim or (ii) where the Damages are reasonably expected to be in excess of $50,000 (any such claim in clause (i) or (ii) a "Required Insured Claim"), the Indemnified Party shall notify the applicable insurance carrier of the commencement of such Third
Party Action and shall make a claim for coverage with respect thereto under such policy. In the case of any other Third Party Action not involving a Product Liability Claim or an Asbestos Claim and where the Damages are not reasonably expected to be in excess of $50,000, the Indemnified Party shall be obligated to notify any applicable insurer of the commencement of such Third Party Action and make a claim for coverage with respect thereto under such policy to the extent such action would be consistent with the Indemnified Party's past practice for similar claims and without regard to the availability of indemnification under this Article VII (a "Customary Insured Claim").

         In the case of any Existing Insured Claim, Required Insured Claim or Customary Insured Claim (each, an "Insured Claim"), the Indemnified Party shall reasonably cooperate with any insurer of the Indemnified Party or any of its subsidiaries (including, without limitation, the Company, the Surviving Corporation or any Subsidiary) involved in such Insured Claim and shall respond to all information requests reasonably made by the insurer in connection with the Insured Claim. The Indemnified Party will keep the Indemnifying Party advised of the status of any insurance availability and recovery for the Insured Claim and will provide the Indemnifying Party with copies of any substantive correspondence received by the Indemnified Party from the insurer with respect to the recovery of insurance for such Insured Claim.

         In no event shall the Indemnified Party be obligated to take any action other than as set forth in the preceding two paragraphs with respect to any such Insured Claim; provided, however, that if:

                  (i) the Indemnified Party recovers any Damages from the Indemnifying Party (including, without limitation, from the Escrow Fund) under this Agreement with respect to any Insured Claim with respect to which an insurance claim has been filed by the Indemnified Party but with respect to which no insurance recovery has been obtained and for which the Indemnified Party does not elect to further pursue such claim, or

                  (ii) the Indemnifying Party agrees that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Insured Claim constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VII, subject to the limitations on indemnification set forth in Section 7.6, then, in either such case, at the request of the Indemnifying Party, the Indemnified Party shall assign its claim against the insurer and its right to any insurance recovery with respect to such Insured Claim to the Indemnifying Party in accordance with, and to the extent provided in, Section 7.6(l). In the event any claim against the insurer or any right to recover insurance with respect to any Insured Claim is not assignable by the Indemnified Party (a "Non-Assignable Insurance Claim"), then, if the Indemnifying Party has a reasonable belief that the decision of the insurance company should be challenged, the Indemnified Party shall reasonably cooperate, at the sole cost and expense of the Indemnifying Party, in the pursuit of such Non-Assignable Insurance Claim; provided that the Indemnifying Party promptly reimburses the Indemnified Party for all such costs and expenses including, without limitation, pursuant to Section 7.3(g).

              (c) The Indemnifying Party shall be deemed to have disputed that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VII, unless and until the Indemnifying Party shall deliver to the Indemnified Party a Third Party Action Response, in which the Indemnifying Party agrees that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VII, subject to the limitations on indemnification set forth in Section 7.6. Any such dispute shall be resolved in accordance with the provisions of Section 7.4.

              (d) Except as hereinafter provided, the Indemnified Party shall control the defense of any Third Party Action with counsel approved by the Indemnifying Party, which approval shall not be unreasonably withheld or delayed Notwithstanding the foregoing, the Indemnifying Party shall be permitted to assume control of such defense at any time (i) if it sends a written notice to the Indemnified Party to the effect that (A) the Indemnifying Party irrevocably elects to assume control of the defense of such Third Party Action and (B) any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action, including, without limitation, costs, expenses and other liabilities incurred by the Indemnified Party in connection with the defense of such Third Party Action through the date of such notice, constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VII, subject, however, to the limitations on indemnification set forth in Section 7.6 and (ii) provided that the Indemnifying Party may only assume control of such defense if:

              (X) in the case where such Third Party Action contains any ad damnum, such ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VII;

              (Y) in the case where such Third Party Action does not contain any ad damnum, the Indemnified Party reasonably determines, based upon estimates, where available, of independent third party experts (such as insurers, actuaries, and the defense counsel directly involved in defending the claim), that the amount of any Damages reasonably expected to be incurred by the Indemnified Party with respect to such Third Party Action is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this
Article VII (with the Indemnified Party hereby agreeing to make a request for, and to provide the Indemnifying Party reasonable access to, estimates from such third party experts upon the reasonable request of the Indemnifying Party, with any dispute between the Indemnified Party and the Indemnifying Party with respect to any such determination to be resolved in accordance with the provisions of Section 7.4); and

              (Z) such Third Party Action does not at any time involve criminal liability or a claim for equitable relief against the Indemnified Party.

              (e) The Controlling Party shall conduct the defense of any Third Party Action in good faith. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action, shall provide copies of any pleadings and other documentation that the Non-controlling Party may reasonably request from time to time, and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. Each party shall furnish the other party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action.

              (f) With respect to any Third Party Actions pending against the Company or any Subsidiary on Closing Date, (i) the Sellers hereby agree that such Third Party Actions constitute matters for which the Buyer shall be entitled to indemnification pursuant to this Article VII and (ii) the Buyer shall continue the defense of such Third Party Action with the current counsel handling such defense, or such other counsel as may be reasonably approved by the Representatives, subject to the right of the Representatives to assume the defense of such claim in accordance with, and subject to the limitations of, the provisions of this Section 7.3.

              (g) The reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party is the Controlling Party pursuant to the terms of this Section 7.3 or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have interests that conflict or different defenses available with respect to such Third Party Action that the Indemnifying Party is not willing or is not able to assert on behalf of the Indemnified Party. In the case (I) where the Sellers are both the Indemnifying Party and the Controlling Party, or (II) the Indemnified Party pursues a

Non-Assignable Insurance Claim in accordance with, and subject to the limitations set forth in, Section 7.3(b), then the Representatives shall be permitted (A) to recover the reasonable fees and expenses of counsel incurred in the defense of any Third Party Action or (B) to recover the reasonable fees and expenses of counsel to the Indemnified Party incurred in the pursuit of a Non-Assignable Insurance Claim and actually paid to the Indemnified Party in accordance with the provisions of Section 7.3(b), in each case within 18 months after the Closing from the Escrow Fund; provided, however, that in no event shall the aggregate recovery by the Representatives from the Escrow Fund with respect to all such costs under clauses (A) and (B) exceed $1,000,000.

              (h) The Controlling Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Non-controlling Party, which shall not be unreasonably withheld, conditioned or delayed; provided that where the Indemnifying Party is the Controlling Party, the consent of the Indemnified Party shall not be required if such settlement or entry of judgment only requires the payment of money damages and provides no other relief, the Indemnifying Party agrees in writing to pay any such damages payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability.

              (i) Notwithstanding the other provisions of this Section 7.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VII, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VII, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VII, for any such Damages which the Indemnified Party proves, by a preponderance of the evidence, it is entitled to recover pursuant to this Article VII (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, the reasonableness of the amount the Indemnified Party expended to satisfy such obligation, or the amount, if any, for which it is entitled to indemnification, under the terms of this Article VII). In the event the Indemnified Party takes any action under this Section 7.3(i), the Indemnified Party shall use reasonable efforts to preserve the evidence of the Damages giving rise to such claim for indemnification.

              (j) For purposes of Sections 7.3, 7.4 and the second and third s entences of Section 7.5, (i) if any of the Sellers comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Representatives, and (ii) if any of the Sellers comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) shall be deemed to refer to the Representatives. The Representatives shall have full power and authority on behalf of each Seller to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Sellers under this Article VII. The Representatives shall have no liability to any Seller for any action taken or omitted on behalf of the Sellers pursuant to this Article VII.

              (k) Any dispute between the parties arising out of the provisions of this Section 7.3 shall be resolved in accordance with the provisions of
Section 7.4.

         7.4  Indemnification Claims For Other Matters.
              ----------------------------------------

              (a) In the case of any claim for indemnification under this
Article VII that does not involve a Third Party Action (including, without limitation, any dispute between the Parties about whether the Indemnified Party is entitled to indemnification with respect to any Third Party Action asserted by the Indemnified Party under Section 7.3(a)), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party within the applicable survival period identified in Section 7.5.

              (b) The Indemnified Party shall provide the Indemnifying Party with reasonable access to such additional information that is in the control or possession of the Indemnified Party as the Indemnifying Party may reasonably request for the purpose of assisting the Indemnifying Party in determining its obligations to provide indemnification under this Agreement, provided that the Indemnified Party shall only be obligated to provide such additional information that (i) would be discoverable under the Federal Rules in any Dispute and (ii) would be relevant to evaluating such Claim Notice. Such additional information shall include, without limitation, in the case of an environmental claim, reasonable access to any property owned by the Indemnified Party or any of its Affiliates which is the subject of a claim for the purpose of conducting an inspection and if necessary, testing of the site (such inspection and testing to be conducted in a manner which does not unreasonably interfere with the normal operations of such site), and copies of any reports related to the environmental claim.

              (c) Within 45 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall:

                  (i) admit that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by (A) in the case where the Sellers comprise the Indemnifying Party and the Escrow Fund has not been distributed to the Sellers, an irrevocable instruction from the Representatives to the Escrow Agent to pay the Claimed Amount to the Buyer from the Escrow Fund (subject to the limitations of Section 7.6) or (B) in the case where the Buyer is the Indemnifying Party, payment by the Buyer to the Representatives, for distribution to the Sellers, of the Claimed Amount (subject to the limitations of Section 7.6), by check or by wire transfer);

                  (ii) admit that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by (A) in the case where the Sellers comprise the Indemnifying Party and the Escrow Fund has not been distributed to the Sellers, an irrevocable instruction from the Representatives to the Escrow Agent to pay the Agreed Amount to the Buyer from the Escrow Fund (subject to the limitations of Section 7.6) or (B) in the case where the Buyer is the Indemnifying Party, payment by the Buyer to the Representatives, for distribution to the Sellers, of the Agreed Amount (subject to the limitations of Section 7.6), by check or by wire transfer); or

                  (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Party is entitled to indemnification under this Article VII. If no Response is delivered by the Indemnifying Party within such 45-day period, the Indemnifying Party shall be deemed to have disputed that the Claimed Amount is owed to the Indemnified Party. Acceptance by the Indemnified Party of partial payment of any Claimed Amount shall be without prejudice to the Indemnified Party's right to claim the balance of any such Claimed Amount.

              (d) During the 60-day period following (i) the delivery of a Response that reflects a Dispute or (ii) the expiration of the 45-day period set forth in Section 7.3(c) in the event no Response is received by the Indemnifying Party to the Claim Notice, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration or mediation, and if the Indemnifying Party and the Indemnified Party agree in writing to submit the Dispute to such arbitration or mediation, then the provisions of Section 7.4(e) shall become effective with respect to such Dispute. The provisions of this Section 7.4(d) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration, mediation or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in the State of Michigan, in accordance with
Section 12.11.

              (e) If, as set forth in Section 7.4(d), the Indemnified Party and the Indemnifying Party agree to submit any Dispute to binding arbitration or mediation, the arbitration or mediation shall be conducted by a single arbitrator (the "Arbitrator") or mediator (the "Mediator"), as the case may be, mutually acceptable to the parties in Southfield, Michigan in accordance with the Commercial Rules in effect from time to time and the following provisions:

                  (i) In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling;

                  (ii) Either party shall commence the arbitration or mediation by filing a written submission with the Southfield, Michigan office of the AAA in accordance with Commercial Rule 5 (or any successor provision), or by delivery of a Notice of Dispute meeting the requirements of Commercial Rule 5 to the other party;

                  (iii) Depositions and other discovery shall be conducted pursuant to the applicable U.S. federal rules relating to discovery (the "Federal Rules"), except that (A) discovery shall be permitted to commence immediately, (B) the parties shall not be subject to the additional requirements imposed by Rule 26(d) or (f) of the Federal Rules and (C) the Arbitrator or Mediator shall establish such additional discovery procedures as the Arbitrator or Mediator shall reasonably deem appropriate;

                  (iv) Not later than 30 days after the conclusion of the arbitration or mediation hearing, the Arbitrator or Mediator, as the case may be, shall prepare and distribute to the parties a writing setting forth the award and the Arbitrator's or Mediator's reasons therefor. Any award rendered by the Arbitrator or Mediator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 12.11);

                  (v) No Arbitrator or Mediator shall have any power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 7.4(e), or (y) address or resolve any issue not submitted by the parties; and

                  (vi) In connection with any arbitration or mediation proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator or Mediator, as the case may be, the costs and expenses of obtaining the facility where the arbitration or mediation hearing is held, and such other costs and expenses as the Arbitrator or Mediator may determine to be directly related to the conduct of the arbitration or mediation and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

         7.5  Survival of Representations, Warranties and Indemnification
              -----------------------------------------------------------
Obligations.
-----------

              (a) Unless otherwise specified in this Section 7.5, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue in full force and effect in accordance with their terms.

              (b) Except for (i) the Excluded Matters, (ii) the indemnification obligations set forth in Section 7.1(a)(vi) and Section 7.1(a)(vii), and (iii) the representations and warranties set forth in Section 2.23 (Environmental Matters), all representations and warranties and all indemnification obligations set forth in this Agreement shall expire on the date 18 months following the Closing Date.

              (c) All representations and warranties and all indemnification obligations set forth in this Agreement with respect to the Excluded Matters shall survive the Closing until the expiration of all applicable statutes of limitation.

              (d) All indemnification obligations set forth in Section 7.1(a)(vi) and Section 7.1(a)(vii) and the representations and warranties set forth in Section 2.23 (Environmental Matters) and all related indemnification obligations set forth in this Agreement shall expire on the date three (3) years following the Closing Date.

              (e) If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation, warranty or other indemnification obligation, a Claim Notice based upon a breach of such representation or warranty or arising out of such other indemnification obligation, then the

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
applicable representation, warranty or other indemnification obligation shall survive until, but only for purposes of, the resolution of any claims arising from or related to the matter covered by such notice.

              (f) If the legal proceeding or written claim with respect to which a Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party.

              (g) The rights to indemnification set forth in this Article VII shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder, or (ii) except as contemplated by Section 5.6 hereof, any waiver by an Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

              (h) Within ten (10) days after the 18 month anniversary of the Closing Date, the Buyer shall deliver to the Representatives and the Escrow Agent a notice of the Buyer's good faith estimate of the appropriate Retained Amount (the "Escrow Retention Notice"). Within 60 days after delivery of the Escrow Retention Notice, the Representatives shall provide the Buyer with the Representatives' good faith estimate of the appropriate Retained Amount (the "Escrow Retention Response"). Unless disputed in the manner set forth below, the Retained Amount shall be the average of the amount set forth in the Buyer's Escrow Retention Notice and the amount set forth in the Representatives' Escrow Retention Response. Each party shall have the right to dispute the other party's estimate of the Retained Amount by notice given to the Escrow Agent and the other party within 60 days after delivery of the Retention Escrow Response. If the Buyer and the Representatives are unable to resolve the dispute within 60 calendar days after delivery of the Representatives' Escrow Retention Response, such dispute shall be resolved in accordance with the provisions of Section 7.4.

              (i) The estimates and reports referenced in Section 7.5(h) and subsection (Y) of Section 7.3(d) shall be obtained and used solely for the purpose of the settlement of disputed matters between the parties, will not constitute an admission of liability by either party, will not constitute an admission of any fact to any third party, and will be denominated as "Confidential Settlement Documentation" which is not admissible for any other purpose or in any other proceeding, except as expressly set forth in this Agreement or as may be required by law.

         7.6  Limitations.
              -----------

              (a) Notwithstanding anything to the contrary herein:

                  (i) the aggregate liability of the Sellers for Damages under this Article VII shall not exceed the Escrow Fund; and

                  (ii) the Sellers shall not be liable under Sections 7.1(a)(i), 7.1(a)(iv) (but only with respect to Asbestos Claims made after the Closing
Date), 7.1(a)(viii), 7.1(a) (ix), 7.1(a)(x) or 7.1(b)(i) unless and until the aggregate Damages for which they would otherwise be liable under Sections

7.1(a)(i), 7.1(a)(iv) (but only with respect to Asbestos Claims made after the Closing Date), 7.1(a)(viii), 7.1(a)(ix), 7.1(a)(x) and 7.1(b)(i) exceed $500,000
(the "Basket") (at which point the Sellers shall become liable for the aggregate Damages under Sections 7.1(a)(i), 7.1(a)(iv) (but only with respect to Asbestos Claims made after the Closing Date), 7.1(a)(viii), 7.1(a)(ix), 7.1(a)(x) and 7.1(b)(i) in excess of the Basket);

provided that (A) the limitations set forth in clauses (i) and (ii) above shall not apply to the Excluded Matters and (B) the limitations set forth in clause
(ii) above shall not apply to a claim under Section 7.1(a)(i) arising out of a breach of the representations and warranties set forth in Section 2.16(b) (Accounts Receivable of IPMT) or 2.22(p) (Loans to Former Employees). In no event shall the aggregate liability of any Seller for Damages under this Article VII exceed, in the case of a Selling Shareholder or a Company Shareholder, the total Transaction Consideration received by such Selling Shareholder or Company Shareholder or, in the case of an Option Holder, the total Option Consideration received by such Option Holder.


              (b) Notwithstanding anything to the contrary herein, except as otherwise provided in this Section 7.6 and except for claims based on fraud or knowing misrepresentation, (i) the aggregate liability of the Buyer for Damages under this Article VII shall not exceed the amount of the Escrow Fund, and (ii) the Buyer shall not be liable under Section 7.2(a) unless and until the aggregate Damages for which it would otherwise be liable under Section 7.2(a) exceed the Basket (at which point the Buyer shall become liable for the aggregate Damages under Section 7.2(a) in excess of the Basket); provided that the limitations set forth in this sentence shall not apply to a claim pursuant to (A) Section 7.2(a) relating to a breach of the representations and warranties set forth in Sections 4.1 or 4.2 or (B) Section 1.10 or 1.11.

              (c) In the case of any claim under Section 7.1(a)(ix), the Indemnified Parties' Damages shall be based upon the amount the Company or the applicable Subsidiary, as the case may be, is obligated to pay or the costs the Company or the applicable Subsidiary is required to incur in accordance with the Company Warranty Obligations, and shall not reflect amounts incurred as an accommodation to the applicable customer.

              (d) Except with respect to claims based on fraud or knowing misrepresentation or as provided in Article VIII hereof, after the Closing, the rights of the Indemnified Parties under this Article VII shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement. The Buyer further acknowledges that, except with respect to claims based on fraud or knowing misrepresentation, (i) the potential liability of the Sellers under or in connection with this Agreement will be limited as provided in this Agreement and
(ii) no Seller will be deemed to have made any representation or warranty, expressed or implied, except as otherwise may be expressly set forth herein.

              (e) The Escrow Fund is intended to secure the indemnification obligations of the Sellers under this Agreement. Except for the Excluded Matters and except for the Buyer's right to reduce the amount of the Letter of Credit in satisfaction of claims for indemnification for Tax related matters under Article VIII of this Agreement in accordance with the provisions of the Escrow Agreement, the Escrow Fund shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VII. The Buyer shall not attempt to collect any Damages directly from any Seller unless there are no remaining funds in the Escrow Fund pursuant to the Escrow Agreement. Each Seller shall be severally, and not jointly and severally, liable for any such Damages in excess of the Escrow Fund.

              (f) For 18 months after the Closing Date, the Buyer shall use commercially reasonable efforts to cause the Company or the Surviving Corporation, as the case may be, to maintain or be named as an insured under a product liability insurance policy providing coverage substantially similar to that carried by the Buyer as of the date of this Agreement, with such changes in coverage, policy limits and deductibles as the Buyer shall reasonably determine to be appropriate from time to time based upon the availability or cost of such insurance and changes in the nature and condition of the business of the Buyer and its subsidiaries, taken as a whole.

              (g) The amount of any Damages payable under Article VII by the Indemnifying Party shall be net of amounts actually recovered under applicable insurance policies or from any other third party with indemnification obligations or from any other person responsible therefor. If an Indemnified Party receives any amounts under applicable insurance policies or from any other third party with indemnification obligations or from any other person alleged to be responsible for any Damages subsequent to an indemnification payment by any Indemnifying Party, and provided the Indemnified Party has collected all sums due from the Indemnifying Party, then the amount of Damages to be recovered by the Indemnified Party shall be recalculated, taking into account the limitations of this Section 7.6, as if the such insurance proceeds or other payments had been made prior to the collection of any Damages under this Agreement and any excess Damages previously collected after such recalculation shall be repaid to the Indemnifying Party (or, in the case of Damages collected from the Escrow Fund, returned to the Escrow Fund) and, if applicable, the Basket shall be appropriately restored; provided, however, that where the Buyer is the Indemnified Party, any such amounts collected after the 18 month anniversary of the Closing Date shall be paid to the Representatives for distribution to the Sellers. Notwithstanding the foregoing or anything to the contrary set forth herein, in no event shall an Indemnified Party be required to pursue any third party (other than insurers in accordance with, and to the extent provided in, Section 7.3(a)) with indemnification obligations or any other person responsible therefor in order to seek indemnification under this Article VII.

              (h) The amount of Damages for which the Buyer is entitled to indemnification pursuant to Section 7.1(a) shall be calculated net of any accruals or reserves specifically made therefor on the Closing Balance Sheet. If the Buyer (i) makes a claim for indemnification pursuant to Section 7.1(a) of this Agreement as a result of a breach of the representations and warranties set forth in Section 2.16 of this Agreement, (ii) recovers any Damages from the Escrow Fund with respect to such claim and (iii) subsequently collects any account receivable which gave rise to such Damages within 18 months after the Closing Date (the amount of such accounts receivable so collected being referred to as an "Accounts Receivable Reimbursement"), the Buyer shall deposit such Accounts Receivable Reimbursement in the Escrow Fund to be held as a part thereof in accordance with the Escrow Agreement. The Buyer shall use such efforts to collect any such accounts receivable that gave rise to such Damages as have been employed by the Company prior to the Closing Date for similar receivables.

                  (i) The amount of Damages recoverable by any Seller under this
Article VII with respect to an indemnity claim shall be reduced by the amount of any Tax savings Actually Realized by such Seller for the Tax year in which such Damages are incurred, which are clearly attributable to the Damages to which such indemnity claim relates, net of (i) any reasonable costs or expenses incurred by the Seller in connection with Actually Realizing such amount, (ii) any increased Tax liability which may result from the receipt of the indemnity payment relating to such Damages and (iii) any reduction in or offset to any other Tax savings or benefit otherwise available to such Seller.

              (j) If, during the Tax Recovery Period, the Buyer or any Buyer Tax Subsidiary shall Actually Realize any Net Tax Savings with respect to any indemnity claim under this Article VII for which the Buyer has previously recovered any Damages from the Escrow Fund, then the amount of Damages to be recovered by the Indemnified Party shall be recalculated, taking into account the limitations of this Section 7.6, as if the Net Tax Savings had been realized prior to the collection of any Damages under this Agreement and any excess Damages previously collected after such recalculation shall be returned to the Escrow Fund and, if applicable, the Basket shall be appropriately restored; provided, however, that any Net Tax Savings Actually Realized during the Tax Recovery Period by the Buyer or any Buyer Tax Subsidiary after the 18 month anniversary of the Closing Date shall be paid by the Buyer to the Representatives for distribution to the Sellers.

              (k) No Company Shareholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements; provided, however, this provision is not intended to affect the indemnification rights of the Sellers under Section 7.2.

              (l) If the Buyer, the Company or (in the event of a Merger Transaction) the Surviving Corporation is indemnified for any Damages pursuant to this Agreement with respect to any third-party claim or with respect to any claim against the Sellers that gives rise to a third-party claim, then the Sellers will, to the extent permitted by law and the provisions of any applicable agreement, be subrogated to all rights and remedies of the Buyer, the Company or the Surviving Corporation, as the case may be, against such third party, and the Buyer, the Company and (in the event of a Merger Transaction) the Surviving Corporation, as the case may be, will execute such assignments of claim as may reasonably be necessary and otherwise reasonably cooperate with and assist the Sellers in asserting such rights and remedies against any such third party at the Sellers' sole cost and expense; provided, however, that such assignments of claims may provide that the assignor's assignment is limited to the extent permitted by law and the provisions of any applicable agreement. Notwithstanding the foregoing, in no event shall the Sellers be permitted to bring any such subrogation claim against (i) any customer or carbon supplier of the Company, any Subsidiary or (in the event of a Merger Transaction) the Surviving Corporation without the Buyer's prior written consent, which consent shall not be unreasonably withheld, or (ii) any joint venture partner of the Company, any Subsidiary or (in the event of a Merger Transaction) the Surviving Corporation. In no event shall the Buyer, the Company or the Surviving Corporation be required to commence any action or be the named plaintiff in any such subrogation claim.

                                  ARTICLE VIII
                                   TAX MATTERS

         8.1  Preparation and Filing of Tax Returns; Payment of Taxes.
              -------------------------------------------------------

              (a) The Representatives shall cause to be prepared and timely filed all Tax Returns of the Company and the Subsidiaries required to be filed (taking into account extensions) prior to the Closing Date.

              (b) The Buyer shall cause the Company or the Surviving Corporation, as the case may be, to engage Grant Thornton to prepare the Company's income Tax Returns for any period ending (or deemed pursuant to Section 8.3(b) to end) on or before the Closing Date, including the Stub Period Tax Return. The Buyer shall prepare and timely file or shall cause to be prepared and timely filed all other Tax Returns with respect to the Company and the Subsidiaries or in respect of their respective businesses, assets or operations. The Buyer shall make all payments required with respect to any such Tax Returns; provided, however, that the Sellers shall promptly reimburse the Buyer to the extent any payment the Buyer is required to make relates to the operations of the Company or any Subsidiary for any period ending (or deemed pursuant to Section 8.3(b) to end) on or before the Closing Date to the extent such portion of the payment exceeds the amount of the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Closing Balance Sheet.

              (c) Any Tax Return to be prepared and filed by the Buyer for taxable periods beginning before the Closing Date shall be prepared on a basis consistent with the last previous similar Tax Return, and the Buyer shall consult with the Representatives concerning each such Tax Return and report all items with respect to the portion of the period ending on the Closing Date in accordance with the instructions of the Representatives to the extent such reporting is allowable without significant risk of the imposition of penalties or additions to Tax as jointly determined by the Buyer and the Representatives in consultation with their respective tax advisors. Any dispute related to such filing shall be resolved by the Tax Arbitrator in accordance with the procedures set forth in Section 7.4(e) of this Agreement and the Tax Arbitrator's decisions will be binding on the Parties. The Buyer shall cause the Surviving Corporation to provide the Representatives with a copy of each such proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Representatives) at least 45 days prior to the filing of such Tax Return, except that (i) in the case of a Tax Return relating to a monthly taxable period, the copy shall be provided to the Representatives at least 10 days prior to the filing of such Tax Return and (ii) in the case of a Tax Return due within 90 days following the Closing Date, the copy shall be provided to the Representatives in such shorter period of time prior to filing as the Buyer shall reasonably determine to be practicable.

              (d) In the event that the Sellers have paid to the Buyer any amount pursuant to their indemnification obligation pursuant to Section 8.2 hereof as a result of the Buyer or any Buyer Tax Subsidiary having incurred any Tax liability for any period ending (or deemed pursuant to Section 8.3(b) to end) on or prior to the Closing Date in excess of the reserve for Taxes set forth on the Closing Balance Sheet (a "Company Tax Liability") and within five
(5) years after the Closing Date the Buyer or any Buyer Tax Subsidiary shall receive (i) an actual reduction on any Tax Return for income Taxes otherwise payable in respect of the matters giving rise to the Company Tax Liability or
(ii) any refund of income Taxes previously paid in respect of the matters giving rise to the Company Tax Liability, the Buyer shall pay to the Representatives, for distribution to the Sellers, as the case may be, the lesser of (A) the amount of such indemnification payment previously made by the Sellers and (B) either (I) the amount of such reduction in future income Taxes or (II) the amount of any such Tax refund, in each case within fifteen (15) days after the Buyer or such Buyer Tax Subsidiary actually realizes the benefit of such reduction in income Taxes on a Tax Return or receives such Tax refund.

         8.2  Tax Indemnification by the Sellers.
              ----------------------------------

              (a) The Sellers shall indemnify the Buyer, the Company, the Subsidiaries and the Surviving Corporation in respect of, and hold the Buyer, the Company, the Subsidiaries and the Surviving Corporation harmless, on an after-Tax basis, against the following; provided that (I) all amounts determined under this Section 8.2(a) shall be determined without regard to any federal income Tax deductions as a result of the net operating loss under Section 172(c) of the Code for the short taxable year ending on the Closing Date and (II) in no event shall the amount of net operating loss under clause (I) exceed the amount of the Extraordinary Expenses:

                  (i) any and all Damages and claims for Damages incurred or suffered by any of them as a result of or relating to the calculation or payment (including without limitation any errors in the calculation or failure to make any payment) of any amounts required to be withheld with respect to any amount payable under this Agreement, including any amounts required to be withheld from any Option Holder and/or paid or payable to any Governmental Entity in respect of the exercise of any Options and the payment of the Option Consideration in accordance with the provisions of Section 1.15 (the "Option Obligations");

                  (ii) any and all Damages and claims for Damages resulting from, relating to, or constituting a breach of any representation contained in
Section 2.9 hereof;

                  (iii) the failure to perform any covenant or agreement set forth in this Article VIII;

                  (iv) without duplication, the following Taxes with respect to the Surviving Corporation, the Company and the Subsidiaries: (A) any and all Taxes due and payable by the Surviving Corporation, the Company or the Subsidiaries for any taxable period that ends (or is deemed pursuant to Section 8.3(b) to end) on or before the Closing Date in excess of any accruals for Tax liabilities on the Closing Balance Sheet; (B) any liability of such entities for Taxes of other entities whether pursuant to Treasury Regulation Section 1.1502-6 (or comparable or similar provision under state, local or foreign law), as transferee or successor or pursuant to any contractual obligation for any period that ends (or is deemed pursuant to Section 8.3(b) to end) on or before the Closing Date; and (C) any sales, use, transfer, stamp, conveyance, value added, recording, registration, documentary, filing or other similar Taxes and fees, whether levied on the Buyer, the Sellers, the Company, the Subsidiaries or any of their respective Affiliates, resulting from the Stock Transaction, the Merger Transaction or otherwise on account of this Agreement or the transactions contemplated hereby;

                  (v) any and all Damages and claims for Damages incurred or suffered by the Buyer, the Company, the Subsidiaries and the Surviving Corporation in respect of any error in any Tax Return filed by the Company or any Subsidiary prior to the Closing Date or any failure of any Tax Return filed by the Company or any Subsidiary prior to the Closing Date to be complete; and

                  (vi) any and all Damages and claims for Damages incurred or suffered by the Buyer, the Company, the Subsidiaries and the Surviving Corporation in respect of any failure by the Company or any Subsidiary to properly withhold, collect or pay any Taxes required by law to have been withheld, collected or paid prior to the Closing Date.

              (b) The following provisions shall apply with respect to the Sellers' obligations to indemnify the Buyer, the Company, the Subsidiaries and the Surviving Corporation in respect of the Option Obligations. The applicable indemnified party shall first use reasonable efforts to collect any Option Obligations from the responsible Option Holder. If after the use of such reasonable efforts such indemnified party has not collected such amount from the responsible Option Holder within 90 days after demand therefor, such indemnified party shall be entitled to collect such amount from the portion of the Escrow Fund deemed to have been withheld from the Option Consideration contributed by such Option Holder to the Escrow Fund or, if such Option Holder's share of the Escrow Fund is insufficient to pay such amount, from the other Sellers' respective shares of the Escrow Fund on a joint and several basis or, if the Escrow Fund is insufficient to pay such amount, then from the Sellers directly on a several, and not joint and several, basis. No Option Holder shall be liable for any penalty or interest (but will be liable for any Tax) due as a result of an error by the Buyer in the identification or payment of the required Tax withholding obligation.

         8.3  Allocation of Certain Taxes.
              ---------------------------

              (a) If the Surviving Corporation, the Company or any Subsidiary is permitted, but not required, under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period.

              (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Surviving Corporation, the Company and/or any Subsidiary shall be apportioned for purposes of Sections 2.9 and 8.2 between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date based on the actual operations of the Surviving Corporation, the Company and/or the Subsidiary, as the case may be, during such portions of the periods, and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period). For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 8.3(b), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of days in each portion.

         8.4  Cooperation on Tax Matters.
              --------------------------

              (a) The Buyer and the Representatives and their respective Affiliates shall cooperate in (i) the preparation of all Tax Returns for any Tax periods and (ii) the conduct of any Tax Proceeding, for which one party could reasonably require the assistance of the other party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the other party as is relevant to the preparation of the Tax Returns or the conduct of the Tax Proceeding. Such cooperation and information also shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Governmental Entity which relate to the Surviving Corporation, the Company or any Subsidiary, and providing copies of all relevant Tax Returns, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by any Governmental Entity and records concerning the ownership and tax basis of property, which the requested party may possess.

              (b) The Buyer shall control any Tax Proceeding with respect to the Surviving Corporation, the Company or any Subsidiary; provided that, with respect to any item the adjustment of which would adversely affect any Seller, the Buyer shall consult with the Representatives and except as hereinafter provided shall not settle any such issue without the consent of the Representatives (which consent shall not be unreasonably withheld, conditioned or delayed). No such consent shall be required in any matter pertaining to (i) solely non-monetary claims or (ii) claims that are both monetary and non-monetary. Where such consent is required and is withheld by the Representatives, the Sellers may continue or initiate any further Tax Proceeding at their own expense. In controlling any Tax Proceeding, the Buyer shall act in a manner which would be reasonable in the case of a Person that owned the Company or any Subsidiary before the Closing Date. Any dispute related to any such Tax Proceeding or the settlement thereof pursuant to this Section 8.4 (including, without limitation, the reasonableness of the Buyer's actions in accordance with this Section 8.4 in connection with any such settlement) shall be resolved by the Tax Arbitrator in accordance with the procedures set forth in
Section 7.4(e) of this Agreement and the Tax Arbitrator's decisions will be binding on the Parties.

         8.5  Scope of Article VIII. Any claim by any Party relating to a breach
              ---------------------
by another Party of their obligations under this Article VIII shall be pursued in accordance with the procedures for indemnification claims, and shall otherwise be subject to the terms and conditions, set forth in Article VII. Notwithstanding the foregoing or any other term or condition of Article VII, (a) claims for a breach of an obligation under this Article VIII may be made by a Party any time prior the expiration of the statute of limitations applicable to the Tax matter to which the claim relates and (b) to the extent there is any inconsistency between the terms of Article VII and this Article VIII with respect to the allocation of responsibility between the Sellers and the Buyer for Taxes, the provisions of this Article VIII shall govern.

         8.6  Extensions. After Closing, neither the Buyer, the Company, any
              ----------
Subsidiary, or the Surviving Corporation shall agree to an extension of the statute of limitations for Tax claims for any taxable period that ended on or before the Closing Date and for which the Sellers will be required to provide indemnity under this Agreement, without first consulting with and obtaining the consent of the Representatives, which consent will not be unreasonably withheld, conditioned or delayed.

         8.7  Amendment of Prior Returns. After the Closing, none of the Buyer,
              --------------------------
the Company or the Surviving Corporation, as the case may be, will file or amend the Tax Returns of the Company for any Tax periods ending on or prior to Closing, without first providing a copy of the proposed amendment, which shall include supporting documentation, to the Representatives, giving the Representatives a reasonable opportunity to review the proposed amendment, and obtaining the prior written consent of the Representatives to file the amendment, which consent will not be unreasonably withheld, conditioned, or delayed. Any dispute between the Parties related to such filing shall be resolved by the Tax Arbitrator in accordance with the procedures set forth in
Section 7.4(e) of this Agreement and the Tax Arbitrator's decisions will be binding on the Parties.


                                   ARTICLE IX
                             POST-CLOSING AGREEMENTS

         9.1  Proprietary Information.
              -----------------------

              (a) Each of the Sellers and each of their respective Affiliates shall hold in confidence all knowledge and information of a secret or confidential nature with respect to the business of the Company and its Subsidiaries and shall not disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Sellers.

              (b) Each Seller agrees that the remedy at law for any breach of this Section 9.1 would be inadequate and that the Buyer or the Surviving Corporation shall be entitled to injunctive relief in addition to any other remedy it may have upon breach of any provision of this Section 9.1.

         9.2  No Solicitation or Hiring of Former Employees. Except as provided
              ---------------------------------------------
by law, during the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, no Seller shall directly or indirectly recruit, solicit or induce any person who was an employee or subcontractor of the Buyer, the Company or any of their respective subsidiaries on the date hereof or the Closing Date to terminate his or her employment with, or otherwise cease their relationship with, the Buyer (or the Surviving Corporation or any of their respective subsidiaries, as the case may be) or to become an employee of such Seller or Affiliate thereof. In addition, no Seller shall directly or indirectly hire or employ or use in any subcontracting arrangement any present or former employee of the Buyer, the Surviving Corporation, the Company or any of their respective subsidiaries for a period of one year from the Closing without the prior written consent of an authorized executive officer of the Buyer.

         9.3  Non Competition Agreement.
              -------------------------

              (a) During the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, no Seller shall (other than in his or her capacity as an employee of the Buyer, the Surviving Corporation, the Company or any of their respective subsidiaries) directly or indirectly, whether as a partner, officer, director, employee, shareholder, joint venturer, member, investor (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly-held company) or otherwise:

                  (i) engage in, operate or establish any aspect of the business of the Company or its Subsidiaries as such business has been conducted by the Company or such Subsidiaries, or, if such Seller becomes an employee of the Buyer, the business of the Buyer, in any county in any state of the United States of America or anywhere else in the world where the Company or any Subsidiary has conducted business; or

                  (ii) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any individual, corporation or other entity which was or is a prospective client, customer or account of the Surviving Corporation, the Company, the Buyer or any of their respective subsidiaries on the Closing Date, or had been a client, customer or account of the Surviving Corporation, the Company or the Buyer or any of their respective subsidiaries within a period of two years prior to the Closing Date.

              (b) The Buyer and the Non-Competition Parties agree that the duration and geographic scope of the non-competition provision set forth in this
Section 9.3 are reasonable. In the event that any court of competent jurisdiction determines that the scope, duration or the geographic limits, or any of them, are unreasonable and that such provision is to that extent unenforceable, the Buyer and the Non-Competition Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area and broadest scope that would not render it unenforceable. The Buyer and the Non-Competition Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every jurisdiction in each and every country, state or province where this provision is intended to be effective. The Non-Competition Parties agree that damages may be an inadequate remedy for any breach of this provision and that the Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to seek equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.

         9.4  Grant Thornton Consents. After the Closing, the Sellers shall, at
              -----------------------
the Buyer's request and expense, use Reasonable Best Efforts to assist the Buyer from time to time in obtaining the consent from Grant Thornton to incorporation of the reports on the S-X Financial Statements into the Buyer's SEC filings. Without limitation of the foregoing, each of Rudolf A. Leerentveld and James E. Dechnik shall execute and deliver from time to time such representation letters as Grant Thornton may reasonably request in connection therewith.

         9.5  Brazil Matters. For a period of 12 months after the Closing, each
              --------------
of (a) James E. Dechnik and (b) the individuals who are members of the Company's board of directors as of the date hereof shall, at the Buyer's request and expense, use Reasonable Best Efforts to assist the Buyer in the attempted settlement and resolution of all Brazil Matters Claims.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination of Agreement. The Parties may terminate this Agreement
              ------------------------
prior to the Closing (whether before or after Requisite Shareholder Approval), as provided below:

              (a) the Parties may terminate this Agreement by mutual written consent;

              (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company or any Seller is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (vi) or (vii) of Section 6.1(a) not to be satisfied and (ii) is not cured within 15 days following delivery by the Buyer to the Company of written notice of such breach;

              (c) the Representatives or the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses
(iii) or (iv) of Section 6.2(a) not to be satisfied and (ii) is not cured within 15 days following delivery by the Company to the Buyer of written notice of such breach;

              (d) the Buyer may terminate this Agreement by giving written notice to the other Parties at any time after the shareholders of the Company have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Shareholder Approval;

              (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before September 1, 2005 by reason of the failure of any condition precedent under
Section 6.1 (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

              (f) the Representatives or Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before September 1, 2005 by reason of the failure of any condition precedent under Section 6.2 (unless the failure results primarily from a breach by the Company or any Seller of any representation, warranty or covenant contained in this Agreement).

         10.2 Effect of Termination. If any Party terminates this Agreement
              ---------------------
pursuant to Section 10.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for willful or knowing breaches of this Agreement or for breaches of Section 5.7- Exclusivity).


                                   ARTICLE XI
                                   DEFINITIONS

         For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

         "AAA" shall mean the American Arbitration Association.
          ---

         "Accounts Receivable Reimbursement" shall have the meaning set forth in
          ---------------------------------
Section 7.6(h).

         "Actually Realize" shall mean, with respect to any Net Tax Savings, an
          ----------------
actual reduction on any Tax Return of Taxes otherwise payable or a refund of Taxes previously paid by the Buyer or any Buyer Tax Subsidiary as a result of the Damages giving rise to such Net Tax Savings during the Tax Recovery Period.

         "Adjusted Base Purchase Price" shall have the meaning set forth in
          ----------------------------
Section 1.10(h).

         "Affiliate" shall mean any person that directly, or indirectly through
          ---------
one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         "Aggregate Option Consideration" shall mean the aggregate amount of the
          ------------------------------
Option Consideration payable to all Option Holders under this Agreement.

         "Agreed Amount" shall mean part, but not all, of the Claimed Amount.
          -------------

         "Agreement" shall have the meaning set forth in the first paragraph of
          ---------
this Agreement.

         "Arbitrator" shall have the meaning set forth in Section 7.4(e).
          ----------
         "Asbestos Claim" shall mean the claims set forth as items No. 1 and 2
          --------------
in Section 2.19(a) of the Disclosure Schedule and any other claim commenced against the Company, any Subsidiary, the Buyer or (in the event of a Merger Transaction) the Surviving Corporation within 18 months after the Closing Date arising out of or relating to the use or exposure to asbestos containing material prior to the Closing Date.

         "Balance Sheet Requirements" has the meaning set forth in Section
          --------------------------
1.10(a).

         "Base Purchase Price" shall mean One Hundred Two Million Dollars
          -------------------
($102,000,000).

         "Basket" shall have the meaning set forth in Section 7.6(a)(ii).
          ------
         "Brazil Matters Claim" shall mean any claim (other than a claim caused
          --------------------
by an act or omission of the Buyer, the Company or any Subsidiary inconsistent in any material respect with the Company's or any such Subsidiary's practices at any time prior to Closing (but excluding, for purposes of this parenthetical, any acts or omissions required to comply with applicable law or the terms of any agreement of the Company or any Subsidiary in effect on the Closing Date)) arising out of or relating to (a) the purchase of any of the assets from Johnson do Brazil Metalurgia Ltda., Johnson do Brazil Engenharia Sistemas Importacao e Exportacao Ltda., JohnBra Equipamento Industrial Ltda., Eyasi River Comercio e Servicos Ltda., Lake Ngemi Comercio e Servicos Ltda. or Hightech Industries, Ltd. ("Hightech") (collectively, the "Marzullo Companies") or Aldo Alberto Marzullo Garcia ("Aldo Marzullo"), (b) any allegation of successor liability as successor to any of the Marzullo Companies or Aldo Marzullo's interest as the managing partner of any of the Marzullo Companies, (c) any increase in the amounts the Company or any Subsidiary is required to pay Aldo Marzullo or the Marzullo Companies in excess of the amounts set forth in the Memorandum of

Understanding dated as of August 17, 2001, which describes, among other things, payments to be made by the Company (i) to Hightech for services rendered and
(ii) to Aldo Marzullo and certain of the Marzullo Companies in connection with the sale of assets to The Johnson Corporation Latin America, S.A., including any increased amounts payable as a result of any settlement following the Closing of the disputes described in Section 2.19 of the Disclosure Schedule, and (d) the agreements or arrangements between the Company or any Subsidiary, on the one hand, and each of Innovative Paper Machine Technology Inc., a Michigan corporation, and Bruce Barton Monroe, on the other hand, during any period beginning prior to the Closing Date and ending six (6) months after the Closing Date; provided, however, that all claims for Tax matters related to the matters described in this clause (d) shall be governed by the provisions of Article VIII of this Agreement and shall not constitute a Brazil Matters Claim.

         "Business Unit" shall mean that portion of the business and operations
          -------------
of the branch, division or operating unit of the Buyer representing the business and operations of the Company and its Subsidiaries as in existence at Closing.

         "Buyer" shall have the meaning set forth in the first paragraph of this
          -----
Agreement.

         "Buyer Certificate" shall mean a certificate delivered by the Buyer
          -----------------
(without qualification as to knowledge, materiality or otherwise), signed by an officer of the Buyer, to the effect that each of the conditions specified in clauses (iii) and (iv) of Section 6.2 (a) is satisfied in all respects.

         "Buyer Tax Subsidiary" shall mean any subsidiary of the Buyer whose Tax
          --------------------
Returns are consolidated with the Tax Returns of the Buyer for United States income Tax purposes.

         "CERCLA" shall mean the federal Comprehensive Environmental Response,
          ------
Compensation and Liability Act of 1980, as amended.

         "Certificate of Merger" shall mean the certificate of merger or other
          ---------------------
appropriate documents prepared and executed in accordance with Section 707 of the Michigan Business Corporation Act.

         "Claim Notice" shall mean written notification which contains (a) a
          ------------
description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known and (b) a statement that the Indemnified Party is entitled to indemnification under Article VII for such Damages and a reasonable explanation of the basis therefor.

         "Claimed Amount" shall mean the amount of any Damages incurred or
          --------------
reasonably expected to be incurred by an Indemnified Party.

         "Closing" shall mean the closing of the Stock Transaction or the Merger
          -------
Transaction contemplated by this Agreement.

         "Closing Balance Sheet" shall mean the consolidated balance sheet of
          ---------------------
the Company as of the Closing Date prepared in accordance with the provisions of
Section 1.10 hereof.

         "Closing Date" shall mean the date that is five (5) business days after
          ------------
the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article VI), or such other date as may be mutually agreeable to the Parties; provided, however, that (i) if the Closing Date hereunder would be scheduled to occur during the last fifteen (15) days of any calendar quarter, (A) the Parties shall use Reasonable Best Efforts to pre-close the transactions contemplated hereby during such fifteen (15) day period but (B) the actual Closing Date shall occur on the first (1st) business day of the following calendar quarter and (ii) in no event shall the Closing occur prior to May 9, 2005.

         "Closing Net Asset Value Adjustment" shall mean the amount of the
          ----------------------------------
difference between the Net Asset Value on the Closing Balance Sheet and the Preliminary Net Asset Value, as it may be adjusted pursuant to the resolution of any disputes resolved pursuant to Section 1.10(d). The Closing Net Asset Value Adjustment shall be expressed as a positive number if the Net Asset Value on the Closing Balance Sheet is greater than the Preliminary Net Asset Value and as a negative number if the Net Asset Value on the Closing Balance Sheet is less than the Preliminary Net Asset Value.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----
         "Collection Period" shall mean, with respect to the accounts receivable
          -----------------
of the Company and the Subsidiaries, the later to occur of (a) 90 days after the due date set forth on the applicable invoice and (b) in cases where the applicable invoice contains no such due date, 90 days after the date of the applicable invoice.

          "Commercial Rules" shall mean the Commercial Arbitration or Mediation
           ----------------
Rules of the AAA.

         "Company" shall have the meaning set forth in the first paragraph of
          -------
this Agreement.

         "Company Certificate" shall mean a certificate delivered by the Company
          -------------------
and the Sellers (without qualification as to knowledge or materiality or otherwise), signed on behalf of each Seller by the Representatives and on behalf of the Company by the President and the Chief Financial Officer of the Company, to the effect that each of the conditions specified in clauses (iii) through
(vii) of Section 6.1(a) is satisfied in all respects.

         "Company Intellectual Property" shall mean the Company Owned
          -----------------------------
Intellectual Property and the Company Licensed Intellectual Property.

         "Company Licensed Intellectual Property" shall mean all Intellectual
          --------------------------------------
Property that is licensed to the Company or any Subsidiary by any third party.

         "Company Material Adverse Effect" shall mean any material adverse
          -------------------------------
change, event, circumstance or development with respect to, or material adverse effect on, (a) the business, assets, liabilities, capitalization, prospects, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, or (b) the ability of the Buyer to operate the business of the Company and each of the Subsidiaries immediately after the Closing. For the avoidance of doubt, the parties agree that the terms "material," "materially" and "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

         "Company Owned Intellectual Property" shall mean all Intellectual
          -----------------------------------
Property owned or purported to be owned by the Company or any Subsidiary in whole or in part.

         "Company Plan" shall mean any Employee Benefit Plan maintained, or
          ------------
contributed to, by the Company or any Subsidiary.

         "Company Shares" shall mean (a) the shares of voting common stock,
          --------------
$10.00 par value per share, of the Company and (b) the shares of non-voting common stock, $10.00 par value per share, of the Company.

         "Company Source Code" shall have the meaning set forth in Section
          -------------------
2.13(h).

         "Company Stock Plan" shall mean any stock option plan or other stock or
          ------------------
equity-related plan of the Company.

         "Company Shareholders" shall mean the Principal Shareholders and each
          --------------------
other shareholder of the Company.

         "Company Warranty Obligations" shall mean any liability or obligation
          ----------------------------
with respect to the repair, rework, replacement or return of, or any claim for breach of warranty in respect of or refund of the purchase price of, any products or goods of the Company arising under (i) the Company's or any Subsidiary's standard written warranty policy as in effect from time to time,
(ii) any other written warranty provided to any customer or (iii) any implied warranty arising under applicable law.

         "Controlling Party" shall mean the party controlling the defense of any
          -----------------
Third Party Action.

         "Customary Insured Claim" shall have the meaning set forth in Section
          -----------------------
7.3(b).

         "Customer Offerings" shall mean those products and services of the
          ------------------
Company set forth on Schedule III attached hereto.

         "Damages" shall mean any and all debts, obligations and other
          -------
liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, reasonable court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Indemnified Party and the Indemnifying Party as set forth in Section 7.4(e)(vi).

         "December 31, 2004 Balance Sheet" shall have the meaning set forth in
          -------------------------------
Section 2.16.

         "Delivered to the Buyer in Writing" shall mean delivered by the Company
          ---------------------------------
to the Buyer in writing on the date hereof and accepted in writing by the Buyer.

         "Disclosure Schedule" shall mean the disclosure schedule provided by
          -------------------
the Company to the Buyer on the date hereof and accepted in writing by the Buyer.

         "Disclosure Statement" shall mean a written proxy or information
          --------------------
statement containing the information prescribed by Section 5.3(a).

         "Dispute" shall mean the dispute resulting if the Indemnifying Party in
          -------
a Response disputes its liability for all or part of the Claimed Amount.

         "DMS" shall mean the Company's Dryer Management System.
          ---
         "Documentation" shall mean printed, visual or electronic materials,
          -------------
reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users.

         "DOL" shall have the meaning set forth in Section 2.21(h)- Employees.
          ---

         "Draft 2003 Financial Statements" shall mean the draft consolidated
          -------------------------------
balance sheet and statements of income, changes in shareholders' equity and cash flows of the Company as of and for the fiscal year ended December 31, 2003.

          "Draft 2004 Financial Statements" shall mean the Most Recent Balance
           -------------------------------
Sheet and the draft unaudited consolidated statements of income and cash flows of the Company as of and for the fiscal year ended December 31, 2004.

         "EAD" shall have the meaning set forth in Section 2.21(h)- Employees.
          ---

         "Earn-Out Cap" shall mean $85,448,790 plus the Earn-Out Cap Add On
          ------------
Amount.

          "Earn-Out Cap Add On Amount" shall mean (a) $85,448,790, (b) divided
           --------------------------
by 365 and multiplied by (c) the number of days between the Closing Date and the first day of the first full fiscal quarter after the Closing Date.

         "Earn-Out Consideration" shall mean:
          ----------------------

              (a) $0 if the Revenue for the Business Unit during the Earn-Out Period is less than the Earn-Out Threshold;

              (b) the Pro-Rated Earn-Out Amount for each dollar of Revenue during the Earn-Out Period in excess of the Earn-Out Threshold but less than the Earn-Out Cap; and

              (c) $8,000,000 if the Revenue for the Business Unit during the Earn-Out Period is equal to or exceeds the Earn-Out Cap.

         For the avoidance of doubt, (i) if Revenue for the Business Unit during the Earn-Out Period is less than the Earn-Out Threshold, the Buyer shall not make any additional payment to the Sellers pursuant to Section 1.14, (ii) in no event shall the aggregate Earn-Out Consideration exceed $8,000,000 and (iii) any Earn-Out Consideration due to the Sellers by the Buyer shall be paid in addition to the Adjusted Base Purchase Price.

         "Earn-Out Dispute Notice" shall mean a written notice delivered to the
          -----------------------
Buyer by the Representatives of the amount, nature and basis of a dispute of the Buyer's determination of the Revenue for the Earn-Out Period pursuant to Section
1.14 of this Agreement.

         "Earn-Out Period" shall mean the period commencing on the Closing Date
          ---------------
and ending on the last day of the fourth (4th) full fiscal quarter of the Buyer after the Closing Date.

         "Earn-Out Threshold" shall mean $80,032,750 plus the Earn-Out Threshold
          ------------------
Add On Amount.

         "Earn-Out Threshold Add On Amount" shall mean (a) $80,032,750, divided
          --------------------------------
by (b) 365 and multiplied by (c) the number of days between the Closing Date and the first day of the first full fiscal quarter after the Closing Date.

         "Effective Time" shall mean, in the case of a Merger Transaction, the
          --------------
time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Michigan.

         "Employee Benefit Plan" shall mean any "employee pension benefit plan"
          ---------------------
(as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), any pension scheme or life-insurance program and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, retiree health benefits, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, and all severance agreements, written or otherwise, for the benefit of or relating to any current or former employee or independent contractor of the Company or any Subsidiary.

         "Environmental Law" shall mean any foreign, federal, state or local
          -----------------
law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including but not limited to any statute, regulation, administrative decision or order pertaining to: (a) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (b) air, water and noise pollution; (c) groundwater and soil contamination; (d) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (e) transfer of interests in or control of real property which may be contaminated; (f) community or worker right-to-know disclosures with respect to Materials of Environmental Concern;
(g) the protection of wild life, marine life and wetlands, and endangered and threatened species; (h) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (i) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended.

         "ERISA Affiliate" shall mean any entity which is, or at any applicable
          ---------------
time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

         "Escrow Agent" shall have the meaning set forth in Section 1.8(a)(vii).
          ------------

         "Escrow Agreement" shall have the meaning set forth in Section
          ----------------
1.8(a)(vii).

         "Escrow Fund" shall have the meaning set forth in Section 1.8(a)(vii).
          -----------

         "Escrow Retention Notice" shall have the meaning set forth in Section
          -----------------------
7.5(h).

         "Escrow Retention Response" shall have the meaning set forth in Section
          -------------------------
7.5(h).

         "Excluded Matters" shall mean claims (a) based on fraud or knowing
          ----------------
misrepresentation, (b) for a breach of any of the representations and warranties set forth in Sections 2.1 (Organization, Qualification and Corporate Power), 2.2 (Capitalization), 2.3 (Authorization), 2.9 (Tax Matters), the first sentence of
Section 2.10(a) (Assets), Sections 2.22 (Employee Benefits, but only to the extent related to and involving any Tax matters), 2.33 (Disclosure, but only to the extent related to any of the foregoing matters listed in clause (a) or (b)),
3.1 ( Title) or 3.2 (Authority), (c) under Sections 7.1(a)(i) or 7.1(b)(i) relating to any of the matters set forth in clause (b) hereof, (d) under Sections 7.1(a)(iii) or 7.1(b)(ii), (e) under Section 7.1(a)(ii) relating to claims under Article VIII (Tax Matters), (f) under Section 7.1(a)(xi) (Swiss Sale Claims) and (g) under Article VIII (Tax Matters).

         "Existing Insured Claim" shall have the meaning set forth in Section
          ----------------------
7.3(b).

         "Extraordinary Expenses" shall mean the amount of any expenses
          ----------------------
attributable to (a) the exercise of stock options of the Company in 2005 on or prior to the Closing Date, (b) the buyout of health care and employment contracts for officers, directors and employees of the Company in 2005 on or prior to the Closing Date or accrued for on the Closing Balance Sheet and (c) retention bonuses paid by the Company in 2005 on or prior to the Closing Date, in each case, to the extent such expenses are deductible (whether or nor deducted) for federal income tax purposes.

         "Federal Rules" shall have the meaning set forth in Section
          -------------
7.4(e)(iii).

         "Financial Statements" shall mean the 2002 Audited Financial
          --------------------
Statements, the Draft 2003 Financial Statements and the Draft 2004 Financial Statements.

         "Footnote Detail" shall have the meaning set forth in Section 5.12.
          ---------------

         "Forensic Accountant Report" shall have the meaning set forth in
          --------------------------
Section 5.14.

         "Fully Diluted Company Shares" shall mean the sum of (a) the number of
          ----------------------------
Company Shares issued and outstanding immediately prior to the Closing and (b) the number of Company Shares subject to Options outstanding immediately prior to the Closing.

         "GAAP" shall mean United States generally accepted accounting
          ----
principles.

         "Governmental Entity" shall mean any domestic or foreign court,
          -------------------
arbitrational tribunal, administrative agency or commission or other domestic or foreign governmental or regulatory authority or agency.

         "Grant Thornton" shall have the meaning set forth in Section 5.12.
          --------------

         "Gross Margin" shall mean the net selling price minus the manufactured
          ------------
cost as per the Company's standard costing system, which is limited to (a) direct materials, (b) direct labor, and (c) manufacturing burden.

         "Indemnified Party" shall mean a party entitled, or seeking to assert
          -----------------
rights, to indemnification under Article VII.

         "Indemnifying Party" shall mean the party from whom indemnification is
          ------------------
sought by an Indemnified Party.

         "Insured Claim" shall have the meaning set forth in Section 7.3(b).
          -------------

         "Intellectual Property" shall mean all:
          ---------------------

              (a) patents, patent applications, patent disclosures, utility models, certificates of invention and design patents, patent applications, registrations and applications for registrations, including all related continuations, continuations-in-part, divisionals, reissues and reexaminations (collectively, "Patent Rights");
                -------------

              (b) registered trademarks and service marks, Internet domain names, logos, trade names, corporate names, doing business designations and registrations and applications for registration thereof (collectively, "Trademark Registrations"), common law trademarks and service marks and trade
 -----------------------
dress, and all goodwill in the foregoing;

              (c) copyrights, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

              (d) mask works and registrations and applications for registration thereof;

              (e) inventions, invention disclosures, statutory invention registrations, designs, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or non-copyrightable and whether or not reduced to practice, but only to the extent maintained as confidential and proprietary information by the Company or any Subsidiary and not otherwise in the public domain;

              (f) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all applicable jurisdictions); and

              (g) copies and tangible embodiments thereof.

         "Intellectual Property Registrations" means Patent Rights, Trademark
          -----------------------------------
Registrations, registered copyrights and mask work registrations.

         "Internal Systems" shall mean Software and Documentation and the
          ----------------
computer, communications and network systems (both desktop and enterprise-wide), laboratory equipment, reagents, materials and test apparatus used by the Company or any Subsidiary in their respective businesses or operations or to design, develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Customer Offerings, whether located on the premises of the Company or a Subsidiary or hosted at a third party site.

         "IPMT" shall mean Innovative Paper Machine Technology, a Michigan
          ----
corporation.

         "Joinder Agreement" shall have the meaning set forth in Section 5.3(a).
          -----------------

         "KAES" shall mean the Buyer's Kadant AES Mexico subsidiary.
          ----

         "Knowledge of the Company" shall mean the knowledge of each of the
          ------------------------
following individuals: Bruce B. Monroe, Thomas O. Monroe, Sr., Rudolf A. Leerentveld, James E. Dechnik, Greg Wedel, Carl Howe, Wes Martz, Mike Soucy, Ken Hill, Yuxin Yao, Jonathan Rogers, Fred Westerhout, David Carrington, Gaetan Parise, Junwei Gong, Jonathan Rogers, Paulo D'Almeida, Fred Westerhout, Florent Cretieux, David Carrington, Josephine Nixon, Joachim Ostling, Jorg Krischer, Jose Oliveira, Camillo Penna, Mark Strik, Bill Moore, Jerry Timm and Richard Mort, as well as any other knowledge which any such individuals would have possessed had they made reasonable inquiry with respect to the matter in question.

         "Lease" shall mean any lease or sublease pursuant to which the Company
          -----
or a Subsidiary leases or subleases from another party any real property.

         "Legal Proceeding" shall mean any action, suit, proceeding, claim,
          ----------------
arbitration or investigation before any Governmental Entity or before any arbitrator.

         "Letter of Credit" shall mean a letter of credit payable to the Escrow
          ----------------
Agent in substantially the form attached hereto as Exhibit D in the amount
                                                   ---------
determined in accordance with the Escrow Agreement, as such amount may be adjusted in accordance with the Escrow Agreement.

         "Mandatory Plans" shall mean any non-discretionary Employee Benefit
          ---------------
Plan where participation by the Company or any Subsidiary is required under applicable foreign law or applicable collective bargaining agreements for non-United States based employees of the Company or any Subsidiary.

         "Materials of Environmental Concern" shall mean any: pollutants,
          ----------------------------------
contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), asbestos or asbestos-containing material, or any other material (or article containing such material) listed or subject to regulation under any Environmental Law.

         "Mediator" shall have the meaning set forth in Section 7.4(e).
          --------

         "Merger" shall mean the merger of the Transitory Subsidiary with and
          ------
into the Company in accordance with the terms of this Agreement.

         "Merger Transaction" shall have the meaning set forth in the second
          ------------------
paragraph of this Agreement.

         "Most Recent Balance Sheet" shall mean the unaudited consolidated
          -------------------------
balance sheet of the Company as of the Most Recent Balance Sheet Date.

         "Most Recent Balance Sheet Date" shall mean December 31, 2004.
          ------------------------------

         "Net Asset Value" shall mean the total consolidated tangible assets of
          ---------------
the Company, less the total consolidated liabilities of the Company as shown on the Preliminary Closing Balance Sheet or the Closing Balance Sheet, as the case may be.

         "Net Tax Savings" shall mean, in the case of any Damages for which the
          ---------------
Buyer shall have been indemnified by the Sellers from the Escrow Fund in accordance with Article VII, the amount of any Tax savings Actually Realized by the Buyer or any Buyer Tax Subsidiary during the Tax Recovery Period which are clearly attributable to such Damages, net of the following amounts (in each case, to the extent identified by the Buyer during the Tax Recovery Period): (i) any reasonable costs or expenses incurred by the Buyer or any Buyer Tax Subsidiary in connection with Actually Realizing such amount, (ii) any increased obligation for the payment of Taxes which will result to the Buyer or any Buyer Tax Subsidiary from the receipt of the indemnity payment relating to such Damages and (iii) any reduction in or offset to any other Tax savings or Tax benefit otherwise available to the Buyer or any Buyer Tax Subsidiary which will result from the receipt of the indemnity payment relating to such Damages.

         "Netherlands Product Liability Claim" shall mean the claims described
          -----------------------------------
in item No. 5 of Section 2.19(a) of the Disclosure Schedule.

         "Neutral Accountant" shall have the meaning set forth in Section
          ------------------
1.10(d).

         "Non-Assignable Insurance Claim" shall have the meaning set forth in
          ------------------------------
Section 7.3(b).

         "Non-controlling Party" shall mean the party not controlling the
          ---------------------
defense of any Third Party Action.

         "Notice" shall mean the notice of special meeting of shareholders of
          ------
the Company pursuant to Section 703a of the Michigan Business Corporation Act.

         "Open Source Materials" shall have the meaning set forth in Section
          ---------------------
2.13(g).

         "Option" shall mean each option to purchase or acquire Company Shares.
          ------
         "Option Consideration" shall mean, with respect to an Option, the
          --------------------
product of (a) the Option Per Share Price for such Option minus the exercise price per Company Share subject to such Option and (b) the number of Company Shares subject to such Option.

         "Option Holder" shall mean any holder of an Option outstanding
          -------------
immediately prior to the Closing, in the case of a Stock Transaction, or immediately prior to the Effective Time, in the case of a Merger Transaction.

         "Option Notice" shall have the meaning set forth in Section 5.3(b).
          -------------
         "Option Obligations" shall have the meaning set forth in Section
          ------------------
8.2(a).

         "Option Per Share Price" shall mean, subject to adjustment in
          ----------------------
accordance with the provisions of Section 1.10, an amount determined by dividing
(i) the difference of the Preliminary Base Purchase Price minus $12,750,000 by
(ii) the number of Fully Diluted Company Shares.

         "Ordinary Course of Business" shall mean the ordinary course of
          ---------------------------
business of the Company and its Subsidiaries consistent with past custom and practice (including with respect to frequency and amount).

         "Original Escrow Deposit" shall mean $12,750,000.
          -----------------------
         "Owned Real Property" shall mean each item of real property owned by
          -------------------
the Company or any Subsidiary.

         "Parties" and "Party" shall have the meanings set forth in the first
          -------       -----
paragraph of this Agreement.

         "Permits" shall mean all permits, licenses, registrations,
          -------
certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

         "Permitted Actions" shall mean (a) actions taken to respond to
          -----------------
circumstances beyond the Buyer's control and which require the Buyer's response as a prudent business person during the Earn-Out Period and (b) other actions that a prudent business person would take in the operation of the Business Unit under the circumstances and without regard to the provisions of Section 1.14.

         "Pre-Closing Period" shall have the meaning set forth in Section 5.4.
          ------------------
         "Preliminary Base Purchase Price" shall have the meaning set forth in
          -------------------------------
Section 1.10(a).

         "Preliminary Closing Balance Sheet" shall have the meaning set forth in
          ---------------------------------
Section 1.10(a).

         "Preliminary Net Asset Value" shall have the meaning set forth in
          ---------------------------
Section 1.10(a).

         "Principal Shareholder" and "Principal Shareholders" shall have the
          ---------------------       ----------------------
meanings set forth in the first paragraph of this Agreement.

         "Product Liability Claim" shall mean any claim that the products or
          -----------------------
goods sold or manufactured (but excluding, in the case of manufactured products, any components manufactured by the Company or any Subsidiary prior to Closing that are assembled by the Buyer, the Company or any Subsidiary following the Closing into a larger assembly) by the Company or any Subsidiary prior to the Closing Date have caused injury to or death to persons, or damage to or destruction of property, and includes any worker's compensation claims arising from the products or goods sold or manufactured (but excluding, in the case of manufactured products, any components manufactured by the Company or any Subsidiary prior to Closing that are assembled by the Buyer, the Company or any Subsidiary following the Closing into a larger assembly) by the Company or any Subsidiary prior to the Closing Date.

         "Prohibited Actions" shall have the meaning set forth in Section 5.4.
          ------------------
         "Pro-Rated Earn-Out Amount" shall mean (a) $8,000,000 divided by (b)
          -------------------------
the difference between the Earn-Out Cap minus the Earn-Out Threshold.

         "Public Company Fees" shall mean an amount, not to exceed $32,500,
          -------------------
incurred by the Company in connection with the preparation and delivery of (i) the S-X Financial Statements and (ii) the consent of Grant Thornton, each as described in Section 5.12 (it being understood that the Public Company Fees are intended to represent the incremental costs associated with the preparation of the S-X Financial Statements from the audited financial statements for the 2003 and 2004 fiscal years and shall not include any costs associated with the preparation of such audited financial statements themselves).

         "Reasonable Best Efforts" shall mean best efforts, to the extent
          -----------------------
commercially reasonable.

         "Remediation Activities" shall have the meaning set forth in Section
          ----------------------
5.10(a).

         "Representatives" shall mean Thomas O. Monroe, Sr., Bruce B. Monroe and
          ---------------
James E. Dechnik.

         "Representatives Dispute Notice" shall have the meaning set forth in
          ------------------------------
Section 1.10(d).

         "Required Insured Claim" shall have the meaning set forth in Section
          ----------------------
7.3(b).

         "Requisite Shareholder Approval" shall mean, in the case of a Merger
          ------------------------------
Transaction, the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger.

         "Response" shall mean a written response containing the information
          --------
provided for in Section 7.4(b).

         "Retained Amount" shall mean the amount of Damages, including
          ---------------
anticipated legal fees and expenses, that the Buyer could reasonably be expected to incur in connection with any unresolved matters for which a Claim Notice has previously been given by the Buyer, plus a contingency reserve of thirty percent (30%) of such amount, which amount shall be based upon estimates prepared by independent experts such as insurers, actuaries and counsel directly involved in defending or prosecuting the Claim in accordance with the provisions of Section 7.5(h).

         "Revenue" shall mean the revenue of the Buyer or any subsidiary of the
          -------
Buyer (including 100% of the revenue of any joint venture of the Company in which the Company holds 50% or more of the voting power of all outstanding stock or ownership interests of such entity) other than KAES (which revenue of KAES shall be excluded as per clause (v) hereunder) which is recognized by the Buyer or any such subsidiary of the Buyer in accordance with GAAP, in each case from the sale by the Company, any Subsidiary, the Buyer or any such subsidiary of the Buyer of any of the Customer Offerings and any new product and service that is both (i) developed by the Business Unit and (ii) sold by the Buyer or any subsidiary of the Buyer (including 100% of the revenue of any joint venture of the Company in which the Company holds 50% or more of the voting power of all outstanding stock or ownership interests of such entity) other than KAES. Notwithstanding the foregoing, "Revenue" shall be calculated in each case net of reductions for (i) discounts from amounts originally billed, (ii) returns (including without limitation as a result of work not accepted by customers),
(iii) accounts receivable write-offs with respect to receivables generated during the Earn-Out Period, (iv) customer deductions and (v) the difference between (A) the amounts invoiced by KAES for the Customer Offerings and (B) the amounts invoiced to KAES by the Company or any Subsidiary of the Company as in existence at Closing, all such invoicing by KAES and the Company and its Subsidiaries to be executed in a similar manner as in the manufacturer's representative relationship existing between KAES and the Company prior to Closing.

         "SEC" shall mean the Securities and Exchange Commission.
          ---

         "Securities Act" shall mean the Securities Act of 1933, as amended.
          --------------

         "Security Interest" shall mean any mortgage, pledge, security interest,
          -----------------
encumbrance, charge or other lien (whether arising by contract or by operation of law) securing a debt or obligation of the Company, a Subsidiary or any other party, other than (a) mechanic's, materialmen's and similar liens, (b) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, and (c) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company.

         "Seller" shall mean (a) in the case of a Stock Transaction, each
          ------
Selling Shareholder and each Option Holder, and (b) in the case of a Merger Transaction, each Company Shareholder (excluding holders of Dissenting Shares) and each Option Holder.

         "Seller Disclosure Schedule" shall mean the disclosure schedule
          --------------------------
provided by the Sellers to the Buyer on the date hereof and accepted in writing by the Buyer.

         "Selling Shareholder" shall mean each Principal Shareholder and each
          -------------------
other Company Shareholder who executes and delivers a Joinder Agreement in accordance with the provisions of Section 5.3(a) of this Agreement.

         "Software" shall mean computer software code, applications, utilities,
          --------
development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.

         "Stock Transaction" shall have the meaning set forth in the second
          -----------------
paragraph of this Agreement.

         "Stub Period Tax Return" shall mean the United States federal income
          ----------------------
Tax Return of the Company and its Subsidiaries for the period beginning January 1, 2005 and ending on the Closing Date.

         "Subsidiary" shall mean any corporation, partnership, trust, limited
          ----------
liability company or other non-corporate business enterprise in which the Company (or another Subsidiary) holds stock or other ownership interests representing (a) 50% or more of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive 50% or more of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

         "Surviving Corporation" shall mean, in the case of a Merger
          ---------------------
Transaction, the Company, as the surviving corporation in the Merger.

         "Swiss Sale Claim" shall mean any claim arising out of the ownership,
          ----------------
operation or sale of the Company's Subsidiary The Johnson Corporation Ltd, a corporation organized under the laws of Switzerland, including, without limitation, any claim arising under that certain Stock Purchase Agreement dated as of March 28, 2005 among QHD Holdings International Inc., The Johnson Corporation Holland BV and The Johnson Corporation Ltd.

         "S-X Financial Statements" shall have the meaning set forth in Section
          ------------------------
5.12.

         "Target Amount" shall mean $26,271,764. Such amount has been calculated
          -------------
in accordance with Schedule 1.10(a)(i) and the Balance Sheet Requirements and does not include any change in accruals or reserves from the amounts set forth on the Company's August 31, 2004 balance sheet provided to the Buyer in 2004, a copy of which is attached hereto as Schedule 1.10(a)(ii). If prior to Closing any Party determines that there has been a change in such accruals or reserves or an error in the calculation of the Target Amount based upon Schedule 1.10(a)(i) and the Balance Sheet Requirements, the Target Amount shall be appropriately adjusted to reflect such change or correct such error. Any dispute regarding any such change or error shall be determined by the Neutral Accountant in accordance with the provisions of Section 1.10.

         "Tax Arbitrator" shall mean the Boston, Massachusetts office of
          --------------
Deloitte and Touche LLP or, if such firm is unwilling or unable to serve in such capacity, an independent nationally recognized accounting firm selected in writing by the Representatives and the Buyer or, if the Representatives and the Buyer fail or refuse to select such a firm within 10 calendar days after written request therefor by the Representatives or the Buyer, such an independent nationally recognized accounting firm shall be selected in accordance with the rules of the Boston, Massachusetts office of the AAA. Notwithstanding any provision in Section 7.4 of this Agreement to the contrary, all disputes to be referred to the Tax Arbitrator shall be held at the offices of the Tax Arbitrator in Boston, Massachusetts unless otherwise agreed upon by the Parties.

         "Taxes" shall mean all taxes, charges, fees, levies or other similar
          -----
assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

         "Tax Proceedings" shall mean any audit, claim for refund, or contest or
          ---------------
defense against any assessment, notice of deficiency, or other proposed adjustment relating to any and all Taxes of the Company or any Subsidiary.

         "Tax Recovery Period" shall mean a period commencing on the Closing
          -------------------
Date and ending on the fourth (4th) anniversary of the Closing Date.

         "Tax Returns" shall mean all reports, returns, declarations, statements
          -----------
or other information required to be supplied to a taxing authority in connection with Taxes.

         "Third Party Action" shall mean any suit or proceeding by a person or
          ------------------
entity other than a Party for which indemnification may be sought by a Party under Article VII.

         "Third Party Action Response" shall mean a written response containing
          ---------------------------
the information provided for in Section 7.3(b).

         "Transaction Consideration" shall mean, subject to adjustment in
          -------------------------
accordance with the provisions of Section 1.10, an amount determined by dividing
(a) the difference of the Preliminary Base Purchase Price minus the Aggregate Option Consideration minus $12,750,000 by (b) the number of Company Shares held by the Company Shareholders immediately prior to the Closing.

         "Transitory Subsidiary" shall have the meaning set forth in the first
          ---------------------
paragraph of this Agreement.

         "Unresolved Objections" shall have the meaning set forth in Section
          ---------------------
1.10(d).

         "USCIS" shall have the meaning set forth in Section 2.21(h).
          -----

         "Work Permit" shall have the meaning set forth in Section 2.21(h).
          -----------

         "2002 Audited Financial Statements" shall mean the audited consolidated
          ---------------------------------
balance sheet and statements of income, changes in shareholders' equity and cash flows of the Company as of and for the fiscal year ended December 31, 2002, as certified without qualification by Grant Thornton.


                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Press Releases and Announcements. The Parties agree that a public
              --------------------------------
announcement of the execution of this Agreement will be made no later than two
(2) business days after the date of this Agreement. No Party shall issue any other press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that (a) any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure) and (b) the Buyer and its Affiliates shall not be bound by the provisions of this Section 12.1 following the Closing Date.

         12.2 No Third Party Beneficiaries. This Agreement shall not confer any
              ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         12.3 Entire Agreement. This Agreement (including the documents referred
              ----------------
to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement dated June 21, 2004 between the Buyer and the Company shall remain in effect in accordance with its terms.

         12.4 Succession and Assignment. This Agreement shall be binding upon
              -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

         12.5 Counterparts and Facsimile Signature. This Agreement may be
              ------------------------------------
executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         12.6 Headings. The section headings contained in this Agreement are
              --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.7 Notices. All notices, requests, demands, claims, and other
              -------
communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


To the Buyer or the Transitory Subsidiary:        with copies to:

Kadant Inc.                                       Kadant Inc.
One Acton Place                                   One Acton Place
Suite 202                                         Suite 202
Acton, MA 01720-3951                              Acton, MA 01720-3951
Attention:  Chief Executive Officer               Attention:  General Counsel
Telecopy:  (781) 370-1660                         Telecopy:  (781) 370-1660
Telephone:  (978) 776-2000                        Telephone:  (978) 776-2000


                                                  and to


                                                   Wilmer Cutler Pickering Hale
                                                     and Dorr LLP
                                                  60 State Street
                                                  Boston, MA  02109
                                                  Attn: Hal J. Leibowitz, Esq.
                                                  Telecopy:  (617) 526-5000
                                                  Telephone:  (617) 526-6000

To the Company:                                   To the Sellers:

805 Wood Street                                   c/o the following individuals,
Three Rivers, MI 49093                            as Representatives
Attn: Mr. James E. Dechnik and                    Mr. James E. Dechnik
      Mr. Rudolf A. Leerentveld                   5688 S. 1st Street
Telecopy: (269) 278-0011                          Kalamazoo, MI 49009
Telephone: (269) 278-1715
                                                  Mr. Bruce B. Monroe
                                                  14515 Coon Hollow Road
                                                  Three Rivers, MI 49093

                                                  Mr. Thomas O. Monroe, Sr...
                                                  109 Sunesta Cove Drive
                                                  Palm Beach Gardens, FL 33418


With a copy to:
Warrick & Boyn, LLP
Suite 400
121 West Franklin Street
Elkhart, Indiana
Attn: Cynthia S. Gillard, Esq.
Telecopy: (574) 294-7284
Telephone: (574) 294-7491


         Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         12.8 Governing Law. This Agreement (including the validity and
              -------------
applicability of the arbitration provisions of this Agreement, the conduct of any arbitration or mediation of a Dispute, the arbitrability or ability to mediate any dispute, the enforcement of any arbitral or mediation award made hereunder and any other questions of arbitration or mediation law or procedure arising hereunder) shall be governed by and construed in accordance with the internal laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Michigan.

         12.9 Amendments and Waivers. The Parties may mutually amend any
              ----------------------
provision of this Agreement at any time prior to the Closing; provided, however, that, in the case of a Merger Transaction, any amendment effected subsequent to the Requisite Shareholder Approval shall be subject to any restrictions contained in the Michigan Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         12.10 Severability. Any term or provision of this Agreement that is
               ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         12.11 Submission to Jurisdiction. Each Party (a) submits and consents
               --------------------------
to personal jurisdiction before any state or federal court sitting in the State of Michigan in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder),
(b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and
(e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 12.7, provided that nothing in this Section
12.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

         12.12 Construction.
               ------------

              (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

              (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

              (c) Any reference herein to "including" shall be interpreted as "including without limitation".

              (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

              (e) All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

                [Remainder of the Page Intentionally Left Blank]


<

>         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                   BUYER:

                                   KADANT INC.


                                   By: /s/ William A. Rainville
                                       -----------------------------------------
                                       William A. Rainville, President and Chief
                                       Executive Officer


                                   TRANSITORY SUBSIDIARY:

                                   JOHNSON ACQUISITION CORP.


                                   By: /s/ William A. Rainville
                                       -----------------------------------------
                                       William A. Rainville, President



                                   COMPANY:

                                   THE JOHNSON CORPORATION


                                   By: /s/ Rudolf A. Leerentveld
                                      ------------------------------------------
                                       Rudolf A. Leerentveld, President and
                                       Chief Executive Officer


                                   PRINCIPAL SHAREHOLDERS:

                                       -----------------------------------------

                                   Bruce B. Monroe, as Trustee of the following
                                   Trusts:  Bruce B. Monroe Declaration of
                                   Trust, William R. Monroe Declaration of Trust No. 2, William R. Monroe Declaration of Trust No. 3 (for Evan Monroe), William R. Monroe Trust No.5, William R. Monroe and Beverly J. Monroe Declaration of Trust
                                   WRM, LLC

                                   By: /s/ Bruce B. Monroe
                                       -----------------------------------------
                                       Bruce B. Monroe, Member

                                       /s/ Thomas O. Monroe, Sr.
                                       -----------------------------------------
                                       Thomas O. Monroe, Sr., as Trustee of the
                                       following Trusts: Thomas O. Monroe
                                       Declaration of Trust No. 1 and Thomas O.
                                       Monroe  Declaration of Trust No 3

                                       /s/ Jeffrey F. Monroe
                                       -----------------------------------------
                                       Jeffrey F. Monroe, as Trustee of the
                                       following Trusts: Jeffrey F. Monroe
                                       Declaration of Trust, Patricia Monroe
                                       Trust, Thomas O. Monroe Trust No. 8,
                                       Thomas O. Monroe Trust No. 10 (for Jeanie
                                       Monroe), Thomas O, Monroe Irrevocable
                                       Grantor Trust

                                       /s/ Thomas O. Monroe, Jr.
                                       -----------------------------------------
                                       Thomas O. Monroe, Jr., as Trustee of the
                                       following Trusts: Thomas O. Monroe Jr.
                                       Declaration of Trust, Thomas O. Monroe,
                                       Jr. Trust for Jacqueline Monroe, Thomas
                                       O. Monroe Trust No. 7

                                       /s/ James E. Dechnik
                                       -----------------------------------------
                                       James E. Dechnik

                                       /s/ Armond W. Moore
                                       -----------------------------------------
                                       Armond W. Moore

                                       /s/ Michael P. Rose
                                       -----------------------------------------
                                       Michael P. Rose, as Trustee of the
                                       Michael P. Rose Trust

                                       /s/ Gerald L. Timm
                                       -----------------------------------------
                                       Gerald L. Timm

                                       s/ Carl R. Howe
                                       -----------------------------------------
                                       Carl R. Howe

         The undersigned have joined this Agreement for the purposes of confirming their appointment as, and agreeing to perform the obligations of, Representatives.

                                   REPRESENTATIVES:



                                       /s/ Bruce B. Monroe
                                       -----------------------------------------
                                       Bruce B. Monroe


                                       /s/ Thomas O. Monroe, Sr.
                                       -----------------------------------------
                                       Thomas O. Monroe, Sr.


                                       /s/ James E. Dechnik
                                       -----------------------------------------
                                       James E. Dechnik







<

>
         The undersigned, being the duly elected Secretary or Assistant Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                       -----------------------------------------
                                       Secretary or Assistant Secretary



         The undersigned, being the duly elected Secretary or Assistant Secretary of the Company, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.

                                       -----------------------------------------
                                       Secretary or Assistant Secretary

                                                                      EXHIBIT A

                                ESCROW AGREEMENT


         This Escrow Agreement is entered into as of _____, 2005, by and among Kadant Inc., a Delaware corporation (the "Buyer"); Thomas O. Monroe, Sr., Bruce
 B. Monroe and James E. Dechnik (the "Representatives"); and J.P. Morgan Trust Company, National Association, as escrow agent (the "Escrow Agent").

         WHEREAS, the parties have entered into a Purchase Agreement dated April 7, 2005 (the "Purchase Agreement") by and among the Buyer, The Johnson Corporation, a Michigan corporation (the "Company"), Johnson Acquisition Corp. [(the "Transitory Subsidiary")], the Principal Shareholders of the Company and certain additional Selling Shareholders and Option Holders of the Company who execute Joinder Agreements after the date of the Purchase Agreement, pursuant to which [the Buyer will purchase all of the Company Shares]/[the Transitory Subsidiary will merge with and into the Company which, as the surviving corporation, will become a wholly-owned subsidiary of the Buyer]. Capitalized terms not defined in this Agreement are as defined in the Purchase Agreement;

         WHEREAS, the Purchase Agreement provides that an Escrow Fund will be established to:

         (a) secure, in accordance with Section 1.13(a) of the Purchase Agreement, the indemnification obligations of the Sellers as set forth in
Section 7.1 of the Purchase Agreement;

         (b) satisfy, in accordance with Section 1.11(a) of the Purchase Agreement, the Sellers' obligation to adjust the Base Purchase Price in accordance with Section 1.10(h)(i) of the Purchase Agreement;

         (c) receive into the Escrow Fund 12.5% of any increase in the Base Purchase Price as set forth in Section 1.11(b)(i) of the Purchase Agreement in the event of an increase to the Base Purchase Price under Section 1.10(h)(iii) of the Purchase Agreement;

         (d) receive into the Escrow Fund 12.5% of the Earn-Out Consideration as set forth in Section 1.14(d) of the Purchase Agreement;

         (e) secure the obligation of the Sellers to fund any excess costs related to Remediation Activities in accordance with Section 5.10(b) of the Purchase Agreement;

         (f) receive into the Escrow Fund the Accounts Receivable Reimbursement as set forth in Section 7.5(h) of the Purchase Agreement; and

         (g) secure the obligation to pay any Net Tax Savings in accordance with
Section 7.5(j) of the Purchase Agreement;

         WHEREAS, the Purchase Agreement provides that the Buyer will deliver to the Escrow Agent a Letter of Credit in the aggregate amount of the pro rata portions of the Transaction

Consideration and the Aggregate Option Consideration withheld from each Seller in accordance with Section 1.13(b) of the Purchase Agreement; and

         WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which (i) such Escrow Fund will be established and maintained through this escrow and (ii) such Letter of Credit will be held and drawn upon.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.   Consent of Sellers. The Selling Shareholders, by their execution
              ------------------
of or joinder to the Purchase Agreement, [and] the Option Holders, by their exercise of their Options and joinder to the Purchase Agreement, [and the Company Shareholders, by their approval of the Merger and the adoption of the Purchase Agreement,] have consented to (a) the establishment of this escrow to:

         (i) secure, in accordance with Section 1.13(a) of the Purchase Agreement, the indemnification obligations of the Sellers as set forth in
Section 7.1 of the Purchase Agreement;

         (ii) satisfy, in accordance with Section 1.11(a) of the Purchase Agreement, the Sellers' obligation to adjust the Base Purchase Price in accordance with Section 1.10(h)(i) of the Purchase Agreement;

         (iii) receive into the Escrow Fund 12.5% of any increase in the Base Purchase Price as set forth in Section 1.11(b)(i) of the Purchase Agreement in the event of an increase to the Base Purchase Price under Section 1.10(h)(iii) of the Purchase Agreement,

         (iv) receive into the Escrow Fund 12.5% of the Earn-Out Consideration as set forth in Section 1.14(d) of the Purchase Agreement;

         (v) secure the obligation of the Sellers to fund any excess costs related to Remediation Activities in accordance with Section 5.10(b) of the Purchase Agreement;

         (vi) receive into the Escrow Fund the Accounts Receivable Reimbursement as set forth in Section 7.5(h) of the Purchase Agreement; and

         (vii) secure the obligation to pay any Net Tax Savings in accordance with Section 7.5(j) of the Purchase Agreement;

(b) the appointment of the Representatives as their representatives for purposes of this Agreement and as attorneys-in-fact and agents for and on behalf of each Seller and the taking by the Representatives of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement; and (c) all of the other terms, conditions and limitations in this Agreement.

         2.   Escrow Fund.
              -----------
              (a) Purpose: The Escrow Fund shall be security for the following
                  -------
obligations and amounts, subject to the limitations, and in the manner provided, in this Agreement:

         (i) the Sellers have agreed in Article VII of the Purchase Agreement to indemnify and hold harmless the Buyer from and against specified Damages;

         (ii) the Buyer and the Sellers have agreed in Section 5.10(b) of the Purchase Agreement that, in the event that the cost of completing the Remediation Activities exceeds the reserve therefor set forth on the Closing Balance Sheet, the amount of such excess shall be paid to the Buyer from the Escrow Fund;

         (iii) the Buyer has agreed, subject to the terms of Section 7.5(j) of the Purchase Agreement, to deposit the amount of any Net Tax Savings in the Escrow Fund; and

         (iv) the Buyer has agreed in Section 7.5(h) of the Purchase Agreement to deposit any Accounts Receivable Reimbursement in the Escrow Fund in the event that the Buyer (A) makes a claim for indemnification pursuant to Section 7.1(a) of the Purchase Agreement as a result of a breach of the representations and warranties set forth in Section 2.16 of the Purchase Agreement; (B) recovers any Damages from the Escrow Fund with respect to such claim; and (C) subsequently collects any account receivable which gave rise to such Damages within 18 months after the Closing Date.

              (b) Initial Deposit: Simultaneously with the execution of this
                  ---------------
Agreement, the Buyer [or the Transitory Subsidiary] shall deposit with the Escrow Agent, by wire transfer of the Buyer payable to the Escrow Agent, the Original Escrow Deposit of $12,750,000. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Fund shall be invested in accordance with Section 6 hereof. The Escrow Agent agrees to hold the Escrow Fund in an escrow account subject to the terms and conditions of this Agreement.

              (c) Subsequent Deposits: By wire transfer of the Buyer payable to
                  -------------------
 the Escrow Agent pursuant to:

         (i) Section 1.11(b)(i) of the Purchase Agreement, the Buyer shall make a payment of 12.5% of the amount of any surplus to the Escrow Fund pursuant to
Section 1.10(h)(iii) of the Purchase Agreement; and

         (ii) Section 1.14(d) of the Purchase Agreement, the Buyer shall make a payment of 12.5% of the Earn-Out Consideration;

         (iii) Section 7.5(h) of the Purchase Agreement, the Buyer shall deposit any Accounts Receivable Reimbursement in the Escrow Fund.

The Buyer shall give the Escrow Agent at least one (1) business day's prior written notice of such subsequent deposit and in such notice shall indicate whether it is a deposit pursuant to clauses (i), (ii) or (iii) of the foregoing sentence.

              (d) Transferability: The respective interests of the Sellers in
                  ---------------
the Escrow Fund shall not be assignable or transferable, other than: (i) by operation of law; (ii) to a trust in which such Seller is the grantor and the primary intervivos beneficiary; or (iii) upon the death of a Seller, pursuant to the terms of such Seller's will. Notice of any such assignment or transfer shall be given by the Representatives to the Escrow Agent and the Buyer, and no such assignment or transfer shall be binding on the Escrow Agent or the Buyer until such notice is given and, in the case of the Escrow Agent, acknowledged in writing.

         3. Disbursement of Escrow Fund.
            ---------------------------

              (a) Initial Disbursements: Subject to Sections 3(c), 3(d) and (e)
                  ---------------------
hereof, pursuant to:

         (i) Section 1.11(a) of the Purchase Agreement, a payment by wire transfer shall be made from the Escrow Fund to the Buyer in the case of a decrease between the Adjusted Base Purchase Price and the Preliminary Base Purchase Price pursuant to Section 1.10(h)(i) of the Purchase Agreement;

         (ii) Section 5.10(b) of the Purchase Agreement, a payment by wire transfer shall be made from the Escrow Fund to the Buyer from time to time in an amount equal to any excess Remediation Activities costs; and

         (iii) Article VII of the Purchase Agreement, a payment by wire transfer shall be made from the Escrow Fund to the Buyer from time to time in an amount equal to any Damages incurred by the Buyer, the Company[, the Surviving Corporation] or any Affiliate thereof.

              (b) Interim Disbursement to the Representatives: Subject to
                  -------------------------------------------
receipt of the items required by and the conditions of Sections 3(d) and (e) and pursuant to Section 3(f) hereof, within 15 business days after the 18 month anniversary of the Closing Date (the "Interim Release Date"), the Escrow Agent shall distribute to the Representatives, for distribution to the Sellers, that portion of the Escrow Fund, if any, then held in escrow in excess of the sum of
(i) $2,000,000 plus (ii) the amount to be withheld with respect to unresolved Claim Notices (as defined in Section 3(e)) pursuant to Section 3(e) below. Once the Retained Amount has been determined in accordance with the provisions of
Section 7.5(h) of the Purchase Agreement, the Buyer and the Representatives shall further instruct the Escrow Agent to distribute to the Representatives, for distribution to the Sellers, that portion of the Escrow Fund, if any, then held in escrow in excess of the sum of (i) $2,000,000 plus (ii) the Retained Amount.

              (c) Final Disbursement to the Representatives: Subject to receipt
                  -----------------------------------------
of the items required by and the conditions of Sections 3(d) and (e) and pursuant to Section 3(f) hereof, within five (5) business days after the five
(5) year anniversary of the Closing Date (the "Termination Date"), the Escrow Agent shall distribute to the Representatives, for distribution to the Sellers, all of the Escrow Fund then held in escrow.

              (d) Instructions to Escrow Agent: The Escrow Agent shall disburse
                  ----------------------------
the Escrow Fund only in accordance with:

         (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer and the Representatives (subject to the provisions of Section 9(a)) and that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Fund;

         (ii) a final, non-appealable order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either (A) the Buyer or (B) the Representatives (subject to the provisions of Section 9(a)), along with a certification of such presenting party to the effect that such order is from a court of competent jurisdiction and is final and nonappealabe, upon which the Escrow Agent may conclusively rely, that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Fund; or

         (iii) the provisions of Section 3(e) hereof.

Without limitation of the foregoing, on or before April 1 of each year, the Buyer and the Representatives shall issue a joint direction to the Escrow Agent to disburse to the Representatives, for distribution to the Sellers an amount, to be set forth in such joint direction, equal to the amount of the federal and state income taxes payable by the Sellers, calculated at a 40% rate, on all interest earned on the Escrow Fund for the prior calendar year; provided, however, that no such joint direction shall be provided in the event the Buyer's aggregate Claim Notices equal or exceed the amount then contained in the Escrow Fund.

              (e) Disbursement and Claim Notice: Prior to any disbursement
                  -----------------------------
pursuant to Sections 3(a), (b) or (c) hereof, if the Buyer has previously delivered to the Escrow Agent a copy of a Claim Notice (as hereinafter defined) and the Escrow Agent has not received written notice from the Buyer and the Representatives of the resolution of the claim covered thereby, the Escrow Agent shall retain in escrow (including after the Interim Release Date and the Termination Date, as the case may be) an amount equal to the claimed amount covered by such Claim Notice; provided, however, that pursuant to Section 3(b) above, the Buyer and the Representatives shall instruct the Escrow Agent to release that portion of the Escrow Fund in excess of the sum of (i) $2,000,000 plus (ii) the Retained Amount once such amount has been finally determined in accordance with the provisions of Section 7.5(h) of the Purchase Agreement. Any funds so retained in escrow shall be disbursed only in accordance with the terms of clauses (i) or
(ii) of Section 3(d) hereof. For purposes of this Agreement, a "Claim Notice" shall mean a written notification from the Buyer which contains (a) a description of the damages incurred or reasonably expected to be incurred by the Buyer and the claimed amount of such damages, to the extent then known and (b) a statement that the Buyer is entitled to indemnification under Article VII of the Purchase Agreement for such damages and a reasonable explanation of the basis therefor.

              (f) Method of Disbursement: Any distribution of all or a portion
                  ----------------------
of the Escrow Fund by the Escrow Agent to the Representatives for further disbursement to the Sellers shall be made in accordance with the percentages set forth opposite such Sellers' respective names on Attachment A hereto; provided,
                                                 ------------
however, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Fund otherwise payable to a Seller who has not, according to a written notice provided by the Buyer to the Escrow Agent, prior to such distribution:

         (i) surrendered pursuant to the terms of the Purchase Agreement his, her or its stock certificates formerly representing shares of stock of the Company; or

         (ii) in the case of an Option Holder, terminated his Options by exercise prior to May 7, 2005 and by execution of a joinder to the Purchase Agreement, or as otherwise set forth in the Purchase Agreement.

The Escrow Agent shall be entitled to conclusively rely on the written notice of the Buyer with respect to the matters described in clauses (i) and (ii) of the prior sentence. Any such withheld amounts shall be delivered to the Buyer promptly after the Termination Date and shall be delivered by the Buyer to the Representatives for disbursement to the Sellers to whom such amounts would have otherwise been distributed upon surrender or termination, as the case may be, of such certificates or instruments. Distributions to the Sellers shall be made by the Representatives by mailing checks to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by the Representatives).

4. Letter of Credit.
   ----------------

              (a) Purpose: The Buyer has agreed in Section 1.13(b) of the
                  -------
Purchase Agreement to deliver the Letter of Credit to the Escrow Agent on the Closing Date. The Letter of Credit shall secure (i) the Buyer's obligation to pay the Sellers the amounts specified in Section 5 of this Agreement and (ii) in the event of a shortfall in the Escrow Fund, the Sellers' obligation to indemnify the Buyer for tax claims under the Purchase Agreement, in each case subject to the limitations, and in the manner provided, in this Agreement.

              (b) Deposit: Simultaneously with the execution of this Agreement,
                  -------
the Buyer [or the Transitory Subsidiary] shall deliver to the Escrow Agent the Letter of Credit. The Letter of Credit shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Letter of Credit in escrow subject to the terms and conditions of this Agreement.

              (c) Replacement and Increase: If at any time within five (5) years
                  ------------------------
after the Closing Date the Letter of Credit expires by its terms or is not renewed by the issuer thereof or is not increased in accordance with the terms of this Agreement, the Buyer shall either (i) promptly cause a replacement or supplemental letter of credit, as the case may be, in a form reasonably acceptable to the Representatives, to be issued to the Escrow Agent in an amount then required under the terms of this Agreement or (ii) promptly deposit cash in the amount then required under the terms of this Agreement (the "Cash Deposit") with the Escrow Agent in substitution for the Letter of Credit. The term "Letter of Credit" as used in this Agreement shall include any such replacement or supplemental letter of credit and the Cash Deposit.

         5.   Disbursement of Proceeds of the Letter of Credit.
              ------------------------------------------------

              (a) Definitions. For purposes of this Section 5, the following
                  -----------
definitions shall apply:

              (i)    "Adjusted LC Amount " means, at any point in time,
                      ------------------
                     the amount of the Letter of Credit as adjusted pursuant to Section 5(c), Section 5(d) and Section 5(g), but without regard to any draws upon the Letter of Credit for disbursement to the Representatives in accordance with Section 5(e) or increases in the Letter of Credit pursuant to Section 5(f).

              (ii)   "Carried Back FTC" means the amount of any United
                      ----------------
                     States federal income tax credit arising under
                     Section 901, Section 902 or Section 960 of the Code for the short taxable year of the Company ending on the Closing Date that are carried back to the taxable year ended on December 31, 2004.

              (iii) "Code" means the Internal Revenue Code of 1986 (as amended).

              (iv) "Extraordinary Expenses" means the amount of any expenses attributable to (i) the exercise of stock options of the Company in 2005 on or prior to the Closing Date, (ii) the buyout of health care and employment contracts for officers, directors and employees of the Company in 2005 on or prior to the Closing Date or accrued for on the Closing Balance Sheet and (iii) retention bonuses paid by the Company in 2005 on or prior to the Closing Date, in each case, to the extent such expenses are deductible (whether or nor deducted) for federal income tax purposes.

              (v) "Foreign Tax Credits" means (A) the amount of any United States federal income tax credit arising under Section 901,
                     Section 902 or Section 960 of the Code for the short taxable year of the Company ending on the Closing Date without regard to any carrybacks to years prior to such short taxable year from other periods, reduced by (B) the amount of the Carried Back FTC. In no event shall any carryback of foreign tax credit arising during tax periods after the Closing Date give rise to any increase in the Foreign Tax Credits.

              (vi) "Net Operating Loss" means the federal "net operating loss" as defined in Section 172(c) of the Code of the Company for its short taxable year ending on the Closing Date.

              (b)    Initial Letter of Credit Amount. The initial amount of the
                     -------------------------------
Letter of Credit as of the Closing Date shall be $4,000,000.

              (c)    Adjustment to Letter of Credit Amount upon Filing of 2004
                     ---------------------------------------------------------
and 2005 Tax Returns. Upon the filing of the last to be filed of the federal
--------------------
income Tax Return of the Company for the taxable year ended December 31, 2004 and the federal income Tax Return of the Company for the short taxable year ended on the Closing Date, the Buyer shall cause the amount of the Letter of Credit to be adjusted (and upon the written request of the Buyer, the

Representatives and the Escrow Agent shall join in and execute such instructions to the bank issuing the Letter of Credit as shall be required to effect any such adjustment) so that the amount of the Letter of Credit shall equal the sum of
(i) 34% of the sum of (A) the amount of the Net Operating Loss set forth on such Tax Return for the short period ended on the Closing Date, but not in excess of the amount of the Extraordinary Expenses set forth on either of such Tax Returns, and (B) the amount of the unused Foreign Tax Credits for periods ending on or before the Closing Date set forth on such Tax Return for the short period ended on the Closing Date and (ii) 100% of the amount of any Carried Back FTC.

              (d)    Additional Adjustments of Letter of Credit Amount. The
                     -------------------------------------------------
amount of the Letter of Credit shall subsequently be reduced if an audit or other dispute with the Internal Revenue Service results in (i) a reduction in any of the Net Operating Loss, the Extraordinary Expenses, the Foreign Tax Credits or the Carried Back FTC, (ii) the Net Operating Loss being used to offset income to the extent the Sellers would be responsible for the payment of federal income Taxes with respect to such Taxable income pursuant to Article VIII of the Purchase Agreement or (iii) the Foreign Tax Credits or the Carried Back FTC being used to offset Taxes for which the Sellers would be responsible pursuant to Article VIII of the Purchase Agreement (each of (i), (ii) and (iii), an "IRS Adjustment"). The amount of the reduction shall equal the excess of the amount of the Letter of Credit determined pursuant to subsection (c) above, over the amount of the Letter of Credit that would have been determined under subsection (c) above had the amount of any IRS Adjustment been taken into account at the time of the initial computations under subsection (c). Within 30 days of the acceptance or other final determination of any IRS Adjustment, the Buyer shall notify the Representatives of the IRS Adjustment. Within 30 days of the receipt of such notice, the Buyer and the Representatives shall direct the Escrow Agent to cause the issuer of the Letter of Credit to reduce the amount of the Letter of Credit by an amount, to be specified in such joint direction, determined in accordance with this subsection (d). Any dispute between the Buyer and the Representatives regarding such determination shall be resolved by the Tax Arbitrator in accordance with the provisions of Section 7(e) of the Purchase Agreement and the Tax Arbitrator's decision will be binding on the Buyer and the Representatives.

              (e)    Letter of Credit Draws and Disbursement to Sellers. On each
                     --------------------------------------------------
of the first, second, third, fourth and fifth anniversaries of the Closing Date, the Escrow Agent shall draw upon the Letter of Credit and disburse to the Representatives for distribution to the Sellers an amount equal to the excess, if any, of the designated percentage (as set forth below) of the Adjusted LC Amount over the aggregate cumulative amount of the Letter of Credit previously drawn upon and distributed to the Representatives pursuant to this Agreement.

                          Anniversary                                 Percentage
                          -----------                                 ----------
                              1                                           15%
                              2                                           30%
                              3                                           45%
                              4                                           60%
                              5*                                         100%


                  *5th anniversary draw to be made five (5) business days prior to 5th anniversary of Closing Date

              (f)    Return of Excess Disbursements. In the event of any IRS
                     ------------------------------
Adjustment, the Buyer in good faith shall determine the amount of the reduction of the amount of the Letter of Credit pursuant to subsection (d) above and shall deliver to the Representatives its calculation of such reduction. Within fifteen
(15) business days of the receipt of such calculations, the Representatives shall instruct the Escrow Agent to disburse to the Buyer from the Escrow Fund an amount equal to the excess of the amount previously disbursed to the Representatives pursuant to this Section 5 (net of any prior returns pursuant to this Section 5(e)) over the aggregate amount that would have been disbursed to the Representatives had the IRS Adjustment initially been taken into account (the "Excess Payment"). In the event the Escrow Fund is not sufficient to fund the Excess Payment, the Sellers shall be severally, and not jointly and severally, liable for such amount and shall pay their respective pro-rata shares of such amounts to the Buyer in accordance with the percentages set forth on Attachment A hereto within fifteen (15) business days of the receipt of the calculation of the amount of the Excess Payment. Within fifteen (15) business days after the Buyer's receipt of the Excess Payment, the Buyer shall cause the issuer of the Letter of Credit to issue an amendment thereto increasing the amount of the Letter of Credit by the amount of the Excess Payment.

              (g)    Reduction of Letter of Credit for Tax Claims. In the event
                     --------------------------------------------
the amount remaining in the Escrow Fund after deducting the amount set forth in any Claim Notices previously issued by the Buyer is insufficient to pay any claim of the Buyer for indemnification under Article VIII of the Purchase Agreement (a "Tax Shortfall Amount"), the Representatives and the Buyer shall direct the Escrow Agent to cause the issuer of the Letter of Credit to reduce the amount of the Letter of Credit by an amount, to be specified in such joint direction, equal to the Tax Shortfall Amount.

              (h)    Instructions to Escrow Agent: The Escrow Agent shall draw
                     ----------------------------
upon and disburse the proceeds of the Letter of Credit only in accordance with:

         (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer and the Representatives (subject to the provisions of Section 9(a)) and that instructs the Escrow Agent as to the disbursement of some or all of the proceeds of the Letter of Credit; or

         (ii) a final, non-appealable order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either (A) the Buyer, or (B) the Representatives (subject to the provisions of Section 9(a)), that instructs the Escrow Agent as to the disbursement of some or all of the proceeds of the Letter of Credit.

              (i)    Method of Disbursement: Any distribution of the proceeds of
                     ----------------------
the Letter of Credit by the Escrow Agent to the Representatives for further disbursement to the Sellers shall be made in accordance with the percentages set forth opposite such Sellers' respective names on Attachment A hereto; provided,
                                                 ------------
however, that the Escrow Agent shall withhold the distribution of the portion of the proceeds of the Letter of Credit otherwise payable to a Seller who has not, according to a written notice provided by the Buyer to the Escrow Agent, prior to such distribution:

         (i) surrendered pursuant to the terms of the Purchase Agreement his, her or its stock certificates formerly representing shares of stock of the Company; or

         (ii) in the case of an Option Holder, terminated his Options by exercise and execution of a joinder to the Purchase Agreement, or as otherwise set forth in the Purchase Agreement.

The Escrow Agent shall be entitled to conclusively rely on the written notice of the Buyer with respect to the matters described in clauses (i) and (ii) of the foregoing sentence. Any such withheld amounts shall be delivered to the Buyer promptly after the Termination Date and shall be delivered by the Buyer to the Representatives for disbursement to the Sellers to whom such amounts would have otherwise been distributed upon surrender or termination, as the case may be, of such certificates or instruments. Distributions to the Sellers shall be made by the Representatives by mailing checks to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in
                   ------------
writing to the Escrow Agent by the Representatives).

         6.   Investment of Funds.
              -------------------

              (a) Permitted Investments: Any monies held in the Escrow Fund
                  ---------------------
shall be invested by the Escrow Agent, to the extent permitted by law and as directed by the Representatives (subject to the provisions of Section 9(a)), in
(i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof; (ii) obligations (including certificates of deposit, time deposits, demand deposits, trust account deposits and bankers' acceptances) of domestic commercial banks which at the date of their last public reporting had total assets in excess of $500,000,000; (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa; and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). Absent receipt of specific written investment instructions from the Representatives (subject to the provisions of Section 9(a)), the Escrow Agent shall invest any monies held in the Escrow Fund in [interest bearing, tax free municipal bonds or funds invested exclusively in such bonds __________________]. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

              (b) Tax Reporting. The parties hereto agree that, for tax
                  -------------
reporting purposes, all interest or other income earned from the investment of the Escrow Fund or any portion thereof in any tax year (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, shall be reported as allocated to such person or entity, and (ii) otherwise, shall be reported as allocated to the Sellers, based on the percentages set forth on Attachment A, whether or not such income is distributed during such fiscal year.
------------

              (c) Certification of Tax Identification Number. The parties hereto
                  ------------------------------------------
agree to provide the Escrow Agent with a certified tax identification number by signing and returning, and causing the Sellers to sign and return, an original Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to the Escrow Fund. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

         7.   Fees and Expenses. The Buyer, on the one hand, and the Sellers, on
              -----------------
the other hand, shall each (a) pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder, which are set forth on Attachment B hereto, (b) reimburse the Escrow Agent for one-half of its reasonable expenses (including reasonable attorney's fees and expenses) incurred in connection with the performance of its duties under this Agreement; and (c) shall indemnify and hold the other party harmless with respect to the respective obligations of each party set forth in this Section 7, including reasonable attorneys' fees and costs incurred by a party in enforcing this indemnity. The Escrow Agent shall have, and is hereby granted, a prior lien on the portion of the Escrow Fund to which the Sellers become entitled hereunder with respect to the Sellers' portion of the Escrow Agent's unpaid fees, non-reimbursed expenses or unsatisfied indemnification rights, superior to the interests of the Sellers. The Escrow Agent shall have, and is hereby granted, a prior lien on the portion of the Escrow Fund to which the Buyer becomes entitled hereunder with respect to the Buyer's portion of the Escrow Agent's unpaid fees, nonreimbursed expenses or unsatisfied indemnification rights, superior to the interests of the Buyer. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses or unsatisfied indemnification rights from (i) the portion of the Escrow Fund to which the Sellers have become entitled hereunder with respect to the Sellers' portion of the Escrow Agent's unpaid fees, nonreimbursed expenses, or unsatisfied indemnification rights; and
(ii) the portion of the Escrow Fund to which the Buyer has become entitled hereunder with respect to the Buyer's portion of the Escrow Agent's unpaid fees, nonreimbursed expenses, or unsatisfied indemnification rights.

         8.   Limitation of Escrow Agent's Liability.
              --------------------------------------

              (a) Limitation on Liability. The Escrow Agent shall incur no
                  -----------------------
liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it in good faith to be genuine and duly authorized, nor for other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or any other agreement referred to herein. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

              (b) Indemnification. The Buyer, on the one hand, and the Sellers,
                  ---------------
on the other hand, agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, claim, proceeding, suit, demand, penalty, cost or expense, including without limitation reasonable fees and expenses of counsel and experts ("Losses") arising out of or in connection with its carrying out of its duties hereunder, except to the extent such Losses shall have been caused by the bad faith or gross negligence of the Escrow Agent. The Buyer, on the one hand, and the Sellers, on the other hand, shall each be liable for one-half of such amounts, and each shall indemnify and hold the other harmless with respect thereto, including reasonable attorneys' fees and expenses incurred in enforcing the foregoing indemnity. The obligations of the Buyer and the Sellers under this Section shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

         9.   Authority of Representatives; Successors and Assignees.
              ------------------------------------------------------

              (a) Authority. The Representatives from time to time hereunder
                  ---------
shall make any and all decisions in such capacity, and take or decline to take any action in such capacity, by (and only by) majority consent of such persons.

              (b) Successor Representatives. In the event of the death or
                  -------------------------
permanent disability of one of the Representatives, or his resignation as a Representative, a successor Representative shall be elected in accordance with the provisions of the Purchase Agreement. The Escrow Agent shall be entitled to receive and may conclusively rely upon a written notice of the remaining Representatives to the effect that a successor Representative has been elected in accordance with the provisions of the Purchase Agreement. Each successor Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Representative, and the term "Representative" as used herein shall be deemed to include each successor Representative. The Representatives have the power to appoint up to two (2) additional person(s) to act as Representatives at any time, which appointment shall only be binding upon the other parties hereto after notice thereof has been provided to the Sellers, the Escrow Agent and the Buyer.

              (c) Power and Authority. The Representatives shall have full
                  -------------------
power and authority to represent the Sellers and their respective successors, with respect to all matters arising under this Agreement and all actions taken by the Representatives hereunder shall be binding upon the Sellers and their respective successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Representatives shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of the Sellers and their respective successors.

              (d) Reliance. The Buyer and the Escrow Agent may rely on the
                  --------
Representatives as the exclusive agent of the Sellers under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by either of them in reliance thereon.

         10.  Amounts Payable by Sellers. The amounts payable to the Escrow
              --------------------------
Agent by the Seller under this Agreement (i.e., the fees and expenses of the Escrow Agent payable pursuant to

Section 7 hereof and the indemnification obligations pursuant to Section 8(b) hereof) shall be payable solely as follows. The Escrow Agent shall notify the Representatives of any such amount payable by the Sellers as soon as it becomes aware that any such amount is payable, with a copy of such notice to the Buyer. On the sixth business day after the delivery of such notice, the Escrow Agent shall disburse such amount from the Escrow Fund (up to the amount then available in the Escrow Fund) to the party to whom such amount is owed in satisfaction of such payment or indemnification obligations of the Sellers; provided that if either the Representatives or the Buyer deliver to the Escrow Agent within five business days after delivery of such notice by the Escrow Agent a written notice contesting the legitimacy or reasonableness of such amount (with a copy of such notice to the non-contesting party), then the Escrow Agent shall not disburse the disputed portion of such claimed amount except in accordance with the terms of clauses (i) or (ii) of Section 3(c) hereof. The Representatives and the Buyer hereby agree that (i) any contest of the legitimacy or reasonableness of such amount must be in good faith and (ii) they may not contest the legitimacy or reasonableness of the fees and expenses agreed to on Attachment B.

         11.  Termination. This Agreement shall terminate upon the later to
              -----------
occur of (a) disbursement by the Escrow Agent of all of the Escrow Fund in accordance with this Agreement and (b) the later to occur of (i) the termination of the Letter of Credit in accordance with its terms or (ii) the disbursement of all of the proceeds of the Letter of Credit or Cash Deposit substituted therefor under Section 4(c)(ii), in accordance with this Agreement; provided that the provisions of Sections 7 and 8 hereof shall survive such termination.

         12.  Successor Escrow Agent. In the event the Escrow Agent becomes
              ----------------------
unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the Buyer and the Representatives, not less than 60 days' prior to the date when such resignation shall take effect. The Representatives may appoint a successor Escrow Agent without the consent of the Buyer, so long as such successor is a bank with assets of at least $500 million, with offices in the State of Michigan, and may appoint any other successor Escrow Agent with the consent of the Buyer, which shall not be unreasonably withheld, conditioned or delayed. No successor Escrow Agent can alter or amend the terms of this Escrow Agreement without the express written consent of the Buyer and the Representatives. If, within such notice period, the Representatives provide to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of all or any portion of the Escrow Fund and the Letter of Credit then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer the Escrow Fund and the Letter of Credit to such designated successor. If no successor Escrow Agent is named as provided in this Section 12 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

         13.  General.
              -------

              (a) Entire Agreement. Except for those provisions of the Purchase
                  ----------------
Agreement referenced herein, this Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of the Purchase Agreement. In the event of a conflict between the terms of the Purchase Agreement and the terms of this Escrow Agreement with respect to a matter impacting the rights or obligations of the Escrow Agent, the terms of this Escrow Agreement shall control.

              (b) Succession and Assignment. This Agreement shall be binding
                  -------------------------
upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

              (c) Counterparts and Facsimile Signature. This Agreement may be
                  ------------------------------------
executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

              (d) Headings. The section headings contained in this Agreement are
                  --------
 inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              (e) Notices. All notices, instructions and other communications
                  -------
hereunder shall be in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient at the address set forth below its name on the signature page attached hereto. Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

              (f) Governing Law. This Agreement shall be governed by and
                  -------------
construed in accordance with the internal laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the
 State of Michigan or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Michigan.

              (g) Amendments and Waivers. This Agreement may be amended only
                  ----------------------
with the written consent of the Buyer, the Escrow Agent and the Representatives. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

              (h) Submission to Jurisdiction. Each of the parties hereto (i)
                  --------------------------
submits to the jurisdiction of any state or federal court sitting in the State of Michigan in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 13(e) hereof, provided that nothing in this Section 13(h), however, shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

              (i) Successor Entity to Escrow Agent. Any banking association or
                  --------------------------------
corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust or escrow business of the Escrow Agent shall be sold or otherwise transferred, shall succeed to all the Escrow Agent's rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

              (j) Force Majeure. Notwithstanding any other provision of this
                  -------------
Escrow Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

              (k) Funds Transfer Agreement. In the event funds transfer
                  ------------------------
instructions are given (other than in writing at the time of the execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Attachment C hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to the Agreement acknowledge that such security procedure is commercially reasonable. It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any party hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank or (iii) an intermediary bank. The Escrow Agent may apply funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank, designated.

              (l) Uncertainty; Dispute. In the event that it is not clear from
                  --------------------
a reading of this Agreement how to proceed in a situation not explicitly addressed by the terms of this Escrow Agreement, whether because of conflicting demands by the other parties hereto or otherwise, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The parties hereto other than the Escrow Agent further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to the same.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                           KADANT INC.
                                           By:__________________________________
                                                Name:
                                                Title:
                                           Address:
                                             One Acton Place
                                             Suite 202
                                             Acton, MA 01720-3951
                                             Attention:  Chief Executive Officer



                                           REPRESENTATIVES


                                           _____________________________________
                                           Thomas O. Monroe, Sr.
                                           Address:
                                             109 Sunesta Cove Drive
                                             Palm Beach Grove, FL 33418


                                           _____________________________________
                                           Bruce B. Monroe
                                           Address:
                                             14515 Coon Hollow Road
                                             Three Rivers, MI 49093


                                           _____________________________________
                                           James E. Dechnik
                                           Address:
                                             5688 South 1st Street
                                             Kalamazoo, MI 49009
                                             Attention:  Chief Executive Officer

                                           J.P. MORGAN TRUST COMPANY, NATIONAL
                                            ASSOCIATION, as Escrow Agent



                                           By:__________________________________
                                                Name:
                                                Title:
                                                Address:
                                                227 West Monroe, 26th Floor
                                                Chicago, IL 60606
                                                Attn: Kevin M. Ryan

                                                                       EXHIBIT B


                            FORM OF JOINDER AGREEMENT

         This Joinder Agreement (this "Joinder Agreement") is being executed and
                                       -----------------
delivered pursuant to Section 5.3(a) of the Purchase Agreement (the "Agreement")
                                                                     ---------
entered into as of _______, 2005, by and among Kadant Inc., a Delaware corporation (the "Buyer"), Johnson Acquisition Corp., a Michigan corporation and
                  -----
a wholly-owned subsidiary of the Buyer, The Johnson Corporation, a Michigan corporation (the "Company"), and the Principal Shareholders of the Company, for
                  -------
the purpose of the undersigned becoming a party to, and bound by, the terms of the Agreement as: (a) a "Party" to the Agreement and a "Seller"; and (b) in the case of a Company Shareholder and an Option Holder who has irrevocably exercised, prior to the Closing, all or any portion of his, her or its Options to the extent of such election, being deemed a "Selling Shareholder" thereunder. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

                  1.   Option Holder:
                       -------------

                  WHEREAS, the undersigned Option Holder hereby acknowledges that (a) Exhibit A hereto sets forth a true and correct description of all
         ---------
Options held by such Option Holder, (b) he, she or it has the right to exercise all or any portion of the Options held by the Option Holder, at any time on or before May 7, 2005, and (c) by making the election set forth below and executing the form of promissory note attached hereto as Exhibit B (the "Note"), he, she
                                               ---------
or it has irrevocably elected to exercise all of the Options held by the Option Holder on the date hereof and, in the event of such election, the Company or, in the case of a Merger Transaction, the Surviving Corporation, shall at the Closing withhold sufficient proceeds otherwise payable to such Option Holder to repay the Note in full; and

                  WHEREAS, if such Option Holder does not exercise all of the Options held by the Option Holder on or before May 7, 2005 all of the unexercised Options owned by the undersigned Option Holder as set forth on Exhibit A shall terminate and be of no further force or effect.
---------


                  NOW, THEREFORE, the undersigned Option Holder agrees, in the case of either a Stock Transaction or a Merger Transaction, as follows:

                  a. By executing and delivering this Joinder Agreement to the Company, the undersigned Option Holder shall be deemed a "Party" and a "Seller" for all purposes of the Agreement;

                  b.   The undersigned Option Holder hereby:

                       (i) acknowledges having read the representations in the Agreement sections entitled "Representations and Warranties of the Company and the Sellers" and "Representations of the Sellers," and hereby represents that (A) the statements contained therein are complete and accurate and (B)

                       Exhibit A sets forth a true and correct description of
                       ---------
                       all Options held by such Option Holder;

                       (ii) further agrees to be bound by all of the terms and conditions (including, but not limited to, Section 1.13, Escrow, and Section 7.1, Indemnification by the Sellers) of the Agreement as a "Party" and "Seller" thereunder, and authorizes the signature page of this Joinder Agreement to be attached to the Agreement or counterparts thereof; and

                       (iii) represents and warrants that the undersigned Option Holder has received (A) the Option Notice, (B) the Disclosure Statement, and (C) a copy of the Agreement, and has carefully read such documents and understands the terms thereof; and

                  c.   The undersigned Option Holder hereby:

                       (i) agrees that, if the Option Holder does not exercise all of the Options held by the undersigned Option Holder on or before May 7, 2005, such unexercised Options shall terminate and be of no further force or effect;

                       (ii) waives any rights that the undersigned Option Holder may have to receive any consideration at any time after May 7, 2005 for the unexercised Options held by the undersigned Option Holder or the shares underlying such unexercised Options under any agreement, as such agreement may have been amended, restated or supplemented, including, but not limited to, any stockholders' agreement (collectively, the "Stockholders' Agreements"), previously entered into between the undersigned Option Holder and the Company, including, but not limited to, the right to receive a cash payment equivalent to the "book value"(as defined in the relevant Stockholders' Agreement) of the shares underlying each unexercised Option held by the undersigned Option Holder;

                       (iii) waives any rights that the undersigned Option Holder may have at any time after May 7, 2005 in connection with the unexercised Options held by the undersigned Option Holder or the shares underlying such unexercised Options under any option agreement, as such option agreement may have been amended, restated or supplemented (collectively, the "Option Agreements"), previously entered into between the undersigned Option Holder and the Company, including, but not limited to, the right to receive 45 days notice prior to termination of the Option Agreements;

                       (iv) agrees that at the Closing the Stockholders' Agreements and the Option Agreements to which the undersigned Option Holder is a party shall have been automatically terminated and shall be of no further force or effect; and

                       (v) acknowledges that the undersigned Option Holder has the right, in lieu of termination of the Options held by the undersigned Option Holder, to exercise any or all of the Options held by the undersigned Option Holder at any time on or before May 7, 2005. By executing and delivering the Note and initialing this paragraph in the space provided below, the undersigned Option Holder has irrevocably elected to: (A) exercise all such Options effective as of the date hereof through a cashless exercise, (B) be deemed a Company Shareholder under the Agreement and this Joinder Agreement, and (C) grant the Company or, in the case of a Merger Transaction, the Surviving Corporation, the right to withhold sufficient proceeds otherwise payable to such Option Holder at the Closing to repay the Note in full.

                       ________ Initials of Option Holder.

                  2.   Company Shareholder:
                       -------------------

                  WHEREAS, the Buyer has agreed at the Closing to purchase from the undersigned Company Shareholder, pursuant to the terms and conditions of the Agreement, all of the Company Shares owned by the undersigned Company Shareholder as set forth on Exhibit A hereto (the term "Company Shareholder"
                            ---------
including, for purposes of this Section 2, any Option Holder who has irrevocably elected to exercise, prior to the Closing, all or any portion of his her or its Options to the extent of such election); and

                  WHEREAS, the undersigned Company Shareholder hereby agrees at the Closing to sell, pursuant to the terms and conditions of the Agreement, all of the Company Shares owned by the undersigned Company Shareholder as set forth on Exhibit A hereto.
   ---------

                  NOW, THEREFORE, the undersigned Company Shareholder agrees, in the case of either a Stock Transaction or a Merger Transaction, as follows:

                  a. By executing and delivering this Joinder Agreement to the Company, the undersigned Company Shareholder shall be deemed a "Party" and a "Selling Shareholder" for all purposes of the Agreement, as fully and completely as if his, her or its signature were affixed to such Agreement. In connection therewith, at the Closing the undersigned Company Shareholder agrees to sell, and the Buyer agrees to purchase from the undersigned Company Shareholder, all of the Company Shares owned by the undersigned Company Shareholder as set forth on Exhibit A hereto;
                  ---------

                  b.   The Company Shareholder hereby:

                       (i) acknowledges having read the representations in the Agreement sections entitled "Representations and Warranties of the Company and the Sellers" and "Representations of the Sellers," and hereby represents that (A) the statements contained therein are complete and accurate and (B) Exhibit A sets
                                                         ---------
                       forth a true and correct description of all Company Shares held by such Company Shareholder;

                       (ii) further agrees to be bound by all of the terms and conditions (including, but not limited to, Section 1.13, Escrow, and Section 7.1,
                       Indemnification by the Sellers) of the Agreement as a "Party," "Seller" and "Selling Shareholder" thereunder, and authorizes the signature page of this Joinder Agreement to be attached to the Agreement or counterparts thereof; and

                       (iii) represents and warrants that the undersigned Company Shareholder has received (A) the Notice, (B) the Disclosure Statement, and (C) a copy of the Agreement, and has carefully read such documents and understands the terms thereof; and

                  c. The undersigned Company Shareholder hereby (i) agrees that the consideration received by the undersigned Company Shareholder in accordance with the terms of the Agreement shall be the only consideration received in connection with the sale of the Company Shares held by the undersigned Company Shareholder, (ii) waives any rights that the undersigned Company Shareholder may have to receive any additional consideration for the Company Shares held by the Company Shareholder under any agreement, as such agreement may have been amended, restated or supplemented, including, but not limited to, any Stockholders' Agreement, previously entered into between the undersigned Company Shareholder and the Company, including, but not limited to, the right to receive a cash payment equivalent to the book value of the Company Shares held by the undersigned Company Shareholder and (iii) agrees that at the Closing the Stockholders' Agreements to which the undersigned Company Shareholder is a party shall automatically terminate and be of no further force or effect.

                  3.   Governing Law: This Joinder Agreement shall be governed
                       -------------
by and construed in accordance with the laws of the State of Michigan.

                  4.   Agreement of the Parties: This Joinder Agreement and the
                       ------------------------
Agreement and the other items referred to herein or therein constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all present and prior agreements, whether written or oral.

                  5.   Counterparts: The signature page of this Joinder
                       ------------
Agreement, when executed, shall constitute a counterpart to the Agreement.



                  [Remainder of Page Intentionally Left Blank]

                  The undersigned has caused this Joinder Agreement to the Agreement to be executed and delivered as of the date set forth below.

                                                      OPTION HOLDER



         Dated: __________, 2005                ________________________________
                                             Print name of Option Holder



                                                ________________________________
                                             Signature




                                                       COMPANY SHAREHOLDER



         Dated: __________, 2005                ________________________________
                                             Print name of  Shareholder



                                                ________________________________
                                             Signature if Shareholder is an
                                                individual



                                             By:________________________________
                                                Signature if  Shareholder is an
                                                entity



                                             Title:_____________________________
                                                Print title of person signing if
                                                Shareholder is an entity

                                                                       EXHIBIT C


                          FORM OF OPINION OF COUNSEL TO


                           THE COMPANY AND THE SELLERS





________ ___, 2005


Kadant Inc.
One Acton Place
Suite 202
Acton, MA  01720

Ladies and Gentlemen:

         Reference is made to that certain Purchase Agreement dated _______________, 2005 (the "Purchase Agreement"), by and among Kadant Inc. (the "Buyer"), Johnson Acquisition Corp. (the "Transitory Subsidiary"), The Johnson Corporation (the "Company"), the Principal Shareholders of The Johnson Corporation identified in the Purchase Agreement, and certain additional Shareholders and Option Holders of The Johnson Corporation who executed Joinder Agreements after the date of the Purchase Agreement (the Principal Shareholders and such additional Shareholders and Option Holders are collectively referred to as the "Sellers"). We have acted as counsel for the Company and the Representatives in connection with the negotiation and execution of the Purchase Agreement and the consummation of the transactions contemplated thereby. Capitalized terms used herein, unless otherwise defined, have the same meaning as set forth in the Purchase Agreement.

         In connection with this opinion we have examined the following documents ( collectively the "Transaction Documents"):

         1.   The Purchase Agreement, and the following "Collateral
Agreements" and documents: the Disclosure Schedule; the Seller Disclosure Schedule; the schedule Delivered to the Buyer in Writing; the Escrow Agreement; the Joinder Agreement; Certificate of the Sellers; and a Certificate of the Company;

         2. The Articles of Incorporation and By-Laws of the Company, each as amended to date;

         3. The Articles of Incorporation and By-Laws of the following Subsidiaries, each as amended to date: The Johnson Export Corporation, Johnson Northeast, Inc., Specialty Castings, Inc. Johnson Technical Services Corp., Johnson Services Wisconsin Corp., Johnson Technical Solutions, Inc., Johnson Investments, Inc., Johnson China Investments, Inc., The Johnson Corporation Latin America Holding, Inc. (collectively the "Michigan Subsidiaries");

         4. Certificate of Existence for the Company and the Michigan Subsidiaries issued by the State of Michigan;

         5. The form of Stock Option Agreement between the Company and the Option Holders; and

         6. Such other certificates, records, documents and papers as we deem necessary to examine for purposes of this opinion.

         Based on and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

         2. Each of the Michigan Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. [Note: Company to provide similar opinions from counsel regarding each of the non-Michigan subsidiaries.]

         3. The Company and each of the Michigan Subsidiaries has all requisite corporate power and authority to conduct the business in which, to our knowledge, each is currently engaged. The Company, the Principal Shareholders, and to our knowledge, each Selling Shareholder has all requisite power and authority to enter into and perform its or their respective obligations under the Agreement and to carry out the transactions contemplated thereby. [Note:
Company to provide similar opinions from counsel regarding each of the non-Michigan subsidiaries.]

         4.   The authorized capital stock of the Company consists of:
(i) One Hundred Thousand (100,000) shares of voting common stock, Ten Dollars ($10.00) par value per share, Thirty-six Thousand Four Hundred Sixty (36,460) shares of which are issued and outstanding and (ii) One Million Five Hundred Thousand (1,500,000) shares of Class B, non-voting common stock, Ten Dollars ($10.00) par value per share, ______________________________________ shares of which are issued and outstanding. [Due to option exercise before closing, this number will have to be provided at Closing].

         5.   Except as set forth in Section 2.2(b) of the Disclosure
Schedule and Section 2.2(b) of the schedule Delivered to the Buyer in Writing, all of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable, are held of record by the Company Shareholders as set forth on Schedule II of the schedule Delivered to the Buyer in writing and are free of all preemptive rights imposed by law or contained in the Articles of

Incorporation or By-laws of the Company or in any agreement listed in Schedule 2.2(b) and 2.2(c) of the Disclosure Schedule. Except as set forth in Section 2.2(c) of the Disclosure Schedule and Section 2.2(c) of the schedule Delivered to the Buyer in Writing, to our knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock.

         6.   Except as set forth in Section 2.5 of the Disclosure
Schedule, all of the issued and outstanding shares of capital stock of each of the Michigan Subsidiaries are duly authorized, validly issued, fully paid, nonassessable, are free of all preemptive rights imposed by law or contained in the charter, by-laws or other organizational document of each of the Michigan Subsidiaries and, except as set forth in Section 2.5 of the Disclosure Schedule, are held of record by the Company. [Note: Company to provide similar opinions from counsel regarding each of the non-Michigan subsidiaries.]

         7. The execution and delivery by the Company and the Principal Shareholders of the Purchase Agreement, and the consummation by the Company and the Principal Shareholders of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate and shareholder action on the part of the Company and the Principal Shareholders. The Purchase Agreement has been duly and validly executed and delivered by the Company and the Principal Shareholders and constitutes a valid and binding obligation of the Company and the Principal Shareholders, enforceable against the Company and the Principal Shareholders in accordance with its terms.

         8. [The Joinder Agreement has been duly and validly executed by all of the Sellers party thereto, and constitutes a valid and binding obligation of such Sellers, enforceable against them in accordance with its terms].

         9. Neither the execution and delivery by the Company or any Seller of theAgreement or any Joinder Agreement, nor the consummation by the Company or any Seller of the transactions contemplated thereby: (a) conflicts with or violates any provision of the Company's Articles of Incorporation or By-laws, or the charter, by-laws or other organizational document of any Michigan Subsidiary, (b) except as set forth in Section 2.4 of the Disclosure Schedule, requires on the part of the Company, any Michigan Subsidiary or any Seller any filing with, or permit, authorization, consent or approval of, any Governmental Entity which has not been filed or obtained, (c) except as set forth in Section 2.4 of the Disclosure Schedule, conflicts with, results in a breach of, constitutes (with or without due notice or lapse of time or both) a default under, results in the acceleration of, creates in any party the right to accelerate, terminate, modify or cancel or requires any notice, consent or waiver (which has not been obtained) under, the agreements listed in Exhibit A attached hereto; (d) to our knowledge, results in the imposition of any Security Interest upon any assets of the Company or any Michigan Subsidiary; or (e) violates any statute, rule or regulation applicable to the Company, any Michigan Subsidiary or any of their respective properties or assets or to our knowledge, any statute, rule or regulation applicable to any of the Sellers, or any of their respective properties or assets. [Note: Company to provide similar opinions from counsel regarding each of the non-Michigan subsidiaries.]

         10.  To our knowledge, except as set forth in Section 2.19 and
Section 2.23 of the Disclosure Schedule, neither the Company nor any Michigan Subsidiary (a) is subject to any unsatisfied judgment, order, decree, stipulation or injunction or (b) is a party to or threatened to be made a party to any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any U.S. federal, foreign, regional, state, provincial or localjurisdiction or before any arbitrator. [Note: Company to provide similar opinions from counsel regarding each of the non-Michigan subsidiaries.]

         11. All outstanding Options have been terminated and no longer represent the right to acquire equity in the Company.

         his opinion letter is subject to the following assumptions, exceptions and limitations:

         A. As used in the opinions expressed herein, "to our knowledge", "Known to us" and similar phrases mean the actual knowledge, without independent inquiry, investigation or verification, by attorneys in our Firm who are involved in the representation of the Company and the Principal Shareholders in connection with the proposed transaction. We have made no independent investigation of the facts stated in any certificate, exhibit, or schedule and we have assumed that the representations and warranties made by the Company and the Sellers are true and correct, however, nothing has come to our attention that would lead us to believe that such facts are inaccurate. Our reference to the "Disclosure Schedule" or the "schedule Delivered to the Buyer in Writing" includes any amendments to or updates of such schedules that are provided to us as of the date of Closing in accordance with the terms of the Agreement.

         B. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the accuracy of all factual recitations contained in certificates or similar documents.

         C. We have assumed that each of the documents executed by the Buyer or the Transitory Subsidiary relating in any way to this transaction has been duly authorized, executed and delivered by it, is legally binding upon and enforceable against it to the extent each such document purports to be, and that the Buyer will perform each of the covenants and agreements it has agreed to perform. We have assumed that documents we have reviewed in connection with this opinion, which purport to have been executed by parties other than the Company and the Sellers, have been duly executed by such parties, that such parties had all requisite power to enter into and perform all obligations thereunder, that execution and delivery thereof has been duly authorized by all requisite action, and that the subject instruments are valid and binding upon said parties. Additionally, we have, without independent verification, assumed that the Buyer will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any other agreements or court orders to which the Buyer may be subject.

         D. The opinions expressed in paragraphs 7 and 8 above with respect to the validity, binding effect and enforceability of the Purchase Agreement is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally, whether now or hereafter in effect, (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity), and (iii) any requirement under applicable laws generally imposing an obligation of good faith or reasonableness in the performance and enforcement of contracts.

         E. We express no opinion as to the validity, legality, binding effect or enforceability of any covenant or agreement (i) providing for release of liability for or the indemnification against any losses, claims, damages, expenses or liabilities incurred by any person as a result of any violation of any securities law by such person, as a result of the gross negligence or willful misconduct of such person, or as a result of the negligence of such person if a court would find that the intent to indemnify such person for such person's negligence was not clearly expressed or that such indemnification violates a public policy of the State of Michigan; (ii) requiring that any amendment, modification or waiver of any Transaction Document shall not be effective unless in writing; (iii) providing for the consent to jurisdiction of any court, the waiver of objection of venue of any court, the waiver of or consent to service of process in any manner other than provided in the laws of the State of Michigan, the waiver of jury trial, the waiver of counterclaim, cross-claim or equitable subrogation, or the waiver of any benefit or right, except to the extent permitted by applicable law; (iv) providing that delays will not operate as waivers; (v) which attempts to modify or waive any requirements of reasonableness or notice arising under the laws of any jurisdiction to the extent applicable to the transactions contemplated by the Transaction Documents; (vi) which purports to be a waiver of the obligations of good faith, fair dealing, diligence, mitigation of damages, or commercial reasonableness and other duties and obligations under the Michigan Uniform Commercial Code which may not be waiveable; (vii) relating to severability as applied to any portion of a Transaction Document deemed by a court to be material; (viii) waiving the benefits of any statutory provision or common law right where such waiver violates limitations imposed by statute or is against public policy, violates the Uniform Commercial Code of Michigan, the Michigan or the United States Constitution; (ix) which purports to grant a power of attorney; (x) with respect to a covenant not to compete or a redemption transaction under MCL 450.1345; or (xi) providing for a choice of any governing law other than the laws of the State of Michigan. We do not express an opinion as to what constitutes "best efforts" under Michigan law. Each of our opinions is further subject to the effect of rules of law that (i) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence, and reasonableness; (ii) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iv) provide a statutory time limitation after which a remedy may not be enforced (the statute of limitations for general contract actions in Michigan is six (6) years (MCLA 600.5087(8)); (v) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (vi) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct or violation of public policy; and (vii) govern and afford judicial discretion regarding the determination of damages and entitlement to attorney fees and other costs.

         F. In rendering the opinions set forth above, we have made no examination of, and we express no opinion with respect to, any tax, securities, or accounting matters; or compliance of the Seller's real property with any subdivision, land development, zoning, environmental, or other laws, codes, ordinances, rules, and regulations pertaining to land use and development; or permits or approvals with respect to construction, use, or occupancy required from any governmental authority having jurisdiction over the Seller's facilities.

         G. Our opinions are limited to only those laws, rules and regulations that, in the exercise of customary professional diligence, are recognized as generally applicable to the transactions contemplated by the Transaction Documents or to business organizations of the same type as the Company (which are not engaged in regulated business activities).

         H. In rendering the foregoing opinions, we have relied as to factual matters, without independent investigation or verification, on certificates and other communications from public officials, shareholders, and officers of the Company, although nothing has come to our attention to cause us to believe that such reliance is not justified. We have assumed without independent investigation or verification, that there is no oral or written agreement, understanding, course of dealing or usage of trade that amends any term of any Transaction Document, or any waiver of any such term, that the Transaction Documents are accurate and complete and that there has been no mutual mistake of fact or fraud, duress, undue influence or similar inequitable conduct.

         I. The foregoing opinions are limited to the laws of the State of Michigan and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the State of Michigan, and we express no opinion as to whether such assumption is reasonable or correct.

         This opinion letter is rendered to the Buyer pursuant to Section 6.1(xi) of the Purchase Agreement and in connection with the consummation of the transactions contemplated by the Purchase Agreement, and may not be used for any other purpose nor relied upon by anyone else, other than JP Morgan Securities Inc. and JP Morgan Chase Bank and the other lenders, if any (collectively, the "Lenders"), named in that [Senior Credit Agreement] dated as of [__________] between the Buyer and the Lenders all may rely on this opinion to the same extent as if it were addressed to them.

         Except as provided above, this opinion letter may not be circulated, quoted, in whole or in part, or otherwise referred to in any report or document or furnished to any other person without our prior written consent. This opinion letter is as of the date hereof, and we undertake no obligation, and expressly disclaim any obligation, to advise you of any change in the matters set forth herein. Our legal opinions are an expression of professional judgment and not a guaranty of result. The opinions expressed herein relate only to the matters specifically set forth, and no opinion is implied or should be inferred as to any other matters.
                                                     Very truly yours,

                                                     Warrick & Boyn, LLP

                                                                       EXHIBIT D

                                                            date]
                                                            OUR L/C NO.:






TO:

J.P. MORGAN TRUST COMPANY,
              NATIONAL ASSOCIATION, as Escrow Agent
Attn: Kevin M. Ryan
227 West Monroe, 26th Floor
Chicago, IL 60606
      Telephone No. 312/267-5122

APPLICANT:

Kadant Inc.
One Acton Place
Suite 202Acton, MA 01720-3951
Attention:  Chief Executive Officer




WE HAVE ESTABLISHED OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR AS DETAILED HEREIN SUBJECT TO ISP98

DOCUMENTARY CREDIT NUMBER:

DATE OF ISSUE:

BENEFICIARY:

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Escrow Agent



APPLICANT:

Kadant Inc.
One Acton Place
Suite 202
Acton, MA 01720-3951
Attention:  Chief Executive Officer


DATE AND PLACE OF EXPIRY:
                                             AT OUR COUNTER

DOCUMENT CREDIT AMOUNT:

AVAILABLE WITH:
JPMORGAN CHASE BANK, N.A.
[insert issuing bank city & state]
                                             BY PAYMENT

WE HEREBY ISSUE IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO:
XXXXXX FOR THE ACCOUNT OF KADANT INC. FOR AN AMOUNT OR AMOUNTS NOT TO EXCEED IN THE AGGREGATE U.S. $4,000,000 (FOUR MILLION U.S. DOLLARS), EFFECTIVE [ISSUE DATE] AND EXPIRING AT OUR OFFICE ON [EXPIRATION DATE].

FUNDS UNDER THIS STANDBY LETTER OF CREDIT ARE AVAILABLE TO YOU UPON OUR RECEIPT OF THE FOLLOWING:

A STATEMENT, SIGNED AND DATED BY THE BENEFICIARY (SIGNED AS SUCH), READING AS
FOLLOWS: "WE HEREBY DEMAND PAYMENT IN THE AMOUNT OF USD__________________ UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NO. ____________________. THE AMOUNT OF THIS DRAWING IS IN ACCORDANCE WITH SECTION 5.(e) OF THE ESCROW AGREEMENT ENTERED INTO AS OF _____, 2005, BY AND AMONG KADANT INC., A DELAWARE CORPORATION (THE "BUYER"); THOMAS O. MONROE, SR., BRUCE B. MONROE AND JAMES E. DECHNIK
(THE "REPRESENTATIVES"); AND J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS ESCROW AGENT (THE "ESCROW AGENT")."

THE AMOUNT OF THIS STANDBY LETTER OF CREDIT MAY BE AMENDED FROM TIME TO TIME UPON RECEIPT OF A STATEMENT, SIGNED AND DATED BY THE BENEFICIARY (SIGNED AS
SUCH), READING AS FOLLOWS: "IN ACCORDANCE WITH SECTION 5.(c), 5.(d) OR 5.(g) OF THE ESCROW AGREEMENT ENTERED INTO AS OF _____, 2005, BY AND AMONG KADANT INC., A DELAWARE CORPORATION (THE "BUYER"); THOMAS O. MONROE, SR., BRUCE B. MONROE AND JAMES E. DECHNIK (THE "REPRESENTATIVES"); AND J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS ESCROW AGENT (THE "ESCROW AGENT") WE HEREBY REQUEST THIS LETTER OF CREDIT BE (INCREASED OR REDUCED) BY USD __________________________." UPON OUR RECEIPT OF THE APPLICANTS' WRITTEN AGREEMENT TO AMEND THE LETTER OF CREDIT AS REQUESTED, WE SHALL ADVISE YOU VIA OUR USUAL AND CUSTOMARY AMENDMENT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL 12 MONTH PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 30 DAYS PRIOR TO THE CURRENT EXPIRY DATE WE SEND NOTICE IN WRITING TO YOU VIA SWIFT, TELEX, REGISTERED MAIL, OR HAND DELIVERY AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO AUTOMATICALLY EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD. HOWEVER IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND THE FINAL EXPIRY DATE OF [Insert date 5 years after Closing Date]---------------. UPON SUCH NOTICE TO YOU, YOU MAY DRAW ON US AT SIGHT FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING IN THIS LETTER OF CREDIT WITHIN THE THEN-APPLICABLE EXPIRY DATE, BY YOUR SWIFT OR PRESENTATION OF YOUR DRAFT AND DATED STATEMENT PURPORTEDLY SIGNED BY ONE OF YOUR OFFICIALS READING EXACTLY AS FOLLOWS:
THE AMOUNT OF THIS DRAWING USD ........... UNDER JPMORGAN CHASE BANK, N.A.
LETTER OF CREDIT NUMBER -------- REPRESENTS FUNDS DUE US AS WE HAVE RECEIVED NOTICE FROM JPMORGAN CHASE BANK, N.A. OF THEIR DECISION

NOT TO AUTOMATICALLY EXTEND LETTER OF CREDIT NUMBER -------- AND THE UNDERLYING OBLIGATION REMAINS OUTSTANDING.

IN THE EVENT THIS LETTER OF CREDIT IS SUBSEQUENTLY AMENDED BY US TO EITHER:
I) RESCIND A NOTICE OF NON-EXTENSION AND TO EXTEND THE EXPIRY DATE HEREOF TO A FUTURE DATE, OR II) EXTEND THE EXPIRY DATE TO A DATE THAT IS AFTER THE STATED FINAL EXPIRY DATE HEREOF, SUCH EXTENSION SHALL BE FOR THAT SINGLE PERIOD ONLY AND THIS LETTER OF CREDIT WILL NOT BE SUBJECT TO ANY FUTURE AUTOMATIC EXTENSIONS UNLESS AN AUTOMATIC EXTENSION PROVISION IS EXPRESSLY INCORPORATED INTO SUCH AMENDMENT.

A COPY OF OUR NOTICE THAT THE LETTER OF CREDIT WILL NOT BE AUTOMATICALLY EXTENDED WILL ALSO BE SENT TO:
[APPLICANT]

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART)
AND JPMORGAN CHASE BANK, N.A. ONLY IS AUTHORIZED TO ACT AS THE
TRANSFERRING BANK. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF CREDIT TOGETHER WITH ANY AMENDMENTS AND A SIGNED AND COMPLETED TRANSFER FORM, ATTACHED HERETO, IS RECEIVED BY US AND OUR TRANSFER CHARGES OF 1/4 OF 1 PERCENT OF THE TRANSFERRED AMOUNT, MINIMUM $150.00 ARE PAID BY BANK OR CERTIFIED CHECK. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORMS MUST BE VERIFIED BY YOUR BANK. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE. THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

ALL CORRESPONDENCE AND ANY DRAWINGS HEREUNDER ARE TO BE DIRECTED TO [INSERT ISSUING BANK ADDRESS FOR PRESENTATION.]

WE HEREBY AGREE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 (THE "ISP98").

THIS LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                                           DATE: _______________
TO:
JPMORGAN CHASE BANK
[INSERT ISSUING BANK ADDRESS FOR PRESENTATION.]
ATTENTION: STANDBY LETTER OF CREDIT DEPARTMENT

RE:      LETTER OF CREDIT NO. ___________________
                        ISSUED BY: JPMORGAN CHASE BANK
GENTLEMEN:

         FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

--------------------------------------------------------------------------------
                               NAME OF TRANSFEREE
--------------------------------------------------------------------------------
                                     ADDRESS

________________________________________________________________________________
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

         BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

         THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE
ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

         PLEASE DEBIT OUR ACCOUNT NO. _____________ FOR USD ___________ OR

         ENCLOSED IS REMITTANCE OF USD___________ VIA CERTIFIED CHECK IN PAYMENT OF YOUR TRANSFER COMMISSION AND IN ADDITION THERETO WE AGREE TO PAY TO YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER.
                                             SINCERELY,

                                             -----------------------------------
                                             NAME OF BENEFICIARY

                                             -----------------------------------
                                             AUTHORIZED NAME & TITLE

                                             -----------------------------------
                                             AUTHORIZED SIGNATURE

                                             -----------------------------------
                                             TELEPHONE NUMBER
THE ABOVE SIGNATURE, WITH TITLE AS STATED, CONFORMS WITH THAT ON FILE WITH US AND IS AUTHORIZED FOR EXECUTION OF SUCH INSTRUMENTS.
NAME & ADDRESS OF BANK __________________________
------------------------------------------------------------
AUTHORIZED NAME & TITLE _________________________
AUTHORIZED SIGNATURE ____________________________
TELEPHONE NO. ___________________________________

THIS FORM MUST BE EXECUTED IN DUPLICATE.

                                                                       EXHIBIT E

                                   OPTION NOTE

$_____________________                                 As of _____________, 2005

         The Johnson Corporation (the Company") and certain of its shareholders have entered into a Purchase Agreement dated _____________, 2005 (the "Purchase Agreement") for either (a) the sale of 100% of the issued and outstanding shares of capital stock of the Company to Kadant, Inc. ("Kadant") or (b) the merger of the Company and a subsidiary of Kadant. The undersigned, ______________________________________ (the "Option Holder"), as an employee of the Company, has executed a Stock Option Agreement with the Company dated __________________, 200___, (the "Stock Option Agreement") and has outstanding options to purchase _____________ Class B, non-voting shares of the Company (the "Options"). The Option Holder has executed a Joinder Agreement of even date and has irrevocably elected to exercise all of the Option Holder's Options at the price and in accordance with the terms and provisions of the Stock Option Agreement effective as of [the date hereof]. The Company has agreed to accept this Note from the Option Holder as payment for the shares to be issued upon exercise of the Options.

         Capitalized terms unless otherwise defined herein shall have the same meaning as set forth in the Purchase Agreement.

         FOR VALUE RECEIVED, the Option Holder promises to pay to the order of The Johnson Corporation, a Michigan corporation, its successors and assigns, ("Johnson"), with principal offices at 805 Wood Street, Three Rivers, Michigan 49093, the principal sum of _______________________________________ and 00/100
Dollars ($_______________) with interest on the unpaid principal balance from the date hereof, at the annual rate of ______________ percent (___%) per annum, but in no event in excess of the maximum rate permitted by law. Option Holder agrees that all amounts payable under this Note shall be paid without relief from valuation and appraisement laws.

              1.  PAYMENTS AND PREPAYMENTS.
                  ------------------------

                  (a) Unless the maturity of this Note shall otherwise have been accelerated pursuant to paragraph 2 hereof, this Note shall mature and all unpaid amounts shall be due and payable in full on the Closing Date under the Purchase Agreement (the "Maturity Date").

                  (b) Payments of principal and interest on this Note shall be made at the offices of The Johnson Corporation, 805 Wood Street, Three Rivers, Michigan 49093, or such other place or places within the United States as may be specified in writing by the holder of this Note.

                  (c) If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity hereof shall be extended to the next succeeding Business Day.

                  (d)  Option Holder shall not have the right to prepay this
Note in whole or in part.

              2.  Events of Default. In the event that:
                  -----------------

                  (a) Option Holder fails to make any payment of principal or interest required to be made on this Note when due; or

                  (b) Option Holder (i) commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors, or (ii) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed or unbonded for a period of sixty (60) days, or (iii) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above, or (iv) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as they become due;

then, and in any such event, and at any time thereafter, if such event shall then be continuing for more than ten (10) days after receipt of written notice of such default by Option Holder, any holder of this Note may, by written notice to Option Holder, declare this Note due and payable, whereupon the entire unpaid balance and other indebtedness on account of this obligation due together with accrued but unpaid interest, if any, of this Note shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

              3.  Miscellaneous:
                  -------------

                  (a) No failure by the holder of this Note to exercise any right under this Note, including any rights resulting from an event of default, shall operate as a waiver or otherwise prevent the holder from exercising any of its rights under this Note at any other time, including the exercise by the holder of any rights at any time during the continuance of such event of default or on the occurrence of a subsequent event of default.

                  (b) The holder of this Note, in its sole discretion, may renew this Note, accept a renewal note or notes, extend the time for the payment of the indebtedness evidenced by this Note, reduce the payments under this Note, or do any combination of such actions on any number of occasions; provided, however, that (i) any such action shall not release Option Holder from any liability on the obligation evidenced by this Note and (ii) prior to the Closing the holder shall not take any such action without the prior written consent of Kadant. Option Holder and any endorser or guarantor of this Note each waive presentment for payment, protest, notice of protest, notice of non-payment or dishonor of this Note and diligence in the collection of this Note; and each of them consents to any actions by the Company or any holder of this Note as set forth in this paragraph.

                  (c) If this Note or any part of this Note is not paid when due and if the holder incurs any expenses in connection with its collection, Option Holder agrees to pay all reasonable expenses so incurred, including reasonable attorneys' fees, paralegal fees, costs and expenses.

                  (d) This Note and the rights and obligations of Option Holder and each holder hereunder shall be construed in accordance with and be governed by the laws of the State of Michigan.

                  (e) Upon payment in full of all outstanding principal and interest due under this Note, Option Holder's obligations in respect of payment of this Note shall terminate and the holder shall promptly return this Note to Option Holder.

                  (f) The Option Holder expressly agrees that this Note shall be paid in full from the Transaction Consideration otherwise payable to the Option Holder at the Closing. The Option Holder expressly authorizes the Representatives to deduct the total principal amount and all accrued interest due under this Note from the Transaction Consideration payable to the Option Holder at Closing and to pay said amount to the Company at Closing in satisfaction of this Note.

         IN WITNESS WHEREOF, Option Holder has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                             "OPTION HOLDER"


                                             -----------------------------------
                                             Signature
                                             Printed Name: _____________________
                                             Address: __________________________
                                                      __________________________
                                                      __________________________